Exhibit 10.19

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[*****] INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

SECOND AMENDED AND RESTATED

MASTER OUTSOURCING SERVICES AGREEMENT

among

THE DOW CHEMICAL COMPANY

and

STYRON LLC

and

STYRON HOLDING B.V.

Dated as of June 1, 2013

-i-

7.	TECHNOLOGY AND PROPRIETARY RIGHTS	17
7.1	Related Agreements	17
7.2	Limited License to Use Service Provider Work Processes and Software	18
7.3	No Implied Licenses	18
7.4	Portability Package	18
8.	DATA PROTECTION AND EXPORT CONTROL	19
8.1	Ownership	19
8.2	Data Security	19
8.3	Data Protection	19
8.4	Export Control	19
9.	CONFIDENTIALITY	20
9.1	Confidential Information	20
9.2	Limitation to Permitted Disclosures	21
9.3	Return of Information	22
9.4	Communications	23
9.5	Loss of Confidential Information	23
9.6	No Implied Rights	23
10.	COMPENSATION	23
10.1	General	23
10.2	Taxes	23
10.3	Invoicing and Payment	24
10.4	Companion Agreements	24
11.	REPRESENTATIONS AND WARRANTIES.	25
11.1	Services Warranty	25
11.2	Disclaimer	25
12.	INSURANCE.	25
12.1	Coverages	25
12.2	Policies	26
12.3	Risk of Loss	26

-ii-

13.	INDEMNIFICATION AND LIMITATIONS ON LIABILITY	26
13.1	Indemnification	26
13.2	Limitations on Liability	30
13.3	Exclusive Remedy	32
13.4	Insurance	32
14.	TERMINATION	32
14.1	Termination for Convenience	32
14.2	Termination for Cause	34
14.3	Service Provider’s Right to Terminate for Change of Control	34
14.4	Service Provider’s Right to Terminate for Compliance Issues	35
14.5	Service Provider’s Right to Terminate Services No Longer Performed by Service Provider	35
14.6	Termination Charges	35
14.7	Rights Upon Termination or Expiration	35
14.8	Transfer of Dedicated Assets	37
14.9	Equitable Remedies	38
15.	GENERAL	38
15.1	Further Action	38
15.2	Expenses	38
15.3	Notices	38
15.4	Public Announcements	39
15.5	Headings and References; Construction	40
15.6	Severability	40
15.7	Entire Agreement	40
15.8	Assignment	40
15.9	Amendments	41
15.10	Waivers	41
15.11	No Third Party Beneficiaries	41
15.12	Governing Law	41
15.13	Waiver of Jury Trial	42
15.14	Counterparts	42
15.15	Force Majeure	42

-iii-

15.16	Independent Contractors	43
15.17	Acknowledgement	43
15.18	Order of Precedence	43
15.19	Survival	43

Schedule A	2
Schedule A-1	1
Schedule A-2	1
Schedule A-3	1
Schedule A-4	1
Schedule A-5	1
Schedule A-6	1
Schedule A-7	17
Schedule A-8	1
Schedule A-9	1
Schedule B – List of Recipients and Supported Facilities	1
Schedule C - Pricing	1
Schedule D - Enterprise Resource Planning Upgrade Services	1
Schedule E – Service Management Model	1
Schedule F – Service Level and KPI Methodology Definitions	3

-iv-

SCHEDULES

Schedule A	-	Statements of Work

Schedule A-1	-	Market Sell Support Services
Schedule A-2	-	Information Technology Services
Schedule A-3	-	Finance Services
Schedule A-4	-	Environmental Health & Safety Services
Schedule A-5	-	Purchasing Services
Schedule A-6	-	Supply Chain Services
Schedule A-7	-	Customer Service Services
Schedule A-8	-	Six Sigma Services
Schedule A-9	-	Public Affairs Services

Schedule B	-	List of Recipients and Supported Facilities
Schedule C	-	Pricing
Schedule D	-	Enterprise Resource Planning Upgrade
Schedule E	-	Service Management Model
Schedule F	-	Service Level and KPI Methodology Definitions

EXHIBITS

Exhibit 1	-	Form of Companion Agreement
Exhibit 2	-	Form of Supplement
Exhibit 3	-	Form of Global Data Protection Agreement

-i-

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[*****] INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

SECOND AMENDED AND RESTATED

MASTER OUTSOURCING SERVICES AGREEMENT

This SECOND AMENDED AND RESTATED MASTER OUTSOURCING SERVICES AGREEMENT is entered into effective June 1, 2013 (the “2nd Amendment Date”) by and among Styron LLC, a Delaware limited liability company, Styron Holding B.V., a limited liability company (besloten vennootschap) incorporated in the Netherlands (together with Styron LLC, “Styron” or “Customer”) and The Dow Chemical Company, a Delaware corporation (“Service Provider”); which amends and restates the AMENDED AND RESTATED MASTER OUTSOURCING SERVICES AGREEMENT entered into on June 17, 2010 (the “Effective Date”).

WHEREAS, Customer desires to obtain from Service Provider, and Service Provider desires to provide, the business process services described in this Agreement on the terms and conditions as set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms have the following meanings:

“2nd Amendment Date” has the meaning set forth in the preamble.

“Account Executives” means the Customer Account Executive and the Service Provider Account Executive.

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Additional Services” means services, functions and responsibilities not identified in Schedule A as Base Services or Schedule D as the Enterprise Resource Planning Upgrade, but which are agreed by the Parties pursuant to Section 3.2.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person; provided, however, that Customer or any Person controlled by Customer shall not be regarded as an Affiliate of Service Provider or of any of Service Provider’s Affiliates.

“Agreement” means this Second Amended and Restated Master Outsourcing Services Agreement and all Schedules, Exhibits, Attachments, supplements and amendments hereto.

“AmSty” means Americas Styrenics LLC and its subsidiaries and their businesses.

“Base Services” means the Services identified in Schedule A as “Base Services”.

“Charges” has the meaning set forth in Schedule C.

“Claim” means any right, demand, claim, Action and cause of action, assertion, notice of claim or assertion, complaint, litigation, suit, proceeding, formal investigation, inquiry, audit or review of any nature, civil, criminal, regulatory, administrative or otherwise, or any grievance or arbitration.

“Claim Notice” means a written notice specifying the nature of the applicable Claim, together with all information reasonably available at the time of such notice to the with respect to such Claim.

“Companion Agreement” means a companion agreement in the form of Exhibit 1

“Confidential Information” has the meaning set forth in Section 9.1(a).

“Contract Year” means each twelve (12) month period beginning on the Effective Date.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities or as trustee, personal representative or executor.

“Customer” has the meaning set forth in the preamble.

“Customer Account Executive” means the individual appointed by Customer to represent Customer and be primarily responsible for the management of the Service Provider/Customer relationship under this Agreement.

“Customer Parties” means Customer and the Recipients and their respective Affiliates, directors, officers and employees.

“Damages” means liabilities, damages, penalties, judgments, assessments, losses, costs and expenses in any case, whether arising under strict liability or otherwise.

“Direct Competitor” means any large global chemical manufacturer with revenues greater than $10 billion per year or a top four producer (based on revenue) of one of Service Provider’s top six product lines (based on revenue) on a global basis. To the extent Service Provider transfers assets into a joint venture, Service Provider’s percentage of ownership of the joint venture will apply to this definition.

“Disclosing Party” means the Party furnishing Confidential Information.

“Disengagement Services” means (i) the services necessary to return Recipient Data to Recipient, and may include (ii) the continuation of the affected Services until the end of the disengagement period described in Section 14.7 if such continuation of Services is requested by Customer pursuant to Section 14.7.

“Effective Date” has the meaning set forth in the preamble.

“Equipment” means computer and telecommunications equipment (without regard to the entity owning or leasing such equipment) including: (i) servers, personal computers, and associated attachments, accessories, peripheral devices, printers, cabling and other equipment; and (ii) private branch exchanges, multiplexors, modems, CSUs/DSUs, hubs, bridges, routers, switches and other telecommunications equipment.

“Enterprise Resource Planning Upgrade” or “ERP Upgrade” means the planned enterprise resource planning-based upgrade described in Schedule D.

“Enterprise Resource Planning Upgrade Service Charge” or “ERP Upgrade Service Charge” means the Charges for the Enterprise Resource Platform Upgrade.

“Force Majeure Event” means any event beyond the reasonable control of the Party affected that significantly and directly interferes with the performance by such Party of its obligations under this Agreement, including acts of God, strikes, lockouts or industrial disputes or disturbances, civil disturbances, or restraint from rulers or people, interruptions by government or court orders or present and future valid orders of any regulatory body having proper jurisdiction (other than any such interruption arising from the failure by the Party claiming force majeure to comply with any applicable regulation or to obtain and comply with any required permit), acts of the public enemy, wars, riots, blockades, insurrections, inability to secure labor, or secure materials upon terms deemed practicable by the Party affected (including inability to secure materials by reason of allocations, voluntary or involuntary, promulgated by authorized governmental agencies), epidemics, landslides, lightning, earthquakes, fire, storm, floods, washouts, explosions.

“Forecast” means, with respect to each Functional Service Area, a document describing (a) the type and amount of Services Customer reasonably believes the Recipients will require for the upcoming calendar year with respect to the applicable Functional Service Area, and (b) planned actions, if any, at each Recipient Facility in the upcoming calendar year that could reasonably be expected to have a material impact on the Recipients’ usage of the Services in a given Functional Service Area.

“Functional Service Areas” means the following categories of Services which are set forth in a separate statement of work: Market Sell Support Services (Schedule A-1), Information Technology Services (Schedule A-2), Finance Services (Schedule A-3), Environmental Health and Safety Services (Schedule A-4), Purchasing Services (Schedule A-5), Supply Chain Services (Schedule A-6), Customer Service Services (Schedule A-7), Six Sigma Services (Schedule A-8) and Public Affairs Services (Schedule A-9).

“Governmental Authority” means any federal, national, supranational, state, provincial, local or other government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.

“Highly Integrated Services” means those Services designated as “Highly Integrated” in Schedule A, or any other Services that may be designated in a mutually agreed upon Supplement as “Highly Integrated Services”.

“Indemnified Party” means the Service Provider Party or Service Provider Parties or Customer Party or Customer Parties making a claim for indemnification under Section 13.1.

“Indemnifying Party” means the Service Provider Party or Service Provider Parties or Customer Party or Customer Parties against whom claims are asserted under Section 13.1.

“Initial Term” has the meaning set forth in Section 2.1.

“Integrated Site” mean a site at which both the Customer’s and Service Provider’s business operations are co-located.

“Intellectual Property” or “IP” means (a) patents and pending patent applications; (b) trademarks, service marks, trade names and trade dress and all goodwill associated with any of the foregoing; (c) works of authorship (whether or not copyrightable) and copyrights, including copyrights in computer Software; (d) confidential and proprietary information, including trade secrets and know-how; (e) data base rights; (f) design rights and rights in designs; (g) Internet domain names; (h) all other intellectual property rights subsisting now or in the future, anywhere in the world; and (i) issuances, registrations, right to register and pending applications for registration of or patents for any of the foregoing.

“Intellectual Property Rights” means any and all common law, statutory and other Intellectual Property rights recognized and/or enforceable under any Laws.

“Key Performance Indicator” or “KPI” means the specific performance levels that will be measured by and reported by Service Provider for each type or area of Service for the applicable Service Schedule, as agreed from time to time by the Parties in accordance with Schedule F.

“Law” means any federal, national, supranational, state, provincial, local or administrative statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Managed Recipient Contracts” means, collectively, the Recipient contracts that: (i) Service Provider initiates on behalf of one or more Recipients and to which neither Service Provider nor any Service Provider Affiliate is a party or eligible recipient; or (ii) Service Provider assigns to one or more Recipients; or (iii) contracts negotiated by one or more Recipients solely for their own benefit, but for which Service Provider has agreed in writing to accept management responsibility as a service to such Recipients.

“Minimum Revenue Threshold” means payments by Customer to Service Provider for Service under this Agreement, other than payments relating to the ERP Upgrade Project, totaling $191 million.

“New Developments” means new Systems implemented by Service Provider that are substantially different in terms of functionality from the existing Systems as of the Effective Date, including major replacements to existing Systems, other than the ERP Upgrade to the extent provided in this Agreement.

“Operating Systems and Tools License” or “OST License” shall mean the Amended and Restated Operating Systems and Tools License executed by the Parties on June 17, 2010.

“Parties” means Customer and Service Provider.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Permitted Internal Business Use” means use by Recipient and its wholly-owned subsidiaries that are not Direct Competitors or AmSty, but not including any Affiliates of the Recipient other than wholly-owned Subsidiaries.

“Portability Package” means an electronic copies of the following (where applicable): the application configurations, integrations, customizations and documentation for such system processes (e.g., RICEFWs, training materials, support materials), owned by Service Provider used to support the ERP Upgrade Services, but not including any software, materials or other intellectual property licensed from a third party or Service Provider’s supporting infrastructure.

“Receiving Party” means the Party receiving the Confidential Information disclosed by the Disclosing Party.

“Recipient” means Customer and the entities, if any, listed on Schedule B subject to Section 14.3.

“Recipient Data” means (i) any data or information of Customer or Recipients, or their respective vendors, customers or other business partners that is provided to or obtained by Service Provider solely in the performance of its obligations under this Agreement, including data and information regarding Customer’s businesses, customers, operations, facilities, products, consumer markets, assets and finances, and (ii) any data or information collected or processed in connection with the Services. “Recipient Data” in this Agreement expressly excludes data or information covered by the OST License or the Technology License Agreement.

“Recipient Equipment” means all Equipment owned or leased by the Recipients and used in connection with the Services, but not Service Provider Equipment.

“Recipient Facilities” means the Recipients’ premises.

“Recipient Software” means all Software owned by, or provided under license to, the Recipients and used in connection with the Services (and all modifications, replacements, upgrades, enhancements, documentation, materials and media relating to the foregoing), but does not include Service Provider Software to which Recipients may have access or use rights.

“Recipient System” means an interconnected grouping of Recipient Equipment and/or Recipient Software used in connection with the Services, and all additions, modifications, substitutions, upgrades or enhancements thereto.

“Related Persons” means the Affiliates of a Party and the officers, directors, employees and contractors of the Party and its Affiliates. For avoidance of doubt, Customer and the Recipients and their officers, directors, employees and contractors are not Related Persons of Service Provider and Service Provider’s Related Persons.

“Renewal Term” has the meaning given such term in Section 2.2.

“Required Consents” means the consents required from third parties in connection with Service Provider’s provision, and Customer’s receipt, of the Services and/or Managed Recipient Contracts.

“Retained Sites” has the meaning given to such term in the Sale and Purchase Agreement by and among Service Provider, Customer and Sty Acquisition Corp. dated March 2, 2010.

“RICEFW” means reports, interfaces, conversions, extensions, forms and workflows.

“Service Level” means the specific performance level that will be measured by and reported by Service Provider for each type or area of Service as agreed and specified in Schedule F.

“Service Level Credit” means the amount that may be recovered by Customer, as set forth in Schedule F, if Service Provider fails to meet certain Service Levels specified in Schedule F.

“Service Management Model” has the meaning given such term in Section 2 of Schedule E.

“Service Management Team” has the meaning given such term in Section 3 of Schedule E

“Service Provider” has the meaning set forth in the preamble.

“Service Provider Account Executive” means the individual appointed by Service Provider to represent Service Provider and be primarily responsible for the management of the Service Provider/Customer account.

“Service Provider Equipment” means Equipment owned or leased by Service Provider or a Service Provider Affiliate or Subcontractor and used in connection with the Services, but not Recipient Equipment.

“Service Provider Facilities” means the facilities maintained by Service Provider, its Affiliates or its Subcontractors providing Services on behalf of Service Provider.

“Service Provider Parties” means Service Provider and its Affiliates and their respective directors, officers and employees.

“Service Provider Personnel” means those employees, representatives, contractors, subcontractors and agents of Service Provider and its Affiliates who perform. any Services under this Agreement.

“Service Provider Software” means all Software programs and programming owned by, or provided under license to, Service Provider and used to provide the Services (and all modifications, replacements, upgrades, enhancements, documentation, materials and media relating to the foregoing), but does not include Recipient Software.

“Service Provider System” means the Service Provider IT platform used to provide the Services, plus any other interconnected grouping of Service Provider Equipment and/or Service Provider Software used in connection with the Services, and all additions, modifications, substitutions, upgrades or enhancements thereto, but not including New Developments.

“Services” means the Base Services, Enterprise Resource Planning Upgrade, Additional Services and/or Disengagement Services.

“Software” means programs and programming (including source code, executable code, systems, tools, data, databases, firmware, related documentation, media, on-line help facilities and tutorials).

“Subcontractors” means Service Provider’s contractors or other agents of Service Provider (including any Subprocessors as defined in Exhibit 3) that perform a portion of the Services.

“Supplement” means additional documentation describing a new scope of Services, which shall be in the form of Exhibit 2.

“Systems” means Recipient Systems and the Service Provider Systems or any of them.

“Technology License Agreement” means the Amended and Restated Technology License Agreement, dated as of June 17, 2010, among Service Provider and Customer.

“Term” has the meaning set forth in Section 2.2.

“Third Party Claim” means a Claim asserted or instituted in writing by any person or entity other than the Parties or their Affiliates that could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement.

“Third Party Claim Notice” means a written notice specifying the nature of the applicable Third Party Claim, together with all information reasonably available to the Indemnified Party with respect to such Third Party Claim.

1.1 References. References to a schedule, exhibit attachment, appendix or annex include all subparts of such documents. For example, a reference to Schedule A-1 will be deemed to include any attachments to such schedule, and references to Schedule A will be deemed to include Schedules A-1 through A-9.

2.	INITIAL TERM AND RENEWAL.

2.1 Initial Term. The term of this Agreement will begin on the Effective Date and will continue until December 31, 2020, unless earlier terminated in accordance with the terms of this Agreement (the “Initial Term”).

2.2 Extensions of Initial Term. The Initial Term shall automatically renew on December 31, 2020, and every [****] ([****]) years thereafter, for an addition [****] ([****]) year period or another period mutually agreed upon by the Parties (each, a “Renewal Term” and collectively with the Initial Term, the “Term”), unless (i) either Party elects not to extend the Term by giving at least [****] ([****]) months written notice to the other Party before the expiration of the Initial Term or the then current Renewal Term, or (ii) earlier terminated in accordance with the terms of this Agreement.

2.3 Bifurcated Treatment of Initial Term. The determination of bow to apply this Agreement shall be controlled as follows: (i) any right or obligation of a Party that arose prior to the 2nd Amendment Date shall be governed by the terms and conditions of the AMENDED AND RESTATED MASTER OUTSOURCING SERVICES AGREEMENT version of this

Agreement; and (ii) any right or obligation of a Party arising on or after the 2nd Amendment Date shall be governed by the terms and conditions of the SECOND AMENDED AND RESTATE]) MASTER OUTSOURCING SERVICES AGREEMENT version of this Agreement

3.	SERVICES, SERVICE LEVELS AND KEY PERFORMANCE INDICATORS.

3.1 Base Services.

(a) Performance. Service Provider will provide the Base Services, beginning on the Effective Date. Services provided by Service Provider under this Agreement may be provided by Service Provider directly or through any of its direct or indirect Affiliates at Service Provider’s discretion. Service Provider shall not be relieved of any of its obligations under this Agreement as a result of the provision of Services by any of Service Provider’s direct or indirect Affiliates pursuant to this Section 3.1(a).

(b) Recipients and Facilities. Subject to Section 14.1, Service Provider will provide the Services to the Recipients at the locations for which such Services are provided as of the 2nd Amendment Date (as identified in Schedules B, including Attachment B-1) or, with respect to any particular Services, such other locations as may be specifically identified in Schedule A or in one or more individual Supplements with respect to such Services. Throughout the Term, the Parties will update and amend Schedule B to include additional entities or additional or changed locations, subject to negotiation by the Parties in good faith regarding the provision of Services in support of each entity that is acquired by Customer or Recipients, but Supplier shall not be obligated to provide Services to such entity unless the pricing and terms for such entity and the feasibility of providing Services to such entity has been agreed upon by the Parties and such entity has been added to Schedule B and the Parties have agreed on the necessary adjustments to Schedule C and Schedule D. Services will be provided to the Recipients in accordance with the terms and conditions of this Agreement and subject to agreement on pricing for any implementation, divestiture activity or change to the Services that may be required.

(c) Reserved.

(d) Recipient Input. To the extent a Service Provider responsibility in any Schedule, Companion Agreement or Supplement to this Agreement relies upon input, instructions or policies from the Recipients in performing such Services, Service Provider will comply with the Recipients’ reasonable input, instructions or policies, provided that until the Recipients provide such input, instructions or policies, Service Provider may, at its option, be excused from performing the relevant Services, unless Recipient elects to have Service Provider perform the relevant Services in accordance with Service Provider’s applicable practices as of the date the relevant Services are to be delivered.

(e) Changes Requested by Customer. The Recipients may, from time to time during the Term, request that Service Provider change the Base Services and Service Provider shall use commercially reasonable efforts to address the needs of the Customer or Recipient with respect to such requests. If Service Provider agrees to change the Base Services, the Parties will either amend the relevant Schedules or execute a Supplement, or both; and in any case, reflect the Parties’ joint agreement on any adjustment to the applicable charges for any agreed changes to the Services.

(f) Changes Required by Applicable Law. If changes to the Services are necessary in order to comply with applicable Laws, or changes to Service Provider’s third party contracts, Service Provider will make such changes unless such changes are not practicable given the Service Provider Systems. Any changes will be documented either in Supplements or by an amendment to this Agreement, or both; and in any case, shall reflect the Parties’ joint agreement on the applicable charges for any necessary changes to Services. If providing such changed Services is not practicable given the Service Provider Systems, Customer may purchase such services from a third party, provided that the Parties must agree on, and shall not unreasonably withhold their consent with respect to, (i) the activities required to transition the affected Services from Service Provider to such third party, (ii) the impact on the remaining Services, (iii) the charges associated with removing such Services, and (iv) the charges for the remaining Services as determined by the Price Adjustment Process in Schedule C.

(g) Competitive Analysis. At any time, Customer may bring in good faith to Service Provider’s attention competitive benchmark information that shows significant price differences for the comparable Services. The Parties shall discuss in good faith the information provided to determine what if any price adjustment would be warranted and appropriate.

3.2 Additional Services. At any time during the Term: (a) Recipient(s) may request that Service Provider provide Additional Services, and (b) Service Provider may offer to make available Additional Services to Recipient(s). If the Parties agree to add Additional Services, which may be either ongoing Services or one-time projects, their agreement shall be documented in a Supplement to Schedule A, which Supplement shall be in the form specified in Exhibit 2. Any information or assistance that Customer, Recipients or their Affiliates request from Service Provider in preparation for the sale of some or all of Recipients’ assets or the ownership of Customer and/or Recipients shall be provided as Additional Services in accordance with this Section 3.2. Customer agrees it will include Service Provider in any solicitation of proposals for services that could be provided under this Agreement. If Customer and Service Provider do not come to agreement on the Additional Services, then Customer may purchase such services from a third party.

3.3 General Service Standards. Unless otherwise specified in this Agreement or any Schedule, the Services under this Agreement will initially be performed in substantially the same manner (including historical usage levels and geographic provisioning) that such Services were generally performed by Service Provider immediately prior to the 2nd Amendment Date, and thereafter will continue to be performed in substantially the same manner (including proportionate usage levels and geographies) as Service Provider generally performs such services for its own retained businesses, except to the extent such Services differ because of the need to follow legal corporate formalities and to keep Recipient Data separate from Service Provider data. In no event will Service Provider be required to make any customization to the Services (or Service Provider’s associated Systems or processes) that are unique to the Recipients, beyond the customizations that Service Provider elects to make to support the Service Provider Systems and work processes, except for customizations that are expressly agreed upon in accordance with this Agreement or, subject to Section 3.1(f), customizations that are required by applicable Laws. To the extent Customer or any Recipient requests Services that exceed or fall below the usage levels as of the 2nd Amendment Date and Service Provider agrees to provide such Services, such increase or reduction may constitute a Price Adjustment Event in Schedule C. In such event, Service Provider will provide Customer with reasonable supporting information about the increased or decreased usage level together with the associated change to the charges. To the extent Customer or any Recipient requests Services that exceed geographic provisioning of the Services as of the 21’ Amendment Date and Service Provider agrees to provide such Services, such Services shall constitute Additional Services, as applicable. The Recipients shall comply in all material respects with Service Provider’s applicable work processes, policies and procedures and any applicable terms and conditions of third party suppliers, to the extent that Service Provider has provided Customer with written notice of such work processes, policies and procedures and/or third party supplier terms and conditions.

3.4 Conflict of Interest. In the event that Service Provider determines there is a conflict of interest between Service Provider and any Recipient related to the performance of the Services on an issue that could reasonably have an adverse impact on Service Provider with regard to the Service Provider’s code of business conduct or public relations, or with regard to its customers or a Governmental Authority, Service Provider shall notify Customer of such issue. The Parties will then work together in good faith, through the Service Management Team, to resolve such issue. If the Parties are unable to resolve such issue to their mutual satisfaction within a reasonable amount of time given the nature of the issue, Service Provider will not be obligated to perform the Services or tasks solely to the extent giving rise to the conflict of interest and Customer shall have the right to perform such Services or tasks for itself and for such Services, Charges should be accordingly and proportionately reduced.

3.5 Information Technology Platform and the ERP Upgrade.

(a) Service Provider’s ability to provide the Services designated with an asterisk (*) in Schedule A relies upon the Service Provider Systems as a critical enabling tool for the delivery of those Services. Service Provider will continue to use its Service Provider Systems as the basis for the delivery of information technology services under this Agreement.

(b) The Parties acknowledge and agree that Service Provider is in the process of performing an upgrade to move its own and its customers’ operations from the current SAP

R/2 based architecture to an SAP ECC 6-based architecture, and that Service Provider expects to perform a similar move with respect to Customer during the period set forth in Schedule D upon receipt of advance notice from Customer, as described therein. In the event that Customer does not notify Service Provider to commence the Enterprise Resource Planning Upgrade within the period set forth in Schedule D, or Customer does not perform its responsibilities under this Agreement required for Service Provider to complete the ERP Upgrade in accordance with the mutually agreed upon ERP Upgrade project plan, Service Provider may, in its sole discretion: (i) be excused from performing the Enterprise Resource Planning Upgrade and Service(s) that rely upon Service Provider Systems as a critical enabling tool or (ii) continue to provide such Services; provided that Customer will be responsible for any additional costs incurred by Service Provider in connection with the maintenance of the SAP R/2 based architecture.

3.6 Planning. For the convenience of the Parties only and not intending to be bound thereby, not less than [****] ([****]) days before each calendar year following the 2nd Amendment Date, or at such other time or times mutually agreed to by the Parties to accommodate the budgetary cycles of each Party, Customer shall provide a written Forecast to Service Provider with respect to each Functional Service Area.

3.7 Recipients’ Obligations.

(a) Customer acknowledges that Service Provider’s ability to provide the Services is reliant on the Recipients performing their responsibilities set forth in this Agreement or the Schedules, and their compliance with Service Provider’s work processes, policies and procedures and any requirements under Service Provider third party contracts, subject to the Recipients having been notified of such processes, policies and procedures and requirements under third party contracts and any changes thereto.

(b) Service Provider’s failure to perform its obligations under this Agreement shall be excused (and any rights of the Recipients arising as a consequence of such failure shall not be exercised by the Recipients) if and to the extent such Service Provider non-performance is caused by (i) the wrongful or tortious actions of a. Recipient or a third party contractor performing obligations on behalf of a Recipient under this Agreement, or (ii) the failure of any Recipient or such a third party contractor to perform in any material respect the Recipient’s obligations under this Agreement or otherwise comply in any material respect with Service Provider’s work processes, policies and procedures and any requirements under Service Provider third party contracts to which Recipients were given reasonable notice. Customer shall be responsible for any additional costs incurred by Service Provider in connection with providing the Services as a result of such failure. Subject to Section 14.9 Service Provider shall use commercially reasonable efforts to perform its obligations notwithstanding such failure, provided that Customer works with Service Provider through the Account Executives to remedy the failure.

3.8 Required Consents.

(a) Responsibility. Each Party will be responsible for obtaining the Required Consents required under its own third party contracts pertaining to any Software, Equipment, Systems or other materials or associated services required in connection with the Services under this Agreement. Such responsibility shall include the administrative activities necessary to obtain the Required Consents and payment of the fees and/or expenses associated with obtaining the Required Consents. For the avoidance of doubt, Customer and/or Recipients will be responsible for the cost of obtaining Required Consents necessary for Service Provider to provide Services using the Managed Recipient Contracts.

(b) Contingent Arrangements. If, despite using commercially reasonable efforts, either Party is unable to obtain a Required Consent for which it is responsible, such Party shall use commercially reasonable efforts to obtain a replacement license, product or right, as applicable. If such replacement cannot be obtained using commercially reasonable efforts, the Parties shall work together in good faith to develop a mutually acceptable alternative arrangement that is sufficient to enable Service Provider to provide, and Customer to receive, the Services without such Required Consent. The Party responsible for obtaining the Required Consent shall be financially responsible for the costs of such alternative arrangement. If such alternative arrangement cannot be agreed upon by the Parties or is required for a period longer than [****] ([****]) days following the Effective Date, either Party may require that the affected Services be discontinued in which case the Charges for Services shall be equitably adjusted to account for such discontinued Services.

3.9 Service Levels and Key Performance Indicators. Schedule F, specifies the Service Levels for certain specified Services and the process for measuring and reporting such Service Levels and any KPIs generally. Service Level Credits for such Service Levels shall be calculated in accordance with Schedule F.

3.10 Services Evolution. The Parties anticipate that the Services may evolve over time. The Parties will work together in good faith, through the Service Management Team, to discuss any such evolution of the Services, including possible advancements and improvements in the methods of delivering the Services. If the Parties agree to supplement, modify, enhance or replace Services, their agreement shall be documented in accordance with the provisions of Section 3.1(e) or (f) or Section 3.2 (as applicable).

4.	SERVICE PROVIDER SUBCONTRACTORS AND PERSONNEL.

4.1 Subcontractors. Service Provider shall have the right to use Subcontractors to assist Service Provider and its Affiliates in the provision of the Services. Service Provider will be responsible for the Services performed by its Subcontractors and Service Provider will be Customer’s sole point of contact regarding the Services, including with respect to payment.

4.2 Compliance. Service Provider shall cause its employees, agents and Subcontractors while at Recipient Facilities, to (a) comply with the personnel, operational, safety and security procedures, policies, rules and regulations applicable to Recipient employees and agents and the Recipient Facilities provided to Service Provider from time to time, and (b) comply with reasonable requests of the Recipients’ personnel pertaining to personal and professional conduct. Customer shall have the right to require Service Provider to remove any employee, agent or Subcontractor of Service Provider from a Recipient Facility in an emergency or potential emergency situation arising from any failure to comply with this provision. In any other situation in which any employee, agent or Subcontractor of Service Provider fails to comply with this provision, Service Provider shall consult with Customer and take appropriate action to remedy such failure, including removal of such employee, agent or Subcontractor from the Recipient Facilities and replace them at no cost to Customer. Notwithstanding the foregoing, Service Provider retains the sole right to hire and fire its employees, agents and Subcontractors and shall be solely responsible for any decision to fire its employees, agents or Subcontractors.

5.	RELATIONSHIP MANAGEMENT.

5.1 Relationship Management Process. Each Party will appoint an individual who will serve as its Account Executive as specified in Schedule E. The Parties shall conduct meetings, manage interactions and escalate any issues for informal dispute resolution in accordance with Schedule E.

5.2 Regulatory Review. To the extent permitted by applicable Law, each Party will notify the other promptly of any formal request or order by a Governmental Authority to examine records regarding a Recipient that are maintained by Service Provider or to audit Service Provider’s performance of the Services. Service Provider will cooperate with any such examination or audit. Customer will reimburse Service Provider for the actual and reasonable out-of-pocket costs Service Provider incurs in connection with such examinations or audits. Any large scale document storage or retrieval required by Customer for any reason including any regulatory review, Actions, or any court or other legal discovery or adversarial proceeding shall constitute Additional Services subject to an additional charge which shall be reasonably acceptable to Customer; provided that Service Provider shall not be obligated to perform such activity until the additional charge has been agreed to by Customer.

5.3 Books and Records; Audit. Service Provider shall keep books of account and other records, in reasonable detail and in accordance with generally accepted accounting principles, consistently applied, for any Charges for which Customer is required to reimburse Service Provider and for any Charges which are priced on a consumption (e.g., hourly) basis pursuant to this Agreement. Such books of account and other records shall be open for Customer’s inspection during normal business hours for [****] ([****]) months following the end of the calendar year in which the expense was incurred or the applicable Services were rendered to enable Customer to verify that the Charges comply with the terms of this Agreement; provided, however, that any such inspection or audit may be performed only by an independent third party auditing firm of national standing that has been informed of the confidential nature of such information and that is directed by Customer to treat such information confidentially and not to be entitled to review or disclose any information about Service Provider’s costs other than costs for which Customer directly reimburses Service Provider such as reimbursed travel costs.

Notwithstanding the foregoing, if upon prior written notice to Service Provider, Customer wishes to verify any particular change to the Charges that occurred as a result of the Price Adjustment Process described in Section 3.4 of Schedule C, Customer may engage such independent third party auditing firm to do so provided that it has a written agreement with Customer in which it agrees (i) not to share such cost information with Customer, except with respect to the percentage change of Service Provider’s costs to provide or terminate the Services as contemplated by Section 3.4 of Schedule C; and (ii) before making any report of its findings to Customer, to review its findings with Service Provider and take reasonable steps to correct any error or omission that is identified by such third party auditor or Service Provider. Customer will provide Service Provider with a copy of such agreement with the independent third party auditor.

5.4 Audit Rights for Intellectual Property. Where Service Provider has given the Recipients access to Intellectual Property in connection with the Services, the Recipients will provide to Service Provider or, at Service Provider’s request, to the third party licensors of such Intellectual Property or an independent auditor, access at reasonable hours to Recipient personnel, Recipient Facilities, the Recipients’ records and other pertinent information, as Service Provider or such third party licensor or independent auditor may reasonably request, to verify that the use of the Intellectual Property meets applicable licensing requirements. If any such audit or inspection results in a discovery that the Recipients have failed to comply with any Service Provider or third party contract limitations or requirements of which Customer has been given notice, Customer shall be responsible for any costs associated with remedying such failure (e.g., purchasing additional licenses).

5.5 Continued Performance. Subject to Sections 3.7, 14.7 and 14.9, each Party agrees that it will, unless otherwise directed by the other Party, continue performing its obligations under this Agreement while any dispute is being resolved until this Agreement expires or is terminated in accordance with its terms, except that Service Provider may suspend its provision of any or all of the Services in the case of a dispute with regard to Customer’s alleged failure to pay past due amounts in excess of five percent ([****]%) of the then-current year’s expected Charges for more than [****] ([****]) days. If Customer pays such disputed amounts, (a) subject to Section 14.7(a), Service Provider shall continue to perform its obligations under this Agreement and (b) such payment shall not constitute a waiver of any claims Customer may have with respect to such disputed amounts.

6.	FACILITIES AND SYSTEMS.

6.1 Use of Recipient Facilities and Systems.

(a) General. The Recipients will provide Service Provider at the Recipient Facilities, and at no charge, the space, office furnishings, janitorial service, telephone service,

utilities (including air conditioning) and office-related equipment, supplies, and duplicating services that Service Provider may reasonably need to provide the Services. Service Provider’s employees will have reasonable access to the Recipient Facilities twenty-four (24) hours a day, seven (7) days a week; provided, however, that in times of emergency, turnaround or significant maintenance or construction activity, access may be restricted or denied if required in connection with such emergency, turnaround, maintenance or construction. In such an event, Service Provider shall be excused from its performance of those Services it cannot provide due to such restricted access (but only if and to the extent affected by such restricted access).

(b) Relocation. Customer shall promptly notify Service Provider of any contemplated or planned alteration or relocation of any Recipient Facility that could reasonably be expected to impact the Services (including any impact on Service Provider’s cost to perform, timing or ability to perform), and, upon Service Provider’s request, will promptly review such contemplated or planned alteration or relocation with Service Provider. Customer’s notice to Service Provider must be sufficiently in advance of any such alteration or relocation to allow a reasonable amount of time (and in any event no less than [****] ([****]) days) for the Parties to (i) agree on any changes to the Services that may be required as a result of the alteration or relocation and the corresponding changes to Service Provider’s Charges, and (ii) prepare for and implement the agreed upon changes to the Services.

(c) Service Provider’s Obligations. Service Provider will (i) keep the Recipient Facilities in good order, (ii) not commit waste or damage to those Recipient Facilities or use those Recipient Facilities for any purpose other than providing the Services (and appropriate incidental use for internal Service Provider administrative tasks unrelated to other customer accounts or Service Provider marketing efforts), and (iii) comply with the Recipients’ reasonable security requirements and other relevant policies of which Service Provider or its Subcontractors have been given notice regarding access to and use of the Recipient Facilities.

(d) Access to Recipient Systems. Service Provider will, and will require that all Service Provider Personnel who have access to Recipient Systems will, limit their access to those portions of such Recipient Systems for which they are authorized in connection with the Services. Service Provider will (i) make available to Customer, upon Customer’s request, a written list of the names of each individual who have been granted such access, and (ii) adhere to the Recipients’ security rules and procedures for use of the Recipient Systems. All user identification numbers and passwords disclosed to Service Provider to permit Service Provider Personnel to access the Recipient Systems will be deemed to be, and will be treated as, the Recipient’s Confidential Information. Service Provider will cooperate with Customer in the investigation of any apparent unauthorized access by Service Provider Personnel to the Recipient Systems.

6.2 Service Provider Facilities and the Service Provider Systems.

(a) Service Provider Facilities. Service Provider may perform the Services in Service Provider Facilities as Service Provider reasonably deems appropriate in accordance with the terms and conditions of this Agreement and all applicable Laws. While at Service Provider Facilities, Recipient personnel shall comply with Service Provider’s, and its Affiliates’ and Subcontractors’ reasonable security requirements and other relevant policies of which Customer or the applicable Recipient personnel have been given notice.

(b) Access to the Service Provider Systems. Customer will, and will require that all Recipient personnel who are authorized by Customer to access to any of Service Provider’s Systems to limit their access to those portions of Service Provider’s Systems which are specifically made available to Customer’s for its receipt and use of the Services. Customer will (i) limit such access to those Service Provider personnel who are authorized to provide the Services, (ii) limit such access to those Recipient personnel who are authorized by Customer in accordance with the applicable Service Provider procedures to use the Services, (iii) upon Service Provider’s request, provide to Service Provider a written list of the names of all of the Recipient personnel who have been granted such access, and (iv) adhere to Service Provider’s (or any applicable Subcontractors’) reasonable security rules and procedures for use of Service Provider Systems and other computer or electronic data storage systems of which Customer or the applicable Recipient personnel have been given notice. All user identification numbers and passwords disclosed to Recipients to permit Recipient personnel to access the Service Provider Systems will be deemed to be, and will be treated as, Service Provider’s Confidential Information. Customer will cooperate with Service Provider in the investigation of any apparent unauthorized access by Recipient personnel to the Service Provider Systems.

6.3 Physical Security for Facilities. Service Provider or its Subcontractor will be responsible for all security procedures at any Service Provider Facilities. The Recipients will be responsible for all security procedures at the Recipient Facilities. While at the Recipient Facilities, Service Provider Personnel will comply with the Recipients’ reasonable physical security procedures, as made known to Service Provider’s Account Executive.

7.	TECHNOLOGY AND PROPRIETARY RIGHTS.

7.1 Related Agreements.

(a) Ownership of Intellectual Property. Except as expressly provided in this Article I nothing in this Agreement shall grant or transfer to Customer or any Recipient any rights, title or interests in any Intellectual Property developed, invented or otherwise created before or after the Effective Date by or on behalf of Service Provider and/or its Affiliates or otherwise controlled by or licensed to Service Provider and/or its Affiliates.

(b) Development of Intellectual Property. Subject to Section 8, as between the Parties, all Intellectual Property developed or acquired by or for Service Provider or any of its Affiliates in connection with providing the Services shall be owned by Service Provider or its

Affiliates. Except as agreed by the Parties pursuant to Schedule D, any services that rely on New Developments are outside the scope of the Services under this Agreement and therefore would have to be separately negotiated and agreed upon by the Parties.

7.2 Limited License to Use Service Provider Work Processes and Software. Service Provider hereby grants to Recipients a limited, non-exclusive, non-assignable license to use the work processes and Software owned by Service Provider and/or its Affiliates that are provided to Recipients in connection with the Services solely to the extent necessary for Recipients to receive Services and execute their respective Recipient responsibilities under this Agreement. WITHOUT LIMITING SERVICE PROVIDER’S OBLIGATIONS WITH RESPECT TO THE SERVICE LEVELS, THE SERVICE PROVIDER WORK PROCESSES AND SOFTWARE ARE PROVIDED BY SERVICE PROVIDER ON AN AS-IS BASIS AND SERVICE PROVIDER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO SUCH WORK PROCESSES AND SOFTWARE.

7.3 No Implied Licenses. Except as expressly specified in this Agreement, nothing in this Agreement will be deemed to grant to one Party, by implication, estoppel or otherwise, license rights, ownership rights or any other Intellectual Property Rights in any technology, work processes or Software owned by the other Party or any Affiliate of the other Party.

7.4 Portability Package.

(a) Upon either: (i) the expiration of the Initial Term after Customer and Recipients have met the Minimum Revenue Threshold, or (ii) early termination by Customer pursuant to Section 14.2(a) or Section 14.2(b), Service Provider will provide to Customer and Recipients: (1) listed in Schedule B as of the date of such expiration of the Initial Term or the date of termination (as applicable) and (2) for which Service Provider has completed the ERP Upgrade, a fully paid-up, perpetual, non-exclusive, non-assignable, world-wide, royalty-free, license and right to use, copy, replicate, maintain, modify, enhance, support and create derivative works of the Portability Package, to the extent required to operate an ERP system, in each case solely for the Recipients’ own Permitted Internal Business Use, so long as the Customer or such Recipient is not directly or indirectly owned or controlled by Direct Competitor.

(b) If the ERP Upgrade Project is completed for Customer or any Recipient either (i) Styron desires or elects to terminate the Agreement prior to the expiration of the Initial Term, or (ii) upon expiration of the Initial Term but prior to the Minimum Revenue Threshold having been achieved, the Parties will discuss the terms and conditions, including price, upon which Service Provider would grant Customer or a Recipient a license to the Portability Package. In either case, Service Provider will include the ongoing service revenue that Service Provider has received, if any, from Customer’s divested Recipients, among other relevant factors, in formulating its commercial licensing proposal for Customer; provided that, such consideration shall not require Service Provider to disclose confidential terms of any agreement between Service Provider and such divested Recipient(s) to Customer or any other third party.

(c) If Customer or a Recipient desires to use the Portability Package for a purpose other than the Permitted Internal Business Use, then the Parties will discuss the terms and conditions, including price, upon which Service Provider would grant Customer or a Recipient an expanded license to permit such desired use.

(d) Customer shall reimburse Service Provider for the actual cost of labor and materials necessary for Service Provider to perform any separation assistance in connection with this Section 7.4. For the avoidance of doubt, Service Provider shall retain all ownership rights in the Portability Package and any and all portions thereof.

8.	DATA PROTECTION AND EXPORT CONTROL.

8.1 Ownership. As between the Recipients and Service Provider, the Recipients own and will continue to own all right, title and interest in and to all Recipient Data, including, for example data pertaining to the volume and quality of the Services. For the avoidance of doubt, Service Provider retains ownership of data pertaining to its performance of the Services, including, for example, data pertaining to the volume and quality of the Services.

8.2 Data Security. Service Provider will establish and maintain safeguards against the destruction, loss, alteration, or unauthorized access of Recipient Data in its possession that are no less rigorous than those in effect for Service Provider’s operations. If Customer requests reasonable additional safeguards for Recipient Data, Service Provider will provide those additional safeguards as Additional Services. Recipient may establish backup security for data and keep backup data files in its possession if it so chooses, but Service Provider will have access to the backup data files as Service Provider reasonably needs to provide the Services.

8.3 Data Protection. The Parties shall execute a global data protection agreement in the form of Exhibit 3 and each Party shall otherwise comply (and Service Provider shall require its Subprocessors (as defined in Exhibit 3) to comply) with the provisions and obligations imposed on it by such global data protection agreement and applicable Laws relating to data protection or data privacy. To the extent the Recipient, acting in its capacity as a data controller, requires that Service Provider make a change in the manner in which it would otherwise handle Recipient Data in Service Provider Systems, any such changes will be handled in accordance with Article 3.

8.4 Export Control.

(a) The Parties acknowledge that certain products, technology, technical data and software (including certain services and training) and certain transactions may be subject to export controls and/or sanctions under the Laws of the United States and other countries and jurisdictions (including the Export Administration Regulations, 15 C.F.R. §§730-774, the International Traffic in Arms Regulations, 22 C.F.R. Parts 120-130, and sanctions programs implemented by the Office of Foreign Assets Control of the U.S. Department of the Treasury). No Party shall directly or indirectly export or re-export any such items or any direct product thereof or undertake any transaction or service in violation of any such Laws.

(b) For any products, technology, technical data (other than Recipient Data) or software provided by Service Provider to any Recipient (“Service Provider Export Materials”), Service Provider shall be responsible for obtaining all necessary export authorizations and licenses for the export of the Service Provider Export Materials to Recipients where the Parties have agreed that Service Provider will export such Service Provider Export Materials directly to Customer or another Recipient, as contemplated by this Agreement.

(c) Recipients shall not export or re-export Service Provider Export Materials without Service Provider’s written consent (not to be unreasonably withheld in case of an export to another Recipient thereof). To the extent Service Provider authorizes any Recipient to export or re-export Service Provider Export Materials, such Recipient shall be responsible for obtaining all necessary export authorizations and licenses for the Recipient’s export or re-export of such Service Provider Export Materials.

(d) For any products, technology, technical data (including any Recipient Data) or software provided by any Recipient to Service Provider, its Affiliates or its Subcontractors (“Recipient Export Materials”), such Recipient shall identify the specific export control classification, and be responsible for obtaining all necessary export authorizations and licenses for any Recipient’s the export or re-export of such Recipient Export Materials or for Service Provider’s export or re-export of such Recipient Export Materials in connection with Service Provider’s performance of the Services.

9.	CONFIDENTIALITY.

9.1 Confidential Information.

(a) As used herein, “Confidential Information” means (i) this Agreement and the terms hereof, (ii) all information marked confidential, restricted, secret, proprietary or with a similar legend by either Party, and (iii) any other information that is treated as confidential by the Disclosing Party and would reasonably be understood to be confidential, whether or not so marked (which shall include Service Provider Software, Recipient Software, Recipient Data, information relating to the Disclosing Party’s facilities, technology, systems, processes, Software or hardware products, databases or services that the Disclosing Party performs under this Agreement, the Disclosing Party’s attorney-client privileged materials and attorney work product, information relating to the Disclosing Party’s customers, rates and pricing, competitors, strategic plans, and the Disclosing Party’s account information, research information, information that contains trade secrets, financial/accounting information, human resources/personnel information, marketing/sales information, contact information, information regarding businesses, plans, operations, mergers, acquisitions, divestitures, third party contracts, licenses, internal or external audits, law suits, arbitrations, mediations, regulatory compliance).

(b) Exclusions. Notwithstanding the foregoing, Confidential Information does not include information that the Receiving Party can demonstrate (i) is, at the time of disclosure to it, generally available to the public other than through a breach of the Receiving Party’s or a third party’s confidentiality obligations; (ii) after disclosure to it, is published by the Disclosing Party or otherwise becomes generally available to the public other than through a breach of the Receiving Party’s or a third party’s confidentiality obligations; (iii) was lawfully in the possession of the Receiving Party immediately prior to the time of disclosure to it without obligation of confidentiality; (iv) is received from a third party having a lawful right to possess and disclose such information; or (v) is independently developed by the Receiving Party without reference to the Disclosing Party’s Confidential Information.

For the purpose of this Article 9 disclosures that are specific shall not be deemed to be within the foregoing exceptions merely because they are embraced by more general disclosures in the public domain or in the possession of the Receiving Party (e.g., operating procedures and equipment used as part of a larger integrated system). In addition, any combination of features shall not be deemed to be within the foregoing exceptions merely because individual features are separately in the public domain or in the possession of the Receiving Party, unless the combination itself and its principle of operation are in the public domain or in the possession of the Receiving Party.

9.2 Limitation to Permitted Disclosures.

(a) Except as otherwise specifically provided in this Agreement, during the Term and at all times thereafter, the Receiving Party (A) shall hold Confidential Information received from the Disclosing Party in confidence and shall use such Confidential Information only for the purposes of fulfilling its obligations or exercising its rights under this Agreement and for no other purposes, (B) shall not disclose, provide, disseminate or otherwise make available any Confidential Information of the Disclosing Party to any third party without the express written permission of the Disclosing Party (which permission is hereby granted in certain circumstances in Sections 9.2(c) and (d)), (C) shall not sell, assign, transfer, rent, lease, encumber, pledge, modify, reverse engineer, compile, disassemble or otherwise use the Confidential Information of the other Party, and (D) shall not commercially exploit, or permit a third party to commercially exploit, such Confidential Information.

(b) The Receiving Party shall use at least the same degree of care to safeguard and to prevent unauthorized access, disclosure, publication, destruction, loss, alteration or use of the Disclosing Party’s Confidential Information as the Receiving Party employs to protect its own information (or information of its customers) of a similar nature, but not less than reasonable care. Reasonable care includes, without limiting the generality of the foregoing, informing its subcontractors, agents, representatives, advisors, directors, officers, employees and Affiliates and, where applicable, their directors, officers and employees, of the confidential nature of the Confidential Information and the terms of this Agreement, directing them to comply with these terms, and obtaining their written undertaking to abide by terms at least as restrictive as these.

(c) The Receiving Party may disclose Confidential Information of the Disclosing Party to its employees, officers, directors, auditors, attorneys, tax advisors, consultants, financial advisors and similar professionals, and contractors and agents provided that (A) such person or entity has a need to know the Confidential Information for purposes of performing his or her obligations under or with or to enforce its rights under or with respect to this Agreement or as otherwise naturally occurs in such person’s scope of responsibility, (B) such person or entity is held to obligations of confidentiality that are no less stringent than those set forth in this Article 9, and (C) such disclosure is not in violation of Law. The Receiving Party assumes full responsibility for the acts or omissions of any person or entity to whom it discloses Confidential Information of the Disclosing Party regarding their use of such Confidential Information.

(d) A Receiving Party may disclose Confidential Information of a Disclosing Party as required to satisfy any Law, provided that, promptly upon receiving any such request, the Receiving Party, to the extent it may legally do so, gives notice to the Disclosing Party of the Confidential Information to be disclosed and the identity of the third party requiring such disclosure so that the Disclosing Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information. The Receiving Party shall reasonably cooperate with the Disclosing Party in its efforts to seek a protective order or other appropriate remedy or, in the event such protective order or other remedy is not obtained, to obtain assurance that confidential treatment will be accorded such Confidential Information.

(e) Notwithstanding the disclosures permitted above, Recipients shall not, without Service Provider’s prior written approval, disclose Confidential Information provided by Service Provider under this Agreement to any competitor of Service Provider or its Affiliates, including competitors with respect to the Services provided under this Agreement.

(f) In the course of providing and receiving services under the Agreement, the Receiving Party may gain access to parts of the Disclosing Party’s systems which such Receiving Parties are not authorized to access. The Receiving Party shall not use or retain any Confidential Information that it obtains from access to parts of systems that it is not authorized to access. The Receiving Party shall promptly notify the Disclosing Party of such unauthorized access and delete or destroy any Confidential Information obtained.

9.3 Return of Information. Except for Confidential Information for which a continuing license is granted to the Receiving Party under this Agreement, upon written request by the Disclosing Party, all of the Disclosing Party’s Confidential Information in whatever form shall be returned to the Disclosing Party upon termination of this Agreement, without retaining copies thereof except that (a) one copy of all such Confidential Information may be retained by the other Party’s legal department solely for the purpose of policing this Agreement, and (b) any instances of such Confidential Information in an archived form that are commercially impractical to return may be retained so long as the Receiving Party does not access or make use of such Confidential Information after receipt of the written request for return from the Disclosing Party.

9.4 Communications. Each Party agrees to use all reasonable efforts to direct all communications with respect to its operations at a Recipient Facility to only the designated contact Person(s) of the other Party.

9.5 Loss of Confidential Information. Each Party shall (i) immediately notify the other Party of any possession, use, knowledge, disclosure, or loss of such other Party’s Confidential Information in contravention of this Agreement, (ii) promptly furnish to the other Party all known details and assist such other Party in investigating and/or preventing the reoccurrence of such possession, use, knowledge, disclosure, or loss, (iii) cooperate with the other Party in any investigation or litigation deemed necessary by such other Party to protect its rights, and (iv) promptly use all commercially reasonable efforts to prevent further possession, use, knowledge, disclosure, or loss of Confidential Information in contravention of this Agreement. Each Party shall bear any costs it incurs in complying with this Section 9.5.

9.6 No Implied Rights. Nothing contained in this Article 9 shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights, title, or interest (including license) in or to any Confidential Information of the other Party.

10.	COMPENSATION.

10.1 General. Customer will pay to Service Provider the Charges set forth in Schedules C. D and any Supplement, and any other charges provided for elsewhere in the Agreement, for the Services in accordance with the terms set forth in this Agreement.

10.2 Taxes. In addition to the prices determined pursuant to Schedules C, D and the applicable Supplements, Customer shall pay, and hold Service Provider harmless against, all sales, use or other taxes, or other fees or assessments imposed by Law in connection with the provision of the Services, other than income, franchise or margin taxes measured by Service Provider’s net income or margin and other than any gross receipts or other privilege taxes imposed on Service Provider. As soon as practicable after the Effective Date, if in its best interest to do so, Customer shall apply for, in those taxing jurisdictions in which Customer qualifies, and use reasonable efforts to obtain and thereafter maintain, and timely provide to Service Provider, a direct pay permit. Customer shall also provide Service Provider with timely resale or other applicable exemption certificates. Service Provider and Customer shall cooperate with each other and use commercially reasonable efforts to assist the other in entering into such arrangements as the other may reasonably request in order to minimize, to the extent lawful and feasible, the payment or assessment of any taxes relating to the transactions contemplated by this

Agreement, including, where appropriate, entering into Companion Agreements; provided, however, that nothing in this Section 10.2 shall obligate Service Provider to cooperate with, or assist, Customer in any arrangement proposed by Customer that would, in Service Provider’s sole discretion, have a detrimental effect on Service Provider or any of Service Provider’s Affiliates.

10.3 Invoicing and Payment. Service Provider will invoice Customer in accordance with Schedules C or D and the applicable Supplement(s). Payment terms are net [****] ([****]) days from the date of invoice or as otherwise specified in Schedule C or D, or the applicable Supplement. Payments for amounts past due shall bear interest calculated on a per annum basis from the due date to the date of actual payment at a fluctuating interest rate equal at all times the prime e of interest announced publicly from time to time by Citibank, N.A. plus [****] percent ([****]%), but in no case higher than the maximum rate permitted by Law. Customer shall make payments under this Agreement by electronic funds transfer in accordance with payment instructions provided by Service Provider from time to time.

10.4 Companion Agreements.

(a) The Parties shall enter into, and/or cause all Recipients receiving Services and Service Provider Affiliates providing Services to enter into, as applicable, one or more Companion Agreements for the purpose of memorializing the implementation of this Agreement. All Services shall be provided by Service Provider or the applicable Affiliate of Service Provider pursuant to this Agreement or an executed Companion Agreement Unless and to the extent an individual Companion Agreement expressly provides otherwise, each Companion Agreement shall incorporate by reference the terms and conditions of this Agreement and shall not be construed as altering or superseding the rights and obligations of the Parties under this Agreement.

(b) Customer shall be fully responsible and liable for all obligations of the applicable Recipient, and Service Provider shall be fully responsible and liable for all obligations of itself or any of Service Provider’s Affiliates, in each case to the same extent as if such failure to perform or comply was committed by Customer (in the case of the Recipients) or by Service Provider (in the case of Service Provider’s Affiliates).

(c) The Account Executives (and/or their respective designees(s)) shall remain responsible for the administration of this Agreement and support the individual Companion Agreements on behalf of Service Provider and Customer respectively and shall be the only individuals authorized to amend, modify, change, waive or discharge their rights and obligations under this Agreement on behalf of Service Provider and Customer. No changes to any Companion Agreement shall be made without the knowledge of the Account Executives and the agreement of the local Service Provider Affiliate and Recipient in a written amendment to the Companion Agreement.

(d) Customer shall have the right to enforce this Agreement (including the terms of all Companion Agreements) on behalf of each Recipient that has entered into a Companion Agreement, and to assert all rights and exercise and receive the benefits of all remedies (including Damages) of each Recipient, to the same extent as if Customer were such Recipient, subject to the limitations of liability applicable under this Agreement. Service Provider shall have the right to enforce this Agreement (including the terms of all Companion Agreements) on behalf of each Service Provider Affiliate that enters into a Companion Agreement, and to assert all rights and exercise and receive the benefits of all remedies (including Damages) of each Affiliate hereunder, to the same extent as if Service Provider were such Affiliate, subject to the limitations of liability applicable under this Agreement.

11.	REPRESENTATIONS AND WARRANTIES.

11.1 Services Warranty. Service Provider warrants to Customer that it will use the same level of care in providing the Services as it does for itself and in no event less than a reasonable level of care.

11.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 11, NONE OF SERVICE PROVIDER, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES MAKE OR HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF THE SERVICES, INCLUDING WITH RESPECT TO (A) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR USE OR PURPOSE, (B) THE USE OF THE SERVICE BY CUSTOMER OR ANY RECIPIENT AFTER THE RECEIPT THEREOF, OR (C) THE PROBABLE SUCCESS OR PROFITABILITY OF CUSTOMER’S OR ANY RECIPIENT’S BUSINESS AFTER THE RECEIPT OF THE SERVICES.

12.	INSURANCE.

12.1 Coverages. At all times during the term of this Agreement and any extension hereof, both Parties shall procure and maintain, at their own expense and for their own benefit, Comprehensive/Commercial General Liability insurance (including Contractual Liability coverage) with a bodily injury, death and property damage combined single limit of not less than $[****] per occurrence and in the aggregate. Each policy of insurance to be maintained hereunder shall name the other Party, including its Affiliates, and the officers, directors and employees of each, as additional insureds. The insurance shall contain no more than a customary deductible for insurance of this type.

In addition, both Parties shall maintain in full force and effect during the term of this Agreement the following insurance coverage.

(a) Comprehensive Automobile Liability insurance covering owned, hired and non-owned vehicles with minimum limits of $[****] per person and $[****] per occurrence for bodily injury and $[****]property damage or combined single limit of $[****].

(b) Workers’ Compensation insurance with limits as required by the Laws of the states in which the Party’s employees are employed, and Employer’s Liability insurance with minimum limit of $[****] per occurrence.

12.2 Policies. Upon request, no more often than on an annual basis during the term of this Agreement, both Parties shall furnish the other with a certificate(s) from the insurance carrier(s) (having a minimum AM Best rating of A-) showing the coverages set forth above to be in force and effect. The insurance to be maintained hereunder shall contain no more than a deductible customary for insurance of this type. Such insurance may be cancelled or materially altered only after [****] ([****]) days’ written notice is given to the other Party or [****] ([****]) days’ notice for nonpayment of premium.

12.3 Risk of Loss. Each Party shall be responsible for the risk of loss of, or damage to, such Party’s own property when situated on the other Party’s site, regardless of cause. The risk of loss of, or damage to, property in transit will remain with the Party arranging the shipment.

13.	INDEMNIFICATION AND LIMITATIONS ON LIABILITY.

13.1 Indemnification.

(a) Indemnification by Customer. Customer agrees to indemnify, hold harmless and defend the Service Provider Parties, from and against any and all Damages due to a Third Party Claim arising out of or relating to this Agreement, including, without limitation, the performance (or failure to perform) by Service Provider of its obligations under this Agreement; provided, however, that to the extent and in the proportion Damages also arise out of or relate to the gross negligence or willful misconduct of any Service Provider Party, then Customer’s indemnity under this Section 13.1(a) shall not apply.

(b) Indemnification by Service Provider. Subject to the limitations on liability contained in Section 13.2. Service Provider agrees to indemnify, hold harmless and defend the Customer Parties, from and against any and all Damages due to a Third Party Claim to the extent arising out of or relating to the gross negligence or willful misconduct of any Service Provider Parties; provided, however, that to the extent and in the proportion Damages also arise out of or relate to the to the performance (or failure to perform) by the Recipients of their obligations under this Agreement, then Service Provider’s indemnity under this Section 13.1(b) shall not apply.

(c) Infringement.

(1) Indemnity. Service Provider will indemnify, hold harmless and defend the Customer Parties, and Customer will indemnify, hold harmless and defend the Service Provider Parties from and against any and all Damages due to a Third Party Claim to the extent that the claim alleges that any information or materials provided by the Indemnifying Party to the Indemnified Party under this Agreement infringes or misappropriates any copyright or trademark of any third party in any country in which Services are performed or received under this Agreement.

(2) Exclusions. Neither Party shall have any obligation or liability to the other Party to the extent any infringement or misappropriation is caused by:

(i) modifications made by the other Party, its Affiliates (including Recipients, in the case of Customer), or its third party contractors;

(ii) the other Party’s combination of the performing Party’s work product or materials with items not provided by the performing Party pursuant to this Agreement, unless such combination was approved or directed in writing by each Party;

(iii) a breach of this Agreement by the other Party;

(iv) the failure of the other Party to use corrections or modifications provided by the performing Party offering equivalent features and functionality to the extent the performing Party notified the other Party that the failure to do so could result in infringement liability;

(v) the content provided by the other Party and not resulting from the performing Party’s modification of that content without the other Party’s approval; or

(vi) third party Software, except to the extent that such infringement or misappropriation arises from the failure of the performing Party to obtain the necessary licenses or to abide by the limitations of the applicable third party Software licenses.

(3) Third Party Software Indemnities. As specified in Section 13.1(b)(2)(vi), the foregoing infringement indemnification does not apply to third party Software. With respect to third party Software provided by Service Provider or its Subcontractors pursuant to this Agreement, Service Provider and its Subcontractors shall use commercially reasonable efforts to obtain intellectual property indemnification for the Recipients (or obtain intellectual property indemnification for itself and enforce such indemnification on behalf of the Recipients) from the suppliers of such Software comparable to the intellectual property indemnification generally available in the industry for the same Software products. With respect to third party Software provided by a Recipient pursuant to this Agreement, Customer shall use (or shall cause the applicable Recipient to use) commercially reasonable efforts to obtain intellectual property indemnification for Service Provider and its Affiliates (or obtain intellectual property indemnification for itself and enforce such indemnification on behalf of the Service Provider and its Affiliates) from the suppliers of such Software comparable to the intellectual property indemnification generally available in the industry for the same Software products.

(d) Whenever a Party is responsible under Section 13.1(c), the Indemnifying Party may, in addition to defending, indemnifying and holding harmless the Indemnified Party as provided in this Section 13.1 promptly and at its own cost and expense and in such a manner as to minimize the disturbance to the Indemnified Party, do one of the following: (i) obtain for the Indemnified Party the right to continue using such information or materials; (ii) modify such information or materials so as to no longer be infringing without adversely affecting the intended use as contemplated by this Agreement; (iii) replace such item(s) with a non-infringing functional equivalent acceptable to the Indemnified Party; or (iv) if the options in the preceding clauses (i), (ii) and (iii) are not commercially practicable, require that the Indemnified Party discontinue use of the allegedly infringing or infringing information or material, in which case the associated Service obligations and payments under this Agreement will be adjusted accordingly.

(e) Indemnification Procedure. All claims by any Indemnified Party under this Article 13 shall be asserted and resolved as follows:

In the event of any Third Party Claim, the Indemnified Party shall promptly send to the Indemnifying Party a Third Party Claim Notice; provided, however, that a delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Agreement, except and only to the extent that such failure shall have caused actual prejudice to the Indemnifying Party.

In the event of a Third Party Claim, the Indemnifying Party shall have [****] ([****]) days after receipt of the Third Party Claim Notice relating to such Third Party Claim to elect to undertake, conduct and control, through counsel of its own choosing (provided that such counsel is reasonably acceptable to the Indemnified Party) and at its own expense, the settlement or defense of such Third Party Claim (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below) if (i) it gives notice of its intention to do so to the Indemnified Party within [****] ([****]) days of the receipt of such notice from the Indemnified Party, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Indemnifying Party assumes all responsibility for the Damages underlying such Third Party Claim, without any reservations or rights or similar claims and (iv) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently, including the posting of bonds or other security required in connection with the defense of such Third Party Claim. Notwithstanding an Indemnifying Party’s election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If the Indemnifying Party elects to undertake such defense, (x) the Indemnified Party agrees to reasonably cooperate with the Indemnifying Party and its counsel in contesting such Third Party Claim, and, if appropriate and related to such Third Party Claim, the Indemnifying Party and the Indemnified Party will reasonably cooperate with each other in connection with making any counterclaim against the person or entity asserting the Third Party Claim, or any cross-complaint against any person or entity, (y) such Third Party Claim may not be settled or compromised by the Indemnified Party without the prior written consent of the Indemnifying Party; provided, however, that in the event any Indemnified Party settles or compromises or consents to the entry of any judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, such Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under this Article 13, and (z) the Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the third party asserting such Third Party Claim to all Indemnified Parties of (A) unconditional release from all liability with respect to such Third Party Claim or (B) consent to entry of any judgment. If the Indemnified Party assumes the defense of any such claims or proceeding pursuant to this Article 13 because the Indemnifying Party elects not to defend such Third Party Claim, or fails to notify the Indemnified Party in wiring of its election to defend as provided for in this Article 13 the Indemnified Party may, with the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld, conditioned or delayed) pay, compromise, settle or defend such Third Party Claim, including settling such claims or proceeding prior to a final judgment thereon or forgoing any appeal with respect thereto; provided, however, the Indemnifying Party shall have the right to participate in the settlement or assume or reassume the defense of such claims of proceedings. The aggregate amount of all Damages in connection with such settlement with respect to which the Indemnifying Party has consented shall be indemnifiable by the Indemnifying Party hereunder up to the aggregate limitation of liability set forth in this Article 13. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (but the fees and expenses of counsel incurred by the Indemnified Party in defending such Third Party Claim shall nonetheless be considered Damages for purposes of this Agreement) if the Third Party Claim: (A) seeks an order, injunction, equitable relief or other relief other than money damages against any Indemnified Party that cannot reasonably be separated from any related claim for money damages, (B) seeks money damages which, together with any other Damages reasonably expected in connection therewith, are likely to exceed the aggregate amount the Indemnifying Party would be responsible for under this Article 13 with respect thereto, (C) involves a Governmental Authority, or (D) relates to or arises in connection with any criminal Action.

In the event of a Third Party Claim, from and after the delivery of a Claim Notice under this Agreement, at the reasonable request of the Indemnifying Party, the Indemnified Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions that will not unreasonably interfere with the businesses and operations of such Indemnified Party. The Indemnifying Party will not, and shall cause its representatives not to, use (except in connection with such Claim Notice or such Third Party Claim) or disclose to any third person or entity other than the Indemnifying Party’s representatives (on a need to know basis and except as may be required by Laws) any information obtained pursuant to this Section 13.1(e), which shall be held and treated as confidential by the Indemnifying Party and its representatives.

13.2 Limitations on Liability.

(a) Subject to the specific provisions and limitations of this Section 13.2, it is the intent of the Parties that each Party shall be liable to the other Party for any actual Damages incurred by the non-breaching Party as a result of the breaching Party’s unexcused failure to perform its obligations under this Agreement. In the event that a Party has a Claim for such Damages, such non-breaching Party shall promptly send to the breaching Party a Claim Notice; provided, however, that a delay in notifying the breaching Party shall not relieve the breaching Party of its obligations under this Agreement, except and only to the extent that such failure shall have caused actual prejudice to the breaching Party. In the event of such a Claim, the breaching Party shall notify the non-breaching Party within [****] ([****]) days of receipt of a Claim Notice whether or not the breaching Party disputes such Claim.

(b) The total aggregate liability of Service Provider under or in connection with this Agreement, regardless of the form of the action or the theory of the recovery, shall be limited to:

(1) With respect to Damages arising out of or relating to the failure by Service Provider to meet the standards set forth in Section 11.1, subject to Section 13.2(b)(2), at Customer’s request and subject to Service Provider’s reasonable approval, the re-performance of (if applicable), or repayment of the price paid for, such Service;

(2) With respect to indemnity Claims under Section 13.1 or other Claims arising out of or relating to the gross negligence or willful misconduct of Service Provider, the fees actually received by Service Provider from Customer for Services during the twelve (12) months preceding the last act or omission giving rise to such Claims or, in the event such last act or omission occurs during the first twelve (12) months following the Effective Date, an amount equal to twelve (12) times the fees paid for Services in the month preceding such last act or omission;

(3) With respect to all other Damages under or in connection with this Agreement, the fees actually received by Service Provider from Customer for Services during the six (6) months preceding the last act or omission giving rise to such Damages or, in the event such last act or omission occurs during the first six (6) months following the Effective Date, an amount equal to six (6) times the fees paid for Services in the month preceding such last act or omission.

(c) Each Party shall use its commercially reasonable efforts to mitigate Damages for which it seeks recourse hereunder, provided, that no Indemnified Party or their respective Affiliates shall be required to make any claim against its own insurance for any Damages for which they are entitled to indemnification, provided, further, that the failure of such Party to successfully mitigate such Damages shall not affect such Party’s right to seek recourse with respect to such Damages so long as such Party shall have used its commercially reasonable efforts to mitigate and the Indemnifying Party can show that Damages were directly the result of such failure to mitigate.

(d) Any Damages payable under Article 13 shall be calculated after giving effect to (i) any insurance payments actually paid to the Indemnified Party or any of its Affiliates in connection with the facts giving rise to the right of indemnification, and if the Indemnified Party or any of its Affiliates receives such insurance payment after receipt of payment from the Indemnifying Party, then the amount of such insurance payment, net of reasonable expenses incurred in obtaining such recovery or insurance, shall be paid to the Indemnifying Party; (ii) any tax benefit actually realized by the Indemnified Party or any of its Affiliates arising in connection with the accrual, incurrence or payment of any such Damages during the taxable year of such Damages.

(e) All Claims by Customer for Damages arising out of or based upon this Agreement, or the performance by Service Provider of its obligations under this Agreement, shall be deemed waived unless made by Customer in writing within one year following the provision of such Service.

(f) NO PARTY TO THIS AGREEMENT OR ITS AFFILIATES SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO ANY OTHER PARTY HERETO OR ITS AFFILIATES FOR EXEMPLARY, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, LOST PROFITS, LOST SALES, BUSINESS INTERRUPTION OR LOST BUSINESS OPPORTUNITIES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE (OR FAILURE TO PERFORM) HEREUNDER, REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE OR SUCH PARTY HAD BEEN APPRISED OF THE LIKELIHOOD THEREOF; PROVIDED, HOWEVER, THAT SUCH LIMITATIONS SHALL NOT APPLY WITH RESPECT TO THIRD PARTY CLAIMS FOR DAMAGES FOR WHICH A PARTY IS INDEMNIFIED PURSUANT TO SECTION 13.1.

(g) Regardless of any other rights under any other agreements or mandatory provisions of Law, neither Service Provider nor Customer shall have the right to set-off the amount of any Claim it may have under this Agreement, whether contingent or otherwise, against any amount owed by such Party to the other Party, whether under this Agreement or otherwise.

13.3 Exclusive Remedy. Neither Party shall have any remedy arising out of or relating to the breach of this Agreement other than the indemnification remedies set forth in Section 13.1 and Claims for direct Damages referred to in Section 13.2, in each case subject to the limitations and exclusions set forth in this Article 13, and equitable remedies pursuant to Section 14.9.

13.4 Insurance. Service Provider shall cause its insurers to waive their rights of subrogation against Customer with respect to any Claim. Likewise, Customer shall cause its insurers to waive their rights of subrogation against Service Provider with respect to any Claim.

14.	TERMINATION.

14.1 Termination for Convenience.

(a) Termination for Convenience During Term. Commencing on the second anniversary of the 2nd Amendment Date, Customer may terminate the Services or any portion thereof for convenience subject to the payment of Termination Charges, as specified in Schedule C, and the following provisions:

(i) Highly Integrated Services. If Customer desires to terminate any

Service designated in Schedule A or the applicable Supplement as “Highly Integrated”, Customer shall request that Service Provider evaluate the cost and operational impact of terminating such Highly Integrated Services using the Service Management Team and other subject matter experts for the affected Services. Such evaluation shall take into account, as applicable, the scope of integrated service dependencies, interfaces necessary to continue to provide ongoing Services, the data elements necessary for Recipient to bid replacement services, and the recommendations for components of Disengagement Services necessary to accomplish the migration of the relevant services to Customer or a third party. The Parties shall work together in good faith to find a mutually acceptable approach for the termination of such Highly Integrated Services. If the Parties agree on an approach for terminating such Highly Integrated Services, such Highly Integrated Services shall be terminated in accordance with such approach. Service Provider will notify Customer if Customer selects an approach for removing Highly Integrated Services that would have an adverse impact on Service Provider’s costs to provide and/or its ability to perform the remaining Services (it being understood that the evaluation of such impact on Service provider’s costs shall only consider the resulting costs of providing remaining Services post termination of the requested Highly Integrated Services and shall not include any impact on Service Provider’s costs with respect to maintaining or providing such terminated Service for or to any other party). Customer may then either choose to proceed with its approach or withdraw its request. If Customer elects to proceed with its proposed approach for removing the Highly Integrated Services, (1) Customer shall be responsible for any resulting increase in the Charges associated with the additional costs incurred by Service Provider (as determined in accordance with the Price Adjustment Process); (2) the service standards in Section 3.3 shall not apply for the remaining Services to the extent they are adversely impacted by the removal of the Highly Integrated Services; (3) Service Provider shall have the right to terminate any remaining Services that cannot be practicably provided as a result of the removal of the Highly Integrated Services, and (4) in the event termination pursuant to this Section 14.1(a)(i) during the Initial Term, Customer shall pay Termination Charges in accordance with Schedule C. The Parties shall document the approach and any resulting impact on the remaining Services and Charges in writing prior to proceeding with the removal of the Highly Integrated Services.

(ii) Services Other Than Highly Integrated Services. If Customer desires to terminate any portion of the Services that are not Highly Integrated Services, it will provide the amount of notice (i) set forth for removal of such Services in the applicable Statement of Work, or (ii) if not set forth in the Statement of Work, as evaluated and determined by the Service Management Team in good faith, as soon as practicable and no later than [****] ([****]) days after a request by Customer for notification of the applicable notice period, taking into account (A) the complexity of the specific Service(s) to be terminated and (B) any reasonably anticipated Disengagement Services required. If the Service Management Team is not able to agree on a specific notice period then it will be [****] ([****]) months from the date on which notice to terminate is received by Service Provider from Customer. In the event termination pursuant to this Section 14.1(a)(ii) during the Initial Term, Customer shall pay Termination Charges in accordance with Schedule C.

(b) In the event of termination in accordance with the provisions of this Section 14.1, subject to the provisions of Section 7.4, Customer’s right to remove Services shall not in any event entitle Customer or any third party to use the Service Provider Systems or any Intellectual Property owned or licensed by Service Provider or its Affiliates and supplied to the Recipients under this Agreement for the performance of the terminated Services, nor shall it entitle Customer or require Service Provider to disclose any of Service Provider’s Confidential Information to any third parties. The Monthly Service Charges shall be adjusted in accordance with the Price Adjustment Process in Section 3.4 of Schedule C for any Services terminated under this Section 14.1 and, in the event of termination during the Initial Term, Customer shall pay Termination Charges in accordance with Schedule C. For sake of clarity, any termination of Services pursuant to Section 6 of Schedule E pursuant to agreed upon cost reduction plans shall not be a termination for convenience under this Section 14.1, it being understood that such plans may include payments required of Customer to achieve the desired cost reduction.

14.2 Termination for Cause. Without limiting the rights of the Parties under any other provision of this Agreement, this Agreement or any Service may be terminated as follows:

(a) by either Party, in the event that the other Party (a) files for bankruptcy, (b) becomes or is declared insolvent, or is the subject of any proceedings (not dismissed within sixty (60) days) related to its liquidation, insolvency or the appointment of a receiver or similar officer, (c) makes an assignment for the benefit of all or substantially all of its creditors, (d) takes any corporate action for its winding-up, dissolution or administration, or (e) enters into an agreement for the extension or readjustment of substantially all of its obligations or if it suffers any foreign equivalent of the foregoing;

(b) by Customer, upon written notice to Service Provider, if following a material breach by Service Provider of this Agreement, Customer sends a notice of such material breach and Service Provider fails to cure such material breach within [****] ([****]) days after receipt of such notice; provided, however, that if cure cannot reasonably accomplished within such [****]-day period, this Agreement may not be terminated by reason of such breach for so long as the Service Provider commences a cure within such [****] ([****]) day period and pursues such cure diligently to completion and such completion occurs within [****] ([****]days of such notice; and

(c) by Service Provider, upon written notice to Customer if, (i) after Customer fails to pay any amount of the Charges due and payable in accordance with this Agreement, Service Provider sends a notice of such failure and Customer fails to pay such Charges within [****] ([****]) days after receipt of such notice or (ii) following a material breach by a Recipient of this Agreement other than a payment default, Service Provider sends a notice of such material breach and Customer or the applicable Recipient fails to cure such material breach within [****] ([****]) days after receipt of such notice; provided however, that if cure cannot reasonably be accomplished within such [****] ([****])-day period, this Agreement may not be terminated by reason of such breach for so long as Customer or the applicable Recipient commences a cure within such [****] ([****])-day period and pursues such cure diligently to completion and such completion occurs within [****] ([****]) days of such notice. The Parties agree that a material breach (including any breach that results in material damage to Service Provider) of the Terms of Use in Exhibit 1 of Schedule A-2 will be considered a material breach of this Agreement.

14.3 Service Provider’s Right to Terminate for Change of Control. If (1) a majority of the ownership interests in Customer or any Recipient is transferred to a Direct Competitor of Service Provider, or (2) Customer ceases to own and control directly or indirectly a majority of its interests in a Recipient’s Facility or business for which there has not been a partial assignment of this Agreement pursuant to Section 15.8, Service Provider shall have the right to terminate this Agreement in the case of clause (1), or terminate the Services pertaining to the transferred Facility or business (as the case may be), in the case of clause (2), in each case upon [****] ([****]) days’ prior written notice to Customer. In the event Service Provider is entitled to terminate this Agreement or the Services pertaining to the affected facility or business pursuant to this Section 14.3, Service Provider may at its option offer to continue the Services for the new owners of such divested facility or business, provided that any continuation of the Services would be on terms and pricing to be agreed upon by Service Provider and the new owners. In the event of a termination under this Section 14.3, Customer shall pay Service Provider Termination Charges in accordance with Schedule C.

14.4 Service Provider’s Right to Terminate for Compliance Issues. Service Provider shall have the right to terminate any of the Services under this Agreement if Service Provider determines that it must do so because, and to the extent of (i) material legal compliance issues with Service Provider’s service delivery model, (ii) changes in Customer’s or the Recipients’ method of doing business that creates a material conflict of interest for Service Provider and its Affiliates, or (iii) a change in Customer’s or the Recipients’ methods of operation that would require Service Provider to violate its business standards in any material respect and Customer is unable to resolve such issue within [****] ([****]) days after receiving written notice thereof from Service Provider. Service Provider shall work in good faith with Customer to resolve such issue. Any termination pursuant to this Section 14.4 shall be limited to terminating only the portion of the Services that must be terminated in order to resolve such compliance issue. In any event, Service Provider will provide Disengagement Services pursuant to Section 14.7.

14.5 Service Provider’s Right to Terminate Services No Longer Performed by Service Provider. Without limiting the rights of the Parties under any other provision of this Agreement, Service Provider may terminate any Service, upon [****] days’ written notice to Customer, in the event Service Provider stops providing such service to itself.

14.6 Termination Charges. Notwithstanding anything set forth in this Agreement to the contrary, Customer shall not be responsible for any Termination Charges with respect to termination (A) termination of any portion of the Services pursuant to Section 3.1(e), unless otherwise agreed upon by the Parties in as part of such adjustment, (B) by Customer of Additional Services, unless otherwise specified in the Supplement for such Additional Services, and (C) by Customer pursuant Sections 14.2(a) or (b).

14.7 Rights Upon Termination or Expiration.

(a) General. Commencing (i) upon expiration of the Initial Term (unless the Initial Term is renewed pursuant to Section 2.2), (ii) upon receiving Customer’s notice of termination, (iii) upon Service Provider’s notice of termination pursuant to Section 14.3, or (iv) upon either Party’s notice of election not to extend a Renewal Term pursuant to Section 2.2, and continuing, in each case, for no longer than [****] ([****]) months after the applicable commencement date, Service Provider will provide Disengagement Services reasonably requested by customer, subject to the Parties’ mutual agreement on the price of such Disengagement Services; provided that if this Agreement is terminated by Service Provider pursuant to clause (i) of Section 14.2(c), Service Provider’s obligation to provide Disengagement

Services shall be conditioned upon Customer paying all past-due amounts and paying monthly in advance for all further Services including Disengagement Services; and provided further that if this Agreement is terminated by Service Provider pursuant to Section 14.4, the Parties must mutually find a way for Service Provider to provide the Disengagement Services in a manner which would not create a conflict of interest for Service Provider or require Service Provider to violate its business standards.

(b) Service Provider will provide Disengagement Services to entities that are divested by Customer or Recipients for a period not to exceed [****] ([****]) months for Recipients who are not Direct Competitors, and, in the case of Direct Competitors, for a period not to exceed [****] ([****]) days after Service Provider’s termination of notice pursuant to Section 14.3(c); provided that (i) Customer reimburses Service Provider for any licenses or third party consents required in connection with provision of the Disengagement Services to each such entity, (ii) Customer remains responsible and pays all of Service Provider’s charges, including charges for any additional management effort required to provide Disengagement Services to each such entity, and (iii) Customer informs each divested entity of its compliance obligations and ensures that the divested entity complies with Customer’s obligations under this Agreement.

(c) The Disengagement Services to be provided may include (i) providing Recipient with a complete and uncorrupted version of Recipient Data in the electronic form maintained by Service Provider, (ii) the continuation of the affected Services until the end of the disengagement period described above if such continuation of Services is requested by Customer, and (iii) the Portability Package in accordance with and subject to Section 7.4. Any Additional Services requested by Customer or required as a result of a partial termination of the then-current Services shall be subject to Article 3.

The charges for Disengagement shall not include Service Provider’s stranded costs for resources used by Service Provider in connection with Customer’s termination of any Services. Examples of stranded costs include, but are not limited to, severance or redeployment costs of employees, unamortized costs of equipment no longer required, and termination costs of contracts no longer required (other than contracts that may be entered into after the 2nd Amendment Date at Customer’s request).

(d) The Disengagement Services shall be documented in a Supplement to Schedule A, which Supplement shall be in the form specified in Exhibit 2. Customer will remain responsible for the Charges for ongoing Services during the period of disengagement, which shall be the same as the Charges for the ongoing Services otherwise provided for in this Agreement.

14.8 Transfer of Dedicated Assets.

(a) General. Upon any expiration or other termination of this Agreement, Customer may at its option and on reasonable prior written notice prior to the effective date of the expiration or other termination elect any of the following:

(b) Dedicated Equipment. With respect to any Service Provider Equipment then dedicated exclusively to providing Services to the Recipients and located in the Recipient Facilities, Customer may (A) subject to any restrictions under the applicable Service Provider contracts, assume any leases for such Equipment, or (B) purchase from Service Provider any such Equipment for an amount equal to Service Provider’ book value of the applicable Equipment as calculated in accordance with generally accepted accounting principles. For any leases or Equipment that Customer elects to assume or purchase, Customer will assume responsibility for such Equipment leases or Equipment and any Service Provider contracts that relate solely to such leased or owned Equipment (including any maintenance agreements) to the extent those responsibilities relate to periods after the date of termination or expiration of this Agreement, subject to any restrictions in such contracts.

(c) Dedicated Software. With respect to any Service Provider Software then dedicated exclusively to providing Services to the Recipients, Customer may subject to any restrictions under the applicable Service Provider licenses, assume any licenses for such Software, in which case Customer will pay Service Provider for any such Software an amount equal to Service Provider’s book value of the applicable Software as calculated in accordance with generally accepted accounting principles. Service Provider shall provide all users and other documentation in its possession that relates to the Software for which Customer has assumed the associated license. For any Software licenses that Customer elects to assume, Customer will assume responsibility for such Software and any Service Provider contracts that relate solely to that Software (including any maintenance agreements) to the extent those responsibilities relate to periods after the date of termination or expiration of this Agreement, subject to any restrictions in such contracts.

(d) Dedicated Contracts. Subject to any restrictions under the applicable Service Provider contracts, Service Provider shall assign to Customer or its designee any Service Provider contracts dedicated exclusively to providing Services. Customer will assume responsibility for such contracts to the extent those responsibilities relate to periods after the date of termination or expiration of this Agreement.

(e) Termination/Transfer Fees. Customer shall reimburse Service Provider for any actual costs, losses, transfer fees or termination penalties incurred by Service Provider in connection with the transfer or assignment to Customer of any Service Provider Equipment, Software or contracts which Customer elects to purchase or assume pursuant to this Section 14.9. Service Provider shall use good faith efforts to mitigate such costs including, to the extent feasible, by not entering into such Service Provider contracts that contain transfer fees or early termination penalties.

14.9 Equitable Remedies. Each Party acknowledges that, in the event it breaches (or attempts or threatens to breach) its obligations respecting the confidentiality of the other Party’s Confidential Information in accordance with Article 9 or with respect to Intellectual Property Rights specified in Article 7, the other Party shall be irreparably harmed. In such a circumstance, the other Party may proceed directly to court to pursue equitable remedies without regard to the informal dispute resolution requirements specified in Schedule E. If a court of competent jurisdiction should find that the other Party has breached (or attempted or threatened to breach) any such obligations, the other Party agrees that without any additional findings of irreparable injury or other conditions to injunctive relief, it shall not oppose the entry of an appropriate order compelling performance by the other Party and restraining it from any further breaches (or attempted or threatened breaches).

15.	GENERAL.

15.1 Further Action. The Parties shall use their reasonable best efforts to take, or cause to be taken, all appropriate action, to do, or cause to be done, all things necessary, proper or advisable under applicable Law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement.

15.2 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be borne by the Party incurring such costs and expenses.

15.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service or by facsimile (with a copy simultaneously sent by overnight courier service) to the respective Parties hereto at the following addresses (or at such other address for a Party hereto as shall be specified in a notice given in accordance with this Section 15.3):

(a)	if to Service Provider:

The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

Facsimile:  (989) 638-9347

Attention:  Vice President, Dow Services Business

with a copy to:

The Dow Chemical Company

2030 Dow Center

Midland, MI 48674

Facsimile:

Attention:  Business Services Legal

(b)	if to Customer:

Styron LLC

1000 Chesterbrook Blvd.

Suite 300

Berwyn, PA 19312

Facsimile:  610 240 3306

Attention:  General Counsel

and

Styron Holdings B.V.

c/o Styron Europe GmbH

231 Zugerstrasse

Horgen CH-8810

Switzerland

Facsimile:  +41 447183744

Attention:  Legal Counsel

and with a courtesy copy to:

iplaw@styron.com

15.4 Public Announcements. Neither Party shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Party unless such press release or public announcement is required by Law or applicable stock exchange regulation, in which case the Parties shall, to the extent practicable, consult with each other as to the timing and contents of any such press release, public announcement or communication; provided, however, that the prior written consent of the other Party shall not be required hereunder with respect to any press release, public announcement or communication that is substantially similar to a press release, public announcement or communication previously issued with the prior written consent of the other Party.

15.5 Headings and References; Construction. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article, a Section, an Exhibit or Schedule, such reference is to an Article, a Section of, or an Exhibit or a Schedule to, this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. References to a Person are also to its successors and permitted assigns. The use of “or” is not intended to be exclusive unless expressly indicated otherwise. If there is any conflict between the Sale and Purchase Agreement and this Agreement, each of the Sale and Purchase Agreement and this Agreement is to be interpreted and construed, if possible, so as to avoid or minimize such conflict, but, to the extent (and only to the extent) of such conflict, the Sale and Purchase Agreement shall prevail and control.

15.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

15.7 Entire Agreement. This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Parties hereto with respect to the subject matter hereof.

15.8 Assignment. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the other Party hereto (which consent may be granted or withheld in the sole discretion of such Party), as the case may be, and any attempted assignment without such consent shall be null and void; except, that (a) Service Provider shall be permitted to assign its rights hereunder to any of its Affiliates; (b) Customer shall be permitted to assign its rights under this Agreement to a purchaser of all or substantially all of Customer’s business or assets, provided that (A) such purchaser is not a Direct Competitor of Service Provider, (B) such purchaser meets Service Provider’s reasonable standards of creditworthiness,

(C) Customer reimburses Service Provider for any licenses or third party consents required in connection with such assignment, (D) Customer pays Service Provider’s charges for transition or migration of the affected services as well as any additional management effort required to manage the added account for the purchaser, and (E) the assignee agrees in writing to comply with Customer’s obligations under this Agreement; and (c) Customer may partially assign its rights under this Agreement to a purchaser of a facility or a business provided that (i) such purchaser is not a Direct Competitor of Service Provider, (ii) such purchaser meets Service Provider’s reasonable standards of creditworthiness, (iii) Customer reimburses Service Provider for any licenses or third party consents required in connection with such assignment, (iv) Customer pays Service Provider’s charges for transition or migration of the affected services as well as any additional management effort required to manage the added account for the purchaser, (v) the transferred facilities represent a complete business unit or a business representing no less than 10% of Customer’s assets as of the Effective Date, (vi) the assignee agrees in writing to comply with Customer’s obligations under this Agreement, and (vii) the Parties agree on the allocation of Charges for Services that are partially assigned by Customer to an assignee.

15.9 Amendments. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Parties hereto that expressly references the Section of this Agreement to be amended; or (b) by a waiver in accordance with Section 15.10.

15.10 Waivers. Either Party may (a) extend the time for the performance of any of the obligations or other acts of the other Party; (b) waive any inaccuracies in the representations and warranties of the other Party contained herein or in any document delivered by the other Party pursuant hereto; or (c) waive compliance with any of the agreements of the other Party or conditions to such Party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

15.11 No Third Party Beneficiaries. Except as provided in Section 10.4 and Section 13.1, this Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

15.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the Parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by either Party hereto; and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

15.13 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION OR LIABILITY DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION OR LIABILITY, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER ‘THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 15.13.

15.14 Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf’ form) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

15.15 Force Majeure.

(a) If a Force Majeure Event is claimed by either Party, the Party making such claim shall orally notify the other Party as soon as reasonably possible after the occurrence of such Force Majeure Event and, in addition, shall provide the other Party with written notice of such Force Majeure Event within [****] ([****]) days after the occurrence of such Force Majeure Event.

(b) Neither Party hereto will be liable for any nonperformance or delay in performance of the terms of this Agreement when such failure is due to a Force Majeure Event. If either Party relies on the occurrence of a Force Majeure Event as a basis for being excused from performance of its obligations hereunder, such Party relying on the Force Majeure Event shall (i) provide an estimate of the expected duration of the Force Majeure Event and its probable impact on performance of such Party’s obligations hereunder and (ii) provide prompt notice to the other Party of the cessation of the Force Majeure Event. In no event shall a Force Majeure discharge a Party’s obligation to pay amounts due hereunder but will excuse the delay in executing payment only to the extent caused by the Force Majeure Event.

(c) Upon the occurrence of a Force Majeure Event, the same will, so far as possible, be remedied as expeditiously as possible using commercially reasonable efforts. It is understood and agreed that nothing in this Section 15.15(c) shall require the settlement of strikes, lockouts or industrial disputes or disturbances by acceding to the demands of any opposing party therein when such course is inadvisable in the discretion of the Party having the difficulty.

15.16 Independent Contractors. Service Provider is an independent contractor, with all of the attendant rights and liabilities of an independent contractor, and not an agent or employee of Customer. Any provision in this Agreement, or any action by Customer, that may appear to give Customer the right to direct or control Service Provider in performing under this Agreement means that Service Provider shall follow the desires of Customer in results only.

15.17 Acknowledgement. The Parties acknowledge that the terms and conditions of this Agreement have been the subject of active and complete negotiations, and that this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any provision of this Agreement.

15.18 Order of Precedence. In the event of a conflict between Sections 1 through 15 of this Agreement and the Schedules and Exhibits hereto, Sections 1 through 15 of this Agreement shall take precedence over the Schedules and Exhibits.

15.19 Survival. Any provision of this Agreement which contemplates performance or observance subsequent to any termination or expiration of this Agreement will survive any termination or expiration of this Agreement and continue in full force and effect including, but not limited to, the following: Sections 7.4 (Portability Package), 9 (Confidentiality), 13 (Indemnification and Limitations on Liability), 15.4 (Public Announcements), 15.5 (Headings and References; Construction), 15.6 (Severability), 15.14 (Counterparts), and 15.15 (Force Majeure).

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their authorized representatives, to be effective as of the 2nd Amendment Date.

THE DOW CHEMICAL COMPANY

By:	/s/ James R. Fitterting
Name: James R. Fitterting
Title: Executive Vice President

STYRON LLC

By:	/s/ Christopher D. Pappas
Name: Christopher D. Pappas
Title: Chief Executive Officer and President

STYRON HOLDING B.V.

By:	/s/ F.J.C.M Kempenaars
Name: F.J.C.M Kempenaars
Title: Director

Schedule A

Statements of Work

Schedule A-1

Statement of Work - Market Sell Support Services

1.	INTRODUCTION

This Schedule A-1 (this “Statement of Work”) is attached to and incorporated by reference in that certain Second Amended and Restated Master Outsourcing Services Agreement by and between Service Provider and Customer dated June 1, 2013 (the “Agreement”).

The Market Sell Support Services marked below with an asterisk (*) are dependent on Service Provider Systems as a critical enabling tool and cannot be provided by Service Provider if Recipient migrates away from the Service Provider Systems.

2.	RESPONSIBILITY MATRIX FOR BASE SERVICES

The responsibility matrix set forth below indicates who is accountable for listed processes, activities and tasks as part of the Base Services for Market Sell Support Services.

Item	Base Services	Service Provider	Recipient
2.1	Work Process and IT Solutions
A.	Attribute Assignments*
1.	Provide best practice work processes and tools that allow Recipient to align and maintain customer, industry and people assignments to sales transactions.	X
2.	Provide transactional data loading resources and tools to support customer assignments, industry assignments and other assignments that Service Provider adds to the “MyAssignments” Intranet pages.	X
B.	Market Sell Reporting*
3.	Deliver and maintain the following sales databases and reporting tools as applicable: Business Object Reporting, Cognos PowerPlay, and TPM Seller Pivot Table (collectively, “Market Sell Reporting Tools”).	X
4.	Use commercially reasonable efforts to provide data and reports timely and completely. Key price element fields to be provided in reporting tools are: invoiced price, volume, discounts, rebates, corrections, net price, payment terms, cost, freight, customer specific sales allowance.	X

Item	Base Services	Service Provider	Recipient
5.	Provide standard user training sessions on Market Sell Reporting Tools as needed.	X
6.	Perform troubleshooting and provide support for Market Sell Reporting Tools, including appropriate Service Provider contact information for escalation when needed.	X
2.2	Additional Recipient Responsibilities
7.	Provide to Service Provider the content for transactional data loading resources and tools described in Section 2.1(A).		X

3.	EXCLUDED SERVICES

In addition to any other activities designated as excluded elsewhere in this Statement of Work, the following activities are not included within the scope of Services provided under this Statement of Work:

3.1	Providing field sales system support outside of North America and Europe.

3.2	Providing training for customized tools and work processes.

3.3	Providing Market Sell Reporting Tool support and remediation other than Service Provider’s standard IT support (e.g., support of Market Sell Reporting Tools on iPads, Androids or other emerging information technology platforms).

4.	SERVICE STANDARDS

Unless otherwise specified in the Agreement or any Schedule, the Services under this Agreement will initially be performed in substantially the same manner (including historical usage levels and geographic provisioning) that such Services were generally performed by Service Provider immediately prior to the 2nd Amendment Date, and thereafter will continue to be performed in substantially the same manner (including proportionate usage levels and geographies) as Service Provider generally performs such services for its own retained businesses, except to the extent such Services differ because of the need to follow legal corporate formalities and to keep Recipient Data separate from Service Provider data. In no event will Service Provider be required to make any customization to the Services (or Service Provider’s associated Systems or processes) that are unique to the Recipients, beyond the customizations that Service Provider elects to make to support the Service Provider Systems and work processes, except for customizations that are expressly agreed upon in accordance with this Agreement or, subject to Section 3.1(f) to the Agreement, customizations that are required by applicable Laws. To the extent Customer or any Recipient requests Services that exceed or fall below the usage levels as of the 2nd Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such increase or reduction may constitute a Price Adjustment Event in Schedule C to the Agreement. In such event, Service Provider will provide Customer with reasonable supporting information about the increased or decreased usage level together with the associated change to the charges. To the extent Customer or any Recipient requests Services that exceed geographic provisioning of the Services as of the 2nd Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such Services shall constitute Additional Services, as applicable. The Recipients shall comply in all material respects with Service Provider’s applicable work processes, policies and procedures and any applicable terms and conditions of third party suppliers, to the extent that Service Provider has provided Customer with written notice of such work processes, policies and procedures and/or third party supplier terms and conditions.

5.	KEY PERFORMANCE INDICATORS

Service Provider’s performance will be measured against Key Performance Indicators and associated criteria (“KPIs”) which shall be mutually agreed upon by the Parties within [****] ([****]) months after the 2nd Amendment Date, and thereafter set forth in Market Sell Service Guidelines. The KPIs shall be subject to periodic review as provided in Section 5 of Schedule F. If Service Provider is required to implement additional measurement and monitoring tools for KPIs requested by Customer, such addition shall be added in accordance with the provisions of Article 3 of the Agreement.

Schedule A-2

Statement of Work - Information Technology Services

1.	INTRODUCTION

This Schedule A-2 (this “Statement of Work”) is attached to and incorporated by reference to that certain Second Amended and Restated Master Outsourcing Services Agreement by and between Service Provider and Customer dated June 1, 2013.

The Information Technology (“IT”) Services marked below with an asterisk (*) are dependent on Service Provider Systems as a critical enabling tool and cannot be provided by Service Provider if Recipient migrates away from the Service Provider Systems.

This Statement of Work identifies the dependencies between certain IT Services (i.e., IT Services that Service Provider can provide only in combination with certain other IT Services). To the extent this Statement of Work identifies the dependencies for Highly Integrated Services, the Parties shall take such dependencies into account in the event that Customer desires to terminate any Highly Integrated Service. For avoidance of doubt, the Parties acknowledge and agree that Recipients may, from time to time during the Term, request that Service Provider provide certain IT Services without the dependent IT Services, and Service Provider shall discuss in good faith any such request with the applicable Recipient and use reasonable efforts to accommodate such request.

General Service descriptions in this Statement of Work are provided for informational purposes only and shall not be deemed to confer responsibilities on Service Provider. Service Provider responsibilities for the applicable Service are listed under the Service Provider column within each section of the Statement of Work.

2.	DEFINITIONS

2.1	Definitions. As used in this Statement of Work, the following terms have the following meanings:

“Application Acceleration Services” means appliances installed to optimize bandwidth to improve the end user experience on the wide area network. These devices are minimally installed at hub site locations to improve site to site traffic optimization but also can be installed at sites at the Service Provider’s discretion to optimize bandwidth.

“Client Supported Application or Device (CSAD)” means the process that must be followed in order to: I) connect any device to the network not supported by the Service Provider or 2) implement an application/external service for use by Recipient suppliers or end users which will have data traversing the local or wide area network. This process triggers a registration process which is intended to provide clarity on roles and responsibilities around patch and security management of such elements and work to assure there will be no negative impact to the Service Provider Services delivered to the Recipient or itself.

“Capacity Management” means activities to ensure that IT capacity meets current and future business requirements. Capacity Management uses service requirements and measurement systems held against capacity plan design criteria targets and thresholds. Capacity Management follows Information Technology Infrastructure Library (ITIL) framework and is comprised of business, service, and component capacity management.

“Disaster Recovery” means activities related to, the recovery or continuation of, enterprise critical application services in the event of a disaster. The restoration would include the technical restoration of all production enterprise critical applications and infrastructure elements necessary for the enterprise critical applications. It also includes enabling the ability of end users to access the recovered enterprise application services. Additional activities include developing of disaster recovery plans, Capacity Management for recovery location, and exercising such recovery plans.

“External Collaboration” means: (a) electronic workspace enabling the sharing of presentation material and documents on a project basis (i.e., SharePoint); and (b) web conferencing enabling electronic real time meetings (i.e., LiveMeeting).

“Maintenance” means the upkeep and governance of the Service Provider Equipment and Service Provider Software used to provide Services to the Recipient, including development and maintenance of service plans, software and hardware leveling, software and hardware patch management, software and hardware upgrades, managing the backend supporting tools, maintaining market awareness for the service, lifecycle management including short and long term service design, service evolution approach and implementation, business continuity planning, vendor relationship management, and asset/service documentation.

“Operation” means the activities required to ensure the functionality of the service. Operational activities include availability and performance monitoring (events and faults), log management, Capacity Management, warranty work including but not limited to product replacement, data, configuration, and system backups, backup data storage management, job scheduling, operational metrics to monitor health and performance of the service, configuration management, escalation management, implementation/maintenance/adherence to operational controls, and problem and request (IMACs) management services.

“Provision” means the processes around ensuring the Recipient can request IT Services and have those requests processed by service delivery teams. Provisioning includes development and maintenance of - install, maintain, add, and change (IMAC) - request capabilities, development and maintenance of the request management processes and tools, and facilitation of the expected response time with the operational teams as to request delivery times of any IMAC.

3.	DESCRIPTION OF BASE SERVICES AND RESPONSIBILITY MATRIX FOR BASE SERVICES

The Services described in this Statement of Work fall into the following categories:

(a)	IT Infrastructure Services: The Provision, Operation and Maintenance of information technology infrastructure, including Managed Connectivity, Collaboration, Voice, IT office solutions, End User Device and Global Services as specified in Section 3.1 below.

(b)	IT Application Services: The Provision, Operation and Maintenance of application hosting and support services, including ERP Application Hosting, Dedicated Application Hosting, and Dedicated Application and Interface Services as specified in Section 3.2 below.

The responsibility matrix set forth below indicates who is accountable for listed processes, activities and tasks as part of the Base Services for IT Services.

Item	Base Services	Service Provider	Recipient
3.1 IT Infrastructure Services
A. Managed Connectivity Services* (Highly Integrated)
General Service Description. Managed Connectivity Services cover various aspects of connectivity in a highly complex globally distributed network with emphasis on availability, performance and connectivity options.
Global Services and End User Device Services are highly integrated with the Managed Connectivity Services.
1.	Provision, Operation, and Maintenance of the wide area network (“WAN”) (also referred to as the enterprise network), on-site wired and wireless network Services, Internet connectivity, remote access (i.e., VPN) and Application Acceleration Services.	X
2.	Provision and Maintenance of specifications for physical cabling (wire and cable), including support of existing physical wiring within and between buildings.	X
3.	Coordination of wiring and cable projects.	X

Item	Base Services	Service Provider	Recipient
4.	Communication of wiring and cabling specifications to the Recipient.	X
5.	Perform technical IT detailed site review upon request of the Recipient which can include showing technical design documents.	X
6.	Ensure that all Service Provider owned buildings in which Recipient is a tenant and where Information Technology Services are required are fit for use, including, but not limited to, power, racking, and secured rooms.	X
7.	Provide detailed requirements in advance of any service changes requiring a change in the current design of Recipient managed network closets/computer rooms (e.g., change in air/heat/power needs, additional or reduction of rack space).	X
8.	Provide logical design documentation of site technical setup. Requests for logical documentation will be provided within five (5) business days.	X
9.	Capacity Management includes the WAN circuits, firewalls, IP addresses, port capacity, wireless controllers, and remote access connections.	X
10.	Provide detailed requirements in advance of any service changes requiring a change in the current design of Service Provider managed network closets/computer rooms (e.g., Change in air/heat/power needs, additional or reduction of rack space). Service Provider will make reasonable efforts to facilitate these changes.		X
11.	Ensure that each IT system-related wiring and cabling work not performed by or on behalf of Service Provider adheres to Service Provider specifications.		X
12.	Ensure that all Recipient’s owned buildings where IT Services are required are fit for use, including, but not limited to, power, racking, and secured rooms.		X
13.	Ensure that all Recipient-managed public Internet access points are designed and configured so as not to adversely impact or interfere with Service Provider’s wireless access points by jointly conducting a design review prior to implementation.		X
14.	Limitations on Services. The following activities are not included within the scope of Services provided under this Statement of Work:
	(i)	Provision and ownership of physical wiring, racking, power, and related facilities between and within buildings where sites or buildings leased by the Recipient;

Item	Base Services	Service Provider	Recipient
(ii) New wiring, cable, and related facilities upgrade projects; and

(iii) Support of process control networks and instrument device control networks.
B. Collaboration Services
General Service Description. Collaboration Services are related to providing users the ability to connect with their internal and external stakeholders around the world.
Global Services and Managed Connectivity Services are highly integrated with Collaboration Services.
15.	Provision, Operation, and Maintenance of intra/inter-Recipient (i.e., Recipient to Recipient) email, calendaring and email faxing.	X
16.	Provision, Operation and Maintenance of intra/inter-Recipient instant messaging (i.e., quick communication capability, sharing desktops, presence information, audio calling).	X
17.	Provision, Operation and Maintenance of audio conferencing (i.e., toll/toll-free phone conference services) and web conferencing (i.e., desktop/single program sharing, attendee management, polling).	X
18.	Provision, Operation and Maintenance of web hosting (i.e., SharePoint, corporate intranet web site hosting, proxy services, linkages to backend databases).	X
19.	Provision, Operation and Maintenance of infra/inter-Recipient document and desktop sharing (i.e., check- in and check-out capabilities, version tracking and recovery of previous stored versions, search capabilities).	X
20.	Capacity Management includes individual mailbox sizes, email traffic routings, anti SPAM/anti-virus servers, bridge head servers, application email servers and Active Directory (AD) servers.	X
21.	Provision of External Collaboration Services (i.e., SharePoint) upon Recipient’s request for specific External Collaboration events and time periods to provide collaboration ability with parties who do not have direct access to the Recipient’s network.	X
22.	Limitations on Services. The following activities are not included within the scope of Services provided under this Statement of Work:
(i)

Maintenance or Operation of application messaging, external instant messaging (i.e., Yahoo Messenger used within Recipient’s Hydrocarbons Organization), external shared workspaces (i.e., externally hosted SharePoint Sites), external threaded discussions and external lists;

Item	Base Services	Service Provider	Recipient
	(ii)	Provisioning, Maintenance, or Operation of audio and video equipment in non-video enabled conference rooms, including projectors, screens, microphones and speakers;

	(iii)	Provisioning, Maintenance, or Operation of desktop video (i.e., Recipient implemented desktop video services); and

	(iv)	Provisioning, Maintenance, or Operation of video enabled conference rooms.
C. End User Device Services* (Highly Integrated)
General Service Description. End User Device Services include the provisioning of laptop or desktop computers, a common workstation platform through a secure and managed Windows-based computing environment and personal productivity Software that enables access to Application Services (as described in Section 3.2) and Collaboration Services.

The End User Device Service provides smart phone and tablet computing capability through a defined selection of devices. The End User Device Service also provides access to email, calendar and contacts for Recipient-owned devices.

The Parties acknowledge and agree that Service Provider’s ability to provide End User Device Services in connection with smart phones and tablets is subject to any geographic limitations of applicable third party service providers.

Global Services, Managed Connectivity Services, and Collaboration Services are highly integrated with End User Device Services.

23.	Provision, Operation and Maintenance of workstation hardware (e.g., standard or higher powered desktop/laptop (shared or individual), keyboard, docking stations and mouse), operating system, core standard applications (e.g., Microsoft Word, Microsoft Excel, etc.) and Software-related patch management.	X
24.	Provision, Operation and Maintenance of mobile access to Recipient enterprise email, phone, contacts, calendar, and a lightweight web browser.	X
25.	Software lifecycle and version management.	X
26.	Next generation planning of the end user workstation product (software and hardware) including refresh plans and interaction with Recipient on such plans.	X
27.	Document a mutually agreed to plan to refresh workstation equipment within four years from the date of the past refresh project completion (currently targeted to be completed by end of 2015) and build the plan to upgrade workstation equipment within twelve months of the hardware failure rate for warranty repairs compared to the total install base is greater than or equal to two percent (2%) for three consecutive months.	X

Item	Base Services	Service Provider	Recipient
28.	Capacity Management includes monitoring of warehouse workstation inventory, workstation software client licensing, backup servers, virus management servers, and workstation core application shelving services servers and disk storage.	X
29.	Follow the Customer Supported Application or Device (CSAD) process when attaching any non Service Provider managed device to the network.		X
30.	If workstation hardware is no longer deployed to an individual, promptly return workstation hardware to Service Provider.		X
31.	Ensure that Recipient’s users adhere to licensing requirements for non- standard Software installed on the workstations.		X
32.	Comply with all Service Provider terms and conditions, found on the Dow Services and Solutions page, for use of smart phones, tablets and related services.		X
33.	Analyze and, if applicable, implement Service Provider’s recommendation for Recipient to acquire a mobile carrier data connection for smart phone and tablet services.		X
34.	Limitations on Services. The following activities are not included with the scope of Services provided under this Statement of Work:

(i) Support of accessories other than keyboard, docking station and mouse;

(ii) Support of external monitors, handheld computers and personal (“PDAs”);

(iii) Support of personal use Software or hardware licensed to Recipient’s users;

(iv) Tasks and activities related to non-standard Service Provider Software;

(v) Tasks and activities related to non-standard Recipient workstations;

(vi) Purchase of the physical cellular telephone, smart phone device, or tablet; and

(vii) Negotiation, execution, administration and similar tasks and activities the individuals’ carrier service agreements.
D. Managed Print Services
General Service Description. Managed Print Services are related to a global print environment that is centrally monitored, managed and maintained. Managed Print Services include replenishing consumables and providing break-fix support. Additionally, Managed Print Services provide access to Service Provider’s document management centers with print production capability that can be used for high-volume special printing needs, such as binding, cover pages, and special formats (“Document Management Centers”). As of the Effective Date, Document Management Centers are available in various geographic areas and are generally centralized at larger sites.
Global Services and Managed Connectivity Services are highly integrated with the Managed Print Services.
35.	Provision, Operation and Maintenance of shared office print drivers and print devices (e.g., black and white, color printers, multi-functional devices, and impact printers for SAP printing).	X

Item	Base Services	Service Provider	Recipient
36.	Provision, Operation, and Maintenance of print consumables (e.g., toner/ink, drums, etc.)	X
37.	Operation of black and white printing, color printing, scanning, copying, faxing, and secure print capabilities.	X
38.	Provision of, access to, and use of, existing Service Provider Document Management Centers for printing, scanning, and copying services, including special print projects.	X
39.	Capacity Management includes monitoring of print servers.	X
40.	Receive and install supplies, assist help desks and clients in performing troubleshooting, and serve as the primary focal point for the devices.		X
41.	Limitations on Services. The following activities are not included within the scope of Services provided under this Statement of Work:

	(i)	Activities related to impact printer supplies (e.g., ribbon and print including Provision, Operation, and Maintenance thereof;

	(ii)	Activities related to printers, installed following the CSAD process, Recipient for certain specialized applications or devices owned Recipient, such as barcode (thermal) printers, special purpose individual local printers, local scanners, standalone fax machines including Provision, Operation, and Maintenance thereof;

	(iii)	Provisioning of paper; and

	(iv)	Establishment of additional Document Management Centers.
E. Voice Services
General Service Description. Voice Services consist of Office Voice Services and Call Center Services (as described below). Office Voice Services include the performance of phone with Recipient’s site and business requirements, including provisioning of individuals, conference rooms, common areas and site-specific emergency dialing Services include customizable voice services in connection with the Recipient’s simultaneous calls.
Global Services, Managed Connectivity Services, End User Device Services and are highly integrated with Voice Services.
42.	Office Voice Services* (Highly Integrated) - Provision, Operation and Maintenance of telephony services, integrated voicemail to email, workstation-based phone capabilities, long distance services and integration of computer and telephone systems.	X
43.	Call Center Services - Provision, Operation and Maintenance of an automated menu system for inbound callers, toll-free	X

Item	Base Services	Service Provider	Recipient
numbers, programmed call routing based on Recipient’s business requirements, historic and real-time reporting and audio conferencing services.
44.	Capacity Management includes monitoring of call admission control, call managers, unified contact center enterprise, voice portals, peripheral gateways, class of service on WAN circuits, and meet-me line connections.	X
45.	Review Voice Service 12-18 month uplift or change plans for Voice Services in third quarter each year calendar year that could cause Recipient to purchase handsets.	X
46.	Provision, Operation and Maintenance of handsets.		X
47.	Limitations on Services. The following activities are not included within the scope of Services provided under this Statement of Work:

	(i)	Tasks and activities related to purchasing and supporting telephone accessories (e.g., headsets), cellular telephones and accessories, calling cards and pagers other than Services described above.
F. Information Storage Services
General Service Description. Information Storage Services are related to storage, protection and management of Recipient Data.
Global Services, Managed Connectivity Services, and Collaboration Services are highly integrated with Information Storage Services.
48.	Provision, Operation and Maintenance of shared workspaces (i.e., SharePoint), personal data storage on a file server available and secured for individual use (i.e., S Drives, Outlook Personal Storage), and provision of disk drive space on a file server available and secured for defined work groups or teams to enable common file storage and support (i.e., Public and Group file shares).	X
49.	Provision, Operation and Maintenance of a web hosting environment for hosting of internal web sites (i.e., Intranet) for use by Recipient, as well as a web hosting search capability.	X
50.	Provision of tools for web development and content management by Recipient of Recipient’s internal websites.	X
51.	Provision, Operation and Maintenance of web hosting environment for hosting of public Internet web sites for use by Recipient, with or without integration to Service Provider applications to be accessed by external parties.	X
52.	Ensure backup data for Information Storage Services are retained for thirty (30) calendar days.	X

Item	Base Services	Service Provider	Recipient
53.	Request approval for any mass data movements (assuring no cross- border transfer of data) from one device to another due to equipment technology changes or capacity issues.	X
54.	Capacity Management includes but is not limited to file servers, file server storage, back up servers, back up storage, Storage Area Network (SAN), off-site tapes, Intranet web servers, and SharePoint servers.	X
55.	Perform assessment and approval of mass data movement requested by the Service Provider.		X
56.	Provision, Operation and Maintenance of any external storage media procured by Recipient (e.g., thumb drives, external workstation drives, etc.).		X
57.	Web development and content management.		X
58.	Compliance with Service Provider’s Information Storage Services best practices, to the extent Service Provider has provided the Recipient with written notice of such best practices.		X
59.	Limitations on Services. The following activities are not included within the scope of Services provided under this Statement of Work:

	(ii)	Content and content management related to public Internet website hosting; and

	(ii)	Provisioning of tools for public Internet web development and content management by Recipient.
G. Global Services* (Highly Integrated)
General Service Description. As of the Effective Date, Global Services leverage the Information Technology Infrastructure Library (“ITIL”) as an industry best practice framework for delivering end-to-end service and support of Recipient’s organization. These services are foundational elements to providing services across all the Services.
Global Services are highly integrated with all other services within the IT SOW.
60.	Provision and maintenance of end user IT support and reference documentation. Self help, quick reference guides, and general documentation is available on Services and Solutions Pages, Intranet Pages, and Request Center.	X
61.	Provision, Operation and Maintenance of the Global Service Desk (“GSD”) as a single point of contact for requests and problems related to IT Services.	X
62.	Operation and Maintenance of global data centers, data center management, backup and restore job scheduling, and tape/media management.	X

Item	Base Services	Service Provider	Recipient
63.	Provide necessary on-site resources (individuals who will go to a site when there is a need to physically touch a piece of equipment) and remote support resources (individuals who support from remote location) for general operations.	X
64.	Work with Recipient to maintain the IT environment in compliance with Laws and adherence to Service Provider standards.	X
65.	Provide warranty service for Service Provider managed equipment (repair or replacement of defective equipment, at Service Provider’s option).	X
66.	Provide Recipient a copy of current Service Provider standards.	X
67.	Manage Service Provider IT assets used to support Recipient services (including hardware and software assets).	X
68.	Manage spare parts for IT assets used to support Recipient services.	X
69.	Ensure a documented process is in place to support the connecting of a Recipient supported application or device (aka, Client Supported Application or Device) to the enterprise and local networks.	X
70.	Provide open and closed request and problem ticket reports.	X
71.	Provide clarity, at a minimum, within the first quarter of each calendar year of the key sustainability activities or known large changes planned for the next twelve (12) months related to the IT Services provided to the Recipient.	X
72.	Capacity Management includes GSD speed to answer calls, GSD call volume by key service area, and Request Center Servers.	X
73.	Provide specific backup and/or recovery success reports upon request.	X
74.	Assume the risk of loss or damage for the equipment while it is in Recipient’s care, custody and control.		X
75.	Comply with the applicable Service Provider specifications (e.g., workstation specifications, server specifications, cabling specifications), standards (e.g., product architecture standards, technical architecture standards) and testing requirements to ensure compatibility and proper integration with Service Provider Systems to the extent applications or infrastructure operate on or interconnect with Service Provider Systems.		X
76.	Ensure all Recipient-managed equipment and applications that will be connected to or servicing users through the WAN are documented via the CSAD process.		X

Item	Base Services	Service Provider	Recipient
Change Management
77.	Operation and Maintenance of a standard IT change management process to introduce changes with minimal disruption into the computing environment.	X
78.	Provide notification to Recipient of IT changes being made that could impact Recipient managed services.	X
79.	Provide information regarding changes to critical applications or infrastructure to support a Recipient audit request (e.g., list of changes, approvals for sampled changes).	X
80.	Provide timely notification of changes Service Provider’s security systems if such changes will or may impact the Recipient’s Human Resource data systems.	X
81.	Provide timely notification of changes to Recipient’s Human Resources data systems if such changes will or may impact Service Provider’s Services.		X
82.	Provide or facilitate the gathering of Recipient approvals necessary to implement IT changes.		X
83.	Notify Service Provider of any change that could impact Service Provider’s ability to provide Services.		X
Incident Management
84.	Operation and Maintenance of a standard IT incident management process to manage and resolve unplanned outages impacting the computing environment (including recurring problems).	X
85.	Provide notification to Recipient of IT incidents that impact Recipient Services provided by Service Provider.	X
86.	Operation and Maintenance of a standard root cause analysis process to identify root causes and work towards implementing.	X
Security Services
87.	Provision, Operation and Maintenance of perimeter protection, network intrusion detection, virus and patch management, Internet site filtering, and Internet trusted site definition.	X
88.	Provision, Operation and Maintenance of appropriate user information and access controls in accordance with the Recipient’s instructions regarding authorized users and levels of access to Systems and applications.	X

Item	Base Services	Service Provider	Recipient
89.	Using reasonable efforts (in accordance with industry best practices) to prevent and/or remove any viruses or other contaminators (including but not limited to, bugs, worms, logic bombs, Trojan horses or any self propagating or other program) that may infect or cause damage or disrupt the Services.	X
90.	Monitoring used to identify unauthorized hardware and software.	X
91.	Promptly notify Recipient in the event that a Recipient past employee is being hired by Service Provider and is expected to use the same named network identifier (User ID). Additionally, Service Provider is NOT to provide the account and credentials to the re-hired employee until Recipient has provided their approval.	X
92.	Provide information regarding security administration to support a Recipient audit (e.g., approval and re-approval documentation, access management and control process understanding, segregation of duties control process understanding, documented security exceptions).	X
93.	Service Provider will not unreasonably withhold access, or approvals for access, to Systems housing the Recipient data.	X
94.	Promptly notify Service Provider when an individual’s access is no longer necessary due to a role change or a change in employment status.		X
95.	Maintain source data for all employees and contractors related to employee identification numbers, leadership alignment and location information and load such data into Service Provider’s Systems.		X
96.	Ensure IT Terms of Use agreements set forth in Exhibit 1 are signed and documentation maintained.		X
97.	Provide to Service Provider instructions regarding authorized users and levels of access to Systems and applications.		X
3.2 Application Services
A. Enterprise Resource Planning (ERP) Application Hosting Services* (Highly Integrated)
General Service Description. ERP systems integrate internal and external management information across the organization, automating activity with an integrated Software suite. ERP systems facilitate the flow of information between the business functions.
Global Services, Managed Connectivity Services, End User Device Services, Print Services and Collaboration Services are highly integrated with ERP Application Hosting Services.

Item	Base Services	Service Provider	Recipient
ERP Application Hosting Services are critical to Service Provider’s ability to provide various related Services (e.g., certain Supply Chain Services and EH&S Services). Accordingly, the Parties acknowledge and agree that Service Provider may be unable to provide certain Services if Recipient no longer receives the ERP Application Hosting Services, including if Recipient migrates away from Service Provider’s ERP system.
98.	Provision, Operation and Maintenance of Service Provider’s ERP system, including network, hardware, databases, utilities, security, and backups associated with the ERP-related services.	X
99.	Operation and Maintenance of Disaster Recovery for enterprise critical applications listed in Attachment 4. Support includes but is not limited to annual testing of the Disaster Recovery plan and procedures and annual reporting summarizing the results of such tests.	X
100.	In the event of a declared disaster, restoring enterprise critical applications and supporting IT infrastructure listed in Attachment 4 to expected “return to operations” and “recovery point objectives” timeframes as reasonably agreed with Service Provider and the Recipient.	X
101.	Include Recipient in annual planning process for Disaster Recovery testing.	X
102.	Provision, Operation and Maintenance of Service Provider’s Shared Data Network (“SDN”); extract, transform, and load (“ETL”) utilities; data marts; and business intelligence tools for Recipient Data hosted within data warehouses provided by Service Provider	X
103.	Provision, Operation and Maintenance of electronic business transactions, including EDI and electronic marketplace services to support Recipient’s operations and Services provided by Service Provider.	X
104.	Provision, Operation and Maintenance of Service Provider’s global code database and code distribution to transaction and reporting systems. Global codes include codes that are critical to effective management of an integrated business across multiple application systems (e.g., customer codes, material codes).	X
105.	Assist Recipient in the extraction of Recipient codes upon request.	X
106.	Assist Recipient in development of business continuity plans to help mitigate the risks that may affect their critical processes and technologies.	X

Item	Base Services	Service Provider	Recipient
107.	Establish necessary business continuity plans to enable the continued delivery of products and services in the event of a disruption to business service components, processes, or applications.		X
108.	Work with Service Provider with respect to business continuity planning and testing for Recipient executed work processes and services as follows:		X

(i) Determine the criticality of data and systems;

(ii) Communicate to Service Provider changes that may impact the IT recovery plans; and

(iii) Exercise business continuity plans to ensure effectiveness.
109.	Limitation on Services. The following activities are not included within the scope of Services provided under this Statement of Work:

	(i)	Recipient access to the coding system used by Service Provider to provide global code services under Section 3.2.A., Item 104; and

	(ii)	Operation, maintenance, and support of functional services provided using the Service Provider ERP system.
B. Dedicated Application Hosting Services
General Service Description. Dedicated Application Hosting Services enable the Recipient to host dedicated business applications on a secure monitored and operational platform. Dedicated Application Hosting Services allow for connectivity for end users and interfacing to leveraged applications, enabling robust work process capabilities.

Global Services and Managed Connectivity Services are highly integrated with Dedicated Application Hosting Services.
110.	Operation and Maintenance of hosting infrastructure for Recipient’s applications listed in Attachment 1.	X
111.	Provide timely notification of changes to Service Provider’s Services Systems if such changes will or may impact the Recipient’s hosted Systems or applications listed in Attachment 1.	X
112.	Provide timely notification of additional applications that are planned to be placed within the hosting environment.		X
113.	Provide application expertise and support including, but not limited to, security monitoring, patch management (application and database), development, remediation to operate on standard platform, testing, integration and support for hosted applications.		X

Item	Base Services	Service Provider	Recipient
114.	Limitations on Services. The following activities are not included within the scope of Services provided under this Statement of Work:

	(i)	Development, testing, integration and support of the applications identified in the ROFAN or the Technical Services Agreement;

	(ii)	Development, testing, integration and support of the applications identified in Attachment 1;

	(iii)	Provisioning of equipment necessary to host additional applications or data not identified in Attachment 1; and

	(iv)	Operation, maintenance, and support of leveraged applications.
C. Dedicated Application and Interface Support Services
General Service Description. Dedicated Application and Interface Support Series provide end-to-end support for interfaces identified in Attachment 2 and Recipient’s business applications identified in Attachment 3, including clarification of business capabilities and answering data and technical questions that arise.
Global Services and Managed Connectivity Services are highly integrated with Dedicated Application and Infrastructure Support Services.
115.	Operation and support of interfaces to Recipient’s applications hosted outside of Service Provider infrastructure (such interfaces are listed in Attachment 2).	X
116.	Operation, Maintenance and support of dedicated Recipient applications hosted on Service Provider infrastructure (as such applications are listed in Attachment 3)	X
117.	Provide timely notification to Recipient of changes to Service Providers applications that could impact data interfaces. Such changes can not impact the continuity of the data elements and format being transferred. In the event that such a change does cause data element or format issues, Service Provider is responsible for restoring capability.	X
118.	Provide application product management for Recipient applications.		X
119.	Provide application expertise and support for interfaced applications that are receiving or sending data via a Service Provider-supported interface.		X
120.	Assist Service Provider in troubleshooting and resolving interface issues between source and target applications.		X
121.	Assist Service Provider in testing interfaces between source and target applications.		X
122.	Provide timely notification to Service Provider of changes to Recipient applications that could impact the data interfaces.		X

Item	Base Services	Service Provider	Recipient
123.	Limitations on Services. The Following activities are not included within the scope of Services provided under this Statement of Work:

	(i)	Development of new interfaces and support of applications other than those listed in Attachments 2 and 3;

	(ii)	Tasks or activities associated with changes triggered outside of Service Provider’s control (e.g., regulatory changes, report changes) to the interfaces and applications listed in Attachments 2 and 2, except if the Parties mutually agree that such change requires no more than forty (40) hours of services by Service Provider (“Minor Change”). Services in excess of forty (40) hours in connection with a Minor Change (regardless of the initial estimate of the effort associated with such change) and services associated with any other changes shall constitute Additional Services and shall be subject to the Parties’ mutual agreement on the terms applicable to such Additional Services, including additional Charges; and

	(iii)	Operation, maintenance, and support of leveraged applications.

4.	EXCLUDED SERVICES

Excluded services are listed in the applicable Sections of this Statement of Work. Additionally, Service Provider will not perform, and Recipient agrees to self-perform, the client interaction activities set forth in Exhibit 3 attached hereto.

5.	SERVICE STANDARDS

Unless otherwise specified in the Agreement or any Schedule, the Services under this Agreement will initially be performed in substantially the same manner (including historical usage levels and geographic provisioning) that such Services were generally performed by Service Provider immediately prior to the 2nd Amendment Date, and thereafter will continue to be performed in substantially the same manner (including proportionate usage levels and geographies) as Service Provider generally performs such services for its own retained businesses, except to the extent such Services differ because of the need to follow legal corporate formalities and to keep Recipient Data separate from Service Provider data. In no event will Service Provider be required to make any customization to the Services (or Service Provider’s associated Systems or processes) that are unique to the Recipients, beyond the customizations that Service Provider elects to make to support the Service Provider Systems and work processes, except for customizations that are expressly agreed upon in accordance with this Agreement or, subject to Section 3.1(f) to the Agreement, customizations that are required by applicable Laws. To the extent Customer or any Recipient requests Services that exceed or fall below the usage levels as of the 2nd Amendment Date, as may be modified by the

Agreement, and Service Provider agrees to provide such Services, such increase or reduction may constitute a Price Adjustment Event in Schedule C, to the Agreement. In such event, Service Provider will provide Customer with reasonable supporting information about the increased or decreased usage level together with the associated change to the charges. To the extent Customer or any Recipient requests Services that exceed geographic provisioning of the Services as of the 2nd Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such Services shall constitute Additional Services, as applicable. The Recipients shall comply in all material respects with Service Provider’s applicable work processes, policies and procedures and any applicable terms and conditions of third party suppliers, to the extent that Service Provider has provided Customer with written notice of such work processes, policies and procedures and/or third party supplier terms and conditions.

In consideration for a price reduction for Customer’s IT Services, Service Provider will not perform, and Recipient will perform, the client interaction activities as set forth in Exhibit 3 attached hereto.

6.	KEY PERFORMANCE INDICATORS

Service Provider’s performance will be measured against Key Performance Indicators and associated criteria (“KPIs”) which shall be mutually agreed upon by the Parties within six (6) months after the 2nd Amendment Date, and thereafter set forth in IT Services Guidelines. The KPIs shall be subject to periodic review as provided in Section 5 of Schedule F. If Service Provider is required to implement additional measurement and monitoring tools for KPIs requested by Customer, such addition shall be added in accordance with the provisions of Article 3 of the Agreement.

7.	TERMS OF USE OF THE INFORMATION TECHNOLOGY SERVICES

Recipient shall require its users to comply with the terms of Exhibit 1 to this Schedule A-2 to enable Service Provider to effectively provide the Services.

EXHIBIT 1

IT TERMS OF USE

1.	SCOPE OF ACCESS.

In connection with the Agreement, the Parties expect Customer and the Recipients to access Service Provider Systems. Customer and the Recipients will access the Service Provider Systems only to receive services from Service Provider as described in the Agreement. In accordance with Section 3.3 of the Agreement, Service Provider may reconfigure, or discontinue or otherwise restrict or block access to any part of the Service Provider Systems.

2.	CONSENT TO MONITORING.

Service Provider may, in its sole discretion, at any time and without notice, access, monitor, search, review, collect, transfer, the use of the Service Provider Systems, including but not limited to its hardware, software, applications, storage devices, process control devices, telecommunications devices, access devices electronic equipment, computers, telephones, devices, internet and e-mail, whether directly attached or remotely connected. Customer and the Recipients hereby consent to such activity. Customer and the Recipients each represent that it has obtained, or will have obtained, from all persons who may or do utilize, or who are otherwise the subject of, any of the Services consents for the foregoing activities, which expressly include, but are not limited, to (1) the collection, processing and storage of data by Service Provider or its agents; (2) cross-border transfers of data as required to provide the Services or to exercise or evaluate rights and obligations wider the Agreement, or as otherwise permitted by Law or mutual agreement; and (3) the processing and disclosure of such data in accordance with applicable Law and to protect or identify the type of information and the corresponding legal rights and obligations of Customer, Recipient, the data subject, or Service Provider, including to comply with discovery obligations. Customer will maintain throughout the duration of the Agreement all such effective consents required by applicable Laws.

3.	CUSTOMER RESPONSIBILITIES.

3.1	Compliance. Customer will cause all persons obtaining access to the Service Provider Systems through Customer or a Recipient (“Users”) to be aware of, and to comply with, Customer’s obligations to Service Provider.

3.2

Login IDs. Service Provider may assign a login code (a “Login ID”) to each Customer or Recipient User that will have access to the Service Provider Systems. It shall be the Customer’s responsibility (i) to protect these Login IDs against unauthorized disclosure and unauthorized use and (ii) to ensure that the information accessed is used solely for the purpose of receiving Services authorized under the Agreement and for no other purpose. Each Login ID will be used only by the User assigned such Login ID by Service Provider. Customer will not permit Login IDs to be used or shared by multiple employees without Service Provider’s prior written consent. Customer will be responsible for any access to the Service Provider Systems by any User or any person accessing the Service Provider Systems through any Login ID issued to Customer or any User, regardless of whether such access was authorized. Customer will not, and will not permit any person to, use the Service Provider Systems in any manner, or attempt to access areas of the Service Provider Systems, other than as expressly specified in the Agreement.

3.3	Security of Customer’s Systems. Customer will be responsible for maintaining equipment and security procedures sufficient to prevent unauthorized access to the Service Provider Systems through Customer’s and the Recipients’ Systems. Without limiting the foregoing, Customer and the Recipients will install and maintain anti-virus and security software acceptable to Service Provider on all Recipients’ Systems used by Customer or the Recipients having access to the Service Provider Systems.

3.4	Notice of Breaches. Customer will immediately notify Service Provider, through its Account Executive of any threatened or actual security breaches or unauthorized access to the Service Provider Systems. Customer will fully cooperate with Service Provider to resolve security issues.

3.5	Compliance with Service Provider Procedures. Customer will comply with all applicable Laws and any other policies and procedure that Service Provider applies generally to third party Service Provider users. Service Provider reserves the right to modify its security procedures from time to time, at its discretion.

3.6	Third Party Restrictions. Customer will comply with all use restrictions on software and other technology licensed to Service Provider and accessed by Customer in connection herewith, provided that Service Provider has notified Customer of such restrictions or Customer is otherwise aware, or should be aware of such restrictions. In addition, Customer shall notify all Users of such restrictions and shall be responsible for ensuring that all Users are comply with such restrictions.

3.7

Transmission of Harmful Material. Customer will not, and will not permit any User to, transmit any unlawful, threatening, libelous, defamatory, obscene, scandalous, inflammatory, pornographic or profane material to or through the Service Provider Systems. Service Provider will be free to cooperate with any law enforcement, regulatory or judicial authorities in connection with Customer’s access to the Service Provider Systems, which cooperation may include disclosure of the identity of, and the information transmitted or received by, any person accessing the Service Provider Systems. Service Provider will be free to take any actions that it deems appropriate to protect the Service Provider Systems.

3.8	Customer Facilities. Customer will provide sufficient physical access controls to appropriately protect Service Provider Systems at Customer facilities from unauthorized access.

3.9	Individual Acknowledgment. Service Provider will require, and Customer shall ensure that all individuals seeking access to Service Provider Systems sign the acknowledgment attached to this Agreement as Exhibit 2 (“Acknowledgment”), as it may be updated by Service Provider from time to time, prior to accessing the Service Provider Systems or obtaining a Login ID. By accessing Service Provider Systems, the Users agree to be bound by the terms and conditions in the Acknowledgment and as may be supplemented and amended in accordance with applicable Laws.

3.10	Non-Employees. Service Provider must specifically approve any Customer requests for access to the Service Provider Systems by non-employees (e.g., Customer agents, contractors, etc.). Customer shall include in any such request for access of a non-employee such person’s current employer, relationship to Customer and reason for requesting access.

4.	USER ACCESS TERMINATION.

Service Provider may immediately suspend or terminate access to the Service Provider Systems granted to any User at any time if such User has violated, or is reasonably suspected of having violated, any terms of this Schedule or at Service Provider’s sole discretion such action is required to preserve the stability or continuity of Services. Service Provider will notify Customer of any such suspension or termination and the parties will work together to remedy the cause. Service Provider shall not be required to reinstate such access unless Service Provider, in its sole discretion, is satisfied that such issue has been resolved.

EXHIBIT 2

Service Provider Systems Access Acknowledgment

FOR EMPLOYEES, AGENTS AND INDEPENDENT CONTRACTORS

OF THIRD PARTIES

(version to be signed by Styron employees, agents and independent contractors of Styron who have access to Dow systems)

I, the undersigned, certify that I                      understand that I will be given access to Service Provider Systems governed by the agreement between Service Provider and [Styron]. This Service Provider Systems Access Acknowledgment (this “Acknowledgment”) is entered into, effective as of the      day of             , 20    , and is binding upon me.

I acknowledge and agree that:

1. Definitions. For purposes of this Acknowledgment, the following terms shall have the meanings ascribed to them below.

“Customer” means [Styron].

“Login ID” means a login code assigned by Service Provider to provide access to the Service Provider Systems.

“Password” means the password associated with a Login ID. “Service Provider” means The Dow Chemical Company.

“Service Provider System” means the Service Provider IT platform plus any other interconnected grouping of Service Provider equipment and/or Service Provider software used in connection with the Services, and all additions, modifications, substitutions, upgrades or enhancements thereto.

2. General. I acknowledge that Service Provider and Customer may provide access to Service Provider’s computing environment by means of a Service Provider-established authentication process and that this access is for legitimate business purposes only. I understand that recreational use is not permitted. I agree that Service Provider may monitor and/or record any access to the Service Provider Systems.

3. Consequences of Misuse. I acknowledge that any misuse of Service Provider’s computing environment may result in:

•	Termination of my use of Service Provider Systems; or

•	Potential liability to me, my employer and/or Service Provider.

4. Directives. I acknowledge that it is important for me to comply with Service Provider’s computing environment directives that follow.

a.	Access Control

I understand that control measures are in place on each of Service Provider’s computing environments to control access to the information and processes they contain. The control measures require me to identify myself by providing my Login ID and to validate my identity by providing a Password chosen and assigned by me. In certain instances I may be required to enter additional Passwords to gain access to highly restricted areas of Service Provider’s computing environment.

b.	Login Ids

By receipt of this notification, I have been issued a unique Login ID. I will not allow others to login using my Login ID; I acknowledge that it is used for accountability of action performed on Service Provider’s computing environment.

c.	Keep your Password Secret

I am responsible for any access that occurs under my Login ID, therefore I agree to carefully control and protect my personal Password. I will not divulge my Password to anyone, will not write my Password down and will not display my Password publicly. I will change my Password frequently to avoid discovery by another person or whenever I feel that the Password may have become known to someone else. Each computer system requires that the Password change frequently. When changing my Password, I will select a Password that I have not used recently. I will choose my Password carefully, so it is hard for others to guess, yet easy for me to remember without having to write it down. I understand that Service Provider has the right to hold myself and my employer responsible for any access that occurs under my Login ID.

d.	Consent to Monitoring and I/S Control

I will not tamper with, compromise or attempt to circumvent any physical or electronic security or audit measures employed by Service Provider in the course of its business. I will not connect to or access Service Provider’s computer network without prior approval from Service Provider. I agree that Service Provider may review the access, computer hard drives, electronic mail communications and anything else on Service Provider Systems or on Service Provider’s premises for any legitimate business purpose. Service Provider reserves the right to access and disclose all messages sent over Service Provider’s electronic mail system, and all computer files contained in Service Provider-supplied computers, for any legitimate business purpose. I acknowledge and agree that I have no expectation of privacy with regard to any information I store on any such computer drives and/or disks. Service Provider reserves the right to disclose any computer file, electronic mail message or other content on Service Provider Systems to law enforcement officials with a legitimate purpose without any prior notice to any individuals who may have written, sent or received such files or messages.

e.	Consent to Transfer Data

I hereby consent to (1) the collection, processing and storage of data by Service Provider or its agents; (2) cross-border transfers of data as required to provide the Services or to exercise or evaluate rights and obligations under the Agreement, or as otherwise permitted by Law or mutually agreement; and (3) the processing and disclosure of such data in accordance with applicable Law and to protect or identify the type of information and the legal rights and obligations of Customer the data subject, or Service Provider, including to comply with discovery obligations.

f.	No Illegal or Undesirable Activity

I will not transmit any unlawful, threatening, libelous, defamatory, obscene, scandalous, inflammatory, pornographic or profane material to or through the Service Provider Systems. I will not perform any hacking activities, subvert any physical or logical security that is intended to protect the Service Provider Systems. In addition, I will not upload any (i) code, program, or sub-program whose knowing or intended purpose is to damage or maliciously interfere with the operation of the computer system containing the code, program or sub-program, or to halt, disable or maliciously interfere with the operation of the Software, code, program, or sub-program, itself, or (ii) device, method, or token that permits any person to circumvent the normal security of the Software or the system containing the code.

g.	Termination of use

I acknowledge and agree that Service Provider may immediately suspend or terminate my access to the Service Provider Systems at any time if I have violated, or am reasonably suspected of having violated, any terms of this Acknowledgment or at Service Provider’s sole discretion if such action is required to preserve the stability or continuity of Services or to perform maintenance, updates or other security patches.

h.	Compliance with Third Party Licenses

I will comply with all use restrictions on software and other technology licensed to Service Provider and accessed by me in connection herewith.

i.	Third Party Beneficiary

The Dow Chemical Company shall be a third party beneficiary under this Acknowledgment and this Acknowledgment shall confer upon The Dow Chemical Company the legal and equitable right to enforce the terms of this Acknowledgment.

Please indicate your agreement with the terms of this Agreement by signing below where indicated:

EMPLOYEE, AGENT, OR
INDEPENDENT CONTRACTOR SIGNATURE:

Printed Name:

Employee or Contractor ID:

EXHIBIT 3

CLIENT INTERACTION ACTIVITIES

A.	SCOPE OF ACTIVITIES.

At all Recipient locations, the following activities will transition from Service Provider to the responsibility of the Recipient, and Service Provider will not perform such activities as part of IT Services.

1.	Operational Support Activities. Recipient will have the following responsibilities:

i.	Respond to Recipient requests for help or assistance (e.g., educating and assisting users on how to get the support they need);

ii.	Understand and instruct Recipient on where to look for self-help documentation, request forms, and general information on IT services;

iii.	Follow-up with client complaints;

iv.	Notify Service Provider of a service outage impacting a site-related incident;

v.	Provide Service Provider an interaction point with impacted clients for a site-related incident;

vi.	Provide Service Provider an alternative interaction point with impacted client for a problem/request case escalation;

vii.	Communicate IT announcements impacting sites, translating to local language as necessary;

viii.	Promote and deliver IT workshops;

ix.	Work with local focal points to define IT business needs at a site/geography and provide consultations on standard IT solutions available;

x.	Manage the Work Group Contact (“WGC”) network at sites;

xi.	Escalate to Regional Information Systems Managers any observed negative patterns with IT services at a site (e.g., increased number of Print issues at a location);

xii.	Act as Recipient focal point for crisis management at sites where o such plans exist (e.g., hurricane zones);

xiii.	Maintain and periodically review IT Systems managed site reliability processes;

xiv.	Facilitate with clients the need for file movement/file clean-up when capacity concerns exist;

xv.	Manage physical security of network closets at Customer-only facilities; and

xvi.	Ensure safety procedures within and around equipment rooms are followed at Customer-only facilities.

2.	Incident Management Activities. Recipient will have the following responsibilities:

i.	Act as the primary contact for incidents impacting a site, providing the current ‘state of affairs’ or any specific details needed regarding the problem with the Service;

ii.	Escalate to Service Provider when incidents are not progressing as needed for a site;

iii.	Facilitate stand down or upgrade positioning during an incident based on site needs;

iv.	Participate on incidents providing the skill set and knowledge of the technical design, service usage patterns and contacts for a site;

v.	Request root cause analysis (“RCA”) for incidents with high impact where the root cause is unknown;

vi.	Request high impact team (“HIT)” when pattern service issues/service outages cause performance concerns at the site or for the overall environment;

vii.	Participate in RCA sessions that had impact on site services;

viii.	Participate in HIT teams that had impact on site services;

ix.	Write and validate client communications regarding site-related incidents;

x.	Participate in testing solutions to resolve incidents where clients need to take action; and

xi.	Communicate major incidents and resolution progress to local Recipient, as necessary (e.g., translating communications).

3.	IT Technical Change Management Activities. Recipient will have the following responsibilities:

i.	Gain clarity on IT Service changes that are introduced by Service Provider;

ii.	Educate clients on the impacts of Service changes introduced by Service Provider;

iii.	Cooperate with change agent and/or Service Support Manager and/or Service Leader to determine impact of an IT Service change to the clients at a site;

iv.	Communicate IT technical changes to local Recipient base, as necessary (e.g., translating communications);

v.	Participate on the Change Advisory Board (e.g., listening for understanding, impact and providing facilitation to gain site specific approvals as necessary);

vi.	Validate the impact and risk for site specific impacts; and

vii.	Facilitate the identification of a “best time to implement” for site specific IT technical changes.

Attachment 1

Recipient Applications Hosted in the Dedicated Hosting Environment

Application Name
AUData
BTV (Batch Trend Viewer
CAMP Reporter
ChemStore Chem Stock MGMT Database
CIPD (Customer Interface Product Database)
Color Match Request Tool
Dashboard
Data Collection DB
Drums in Inventory database (MDU)
Emulsion Polymers K-Net
Enterprise DB
EP SMC Repository
FPP/BRAM
GLIMS
Global Product Listing
Global Recipe System – Dow Latex
Hazardous Chemicals DB
Latex Plant Asset Utilization
LIMS – Nautilus
Meeting Minutes / Action Register
MTIMS (Material Transformation Information System)
PLDB (Paper Latex Development Database)
Product Nomenclature Creation
RMAT
Specification Development Tool (SDT)
Styron Emulsion Polymers Databases intranet
Styron Emulsion Polymers R&D intranet web
WBSO

Attachment 2

Interfaces Supported via Dedicated Application and Interface Support Services

Financial Interfaces
Interface Name	Description of Interface
Accounting Postings (IT2 to SAP R/2)	Accountings postings for SAP. Transaction from IT2 for GL Posting to SAP R/2 via Service Provider’s PI System.
Bank Statements (Akshay to SAP R/2)	Bank statements (MT940) which are processed to SAP R/2. Bank Statement (MT940) from SWIFT/Akshay for GL Posting to SAP R/2 via Service Provider’s PI System.
Bank Transaction Summary (Akshay to IT2)	Bank transaction summary (MT940) copy file – as received from Akshay – to IT2 through Service Provider’s PI System. Bank Statement (MT940) from SWIFT/Akshay to IT2 via Service Provider’s PI System.
Funds Transfer Instructions (IT2 to Akshay (SWIFT))	Funds Transfer instructions (MT101) from IT2 to Akshay/SWIFT.
Exchange Rates (WallStreet to IT2)	Accounting Exchange Rates from WallStreet to IT2 via Service Provider’s PI System.
Forecasts (SAP R/2 to IT2)	AR/AP Forecasts – Open AR, Open AP, and Customer Pay Habits file from SAP R/2 to IT2 via Service Provider’s PI System.
Trade Payments (SAP R/2 to IT2)	Trade payments from SAP R2 to IT2 via Service Provider’s PI System.
XML Transfer (InterCompany Clearing House to IT2)	Transfer XML InterCompany clearing house (ICH) file to IT2 via Service Provider’s PI System.
Acknowledgements (Akshay (SWIFT) banks to IT2)	All acknowledgements for trading back and forth between the banks. ACK/NAK – ACKnowledge /NotAcKnowledge (MT199) from SWIFT to IT2 via Service Provider’s PI System.
Bank Details (Akshay (SWIFT) to IT2)	Bank Intra Day Transaction Details (MT942). Copy file – as received from Akshay – to IT2 through Service Provider’s PI System.
BPC Consolidation Interfaces	The data used in the consolidation process interfaces with: • Legacy R2 system • Strategic SAP ECC system • SAP Business Warehouse is the data repository
ETL – FRAS Interfaces	Extract Transition and Load interfaces between Dow’s SAP and SDN systems to FRAS. Monthly Cost file (TR73) to Styron for load into Styron data warehouse.

Purchasing Interfaces
Interface Name	Description of Interface
SAP PI to Recipient FTP site	Handles the secure transfer of files between Recipient, Service Provider, and third parties.
Recipient FTP to IBM GERS	Handles the secure transfer of files between Recipient, Service Provider, and third parties.
Card Transaction Data (GL 1025)	Retrieve encrypted files daily from the Recipient FTP site. Decrypt files at Service Provider and re-encrypt files and forward them to IBM GERS.
Monthly Billing (GL 1022)	Retrieve encrypted files weekly. Decrypt files and place on an internal Service Provider file share for processing by the TER application.
Card Member Listing (GL 1205)	Retrieve encrypted files weekly. Decrypt files and place on an internal Service Provider file share.

Human Resources Interfaces
Interface Name	Description of Interface
Finance SAP R/2 (2 interfaces)	Safeguard to SAP R2 General Ledger Workday to SAP R2 General Ledger
Purchasing – TER – Travel Expense Reporting (2 interfaces)	Workday to TER for expense reporting TER one-day meals back to Workday
Finance – APLA – Accounts Payable Latin	Workday to APLA
EH&S GIRD – Global Incident Reporting Database	Workday to GIRD
EH&S OHS – Occupational Health Services	Workday to OHS
Global Health Survey	Workday to Global Health Survey
EH&S MIE Webchart (Medical Informatics Engineering)	Workday to MIE Webchart
HCM/Tivoli/ICRM (2 interfaces)	Two interfaces to and from Workday to Tivoli Identity Manager
Facilities Mgmt – CAFM (Computer Aided Facility Management)	Workday to CAFM

Attachment 3

Recipient Applications Supported via Dedicated Application and Interface Support Services

Dedicated Application Support
Recipient Application Name	Description of Recipient Application
Business Planning and Consolidation (“BPC”)	The BPC application consolidates business results and provides consolidated financial statements and ability to conduct statutory reporting activities, including tax and external reporting.
E!Budget	E!Budget is used by the Finance department to assist with the annual cost center budgeting process. E!Budget is an online tool where prime expense budgets and activities are maintained.

Attachment 4

Disaster Recovery Enterprise Critical Applications

Disaster Recovery Plans
Element Title	Description	RTO (hrs)	RPO(hrs)
Process Interface (PI)	Application	[****]	[****]
Global Invoice Delivery (GID)	Application, database, web	[****]	[****]
Shared Data Network (SDN)	Application, database, web, VMS environment	[****]	[****]
Business Objects & Exchange Transfer and Load Processes	SDN Reporting tool Applications and database	[****]	[****]
PowerPlay and VMS	SDN Powerplay reporting and application	[****]	[****]
SAP R/2	Application, database, Middleware	[****]	[****]
MSMS/DMAS/PSMS (Purchasing in all global areas)	Application, database, Middleware	[****]	[****]
GEMTS/DMMS (Maintenance in all global areas)	Application, database, Middleware	[****]	[****]
Brazil Electronic Invoice (BEI)	Application, database, web	[****]	[****]
Enterprise Substance & Product Safety (ESPS)	Application, database, web	[****]	[****]
Siebel	Application, database, web	[****]	[****]
Tivoli Identity Manager (TIM)	Application and database	[****]	[****]
Office 365 Services	Exchange and SharePoint	[****]	[****]
Office 365 Services	Lync	[****]	[****]
Web Hosting Services	Specific Servers hosting ISA, MS Batch, DMZ, and TMG services	[****]	[****]
WINS	Application	[****]	[****]
Active Directory	Specifically JVServices-Core, BSN Connect, JVServices, Dow.com, domains	[****]	[****]
BSN Citrix		[****]	[****]
ESX Servers	For monitoring restoration	[****]	[****]
Firewalls		[****]	[****]
Load Balancing Services	Load Balancers in Application Hosting, BSN, and Web Hosting environment	[****]	[****]
NDM/Connect Direct	Application and Routing Services	[****]	[****]
Output Media Delivery Vehicle	Application and database	[****]	[****]
Network Intrusion Detection	Application and database	[****]	[****]

RTO = Recovery Time Objective – the period of time within which systems, applications, or functions must be recovered after a Disaster Recovery activity is declared.

RPO = Recovery Point Objective – the period of time in which data must be recovered after an outage.

*	N0 = Near Zero

Schedule A-3

Statement of Work - Finance Services

1.	INTRODUCTION

This Schedule A-3 (this “Statement of Work”) is attached to and incorporated by reference in that certain Second Amended and Restated Master Outsourcing Services Agreement by and between Service Provider and Customer dated June 1, 2013 (the “Agreement”).

The Finance Services marked below with an asterisk (*) are dependent on Service Provider Systems as a critical enabling tool and cannot be provided by Service Provider if Recipient migrates away from the Service Provider Systems.

2.	RESPONSIBILITY MATRIX FOR BASE SERVICES

The responsibility matrix set forth below indicates who is accountable for listed processes, activities and tasks as part of the Base Services for Finance Services.

Item	Base Services	Service Provider	Recipient
2.1 General
Service provider will provide the following Services for each of the Base Services described below to the extent such Base Service are being provided by Service Provider.
1.	Maintain account reconciliations in accordance with Service Provider’s then-current practice for performing its own account reconciliations.	X
2.	Determine the accounts that require formal account reconciliation utilizing the internal process then-applied by Service Provider for its own accounts.	X
2.2 Capital Planning & Asset Management* (Highly Integrated)
3.	Process Recipient requests for capital authorization, including readying the system to initiate spending on approved capital authorization.	X
4.	Process Recipient requests to update capital authorization.	X
5.	Provide Recipient with access to reports regarding on-hold projects, betterments and additions (i.e., construction in progress), abandonments, and capitalized interest.	X
6.	Depreciate assets in accordance with Recipient’s accounting policy and process requests to change asset records for Recipient.	X

Item	Base Services	Service Provider	Recipient
7.	Monitor Recipient capital project compliance for release to operation and authorized spending levels and send notification to Recipient management if out of compliance situations are found.	X
8.	Coordinate Recipient’s asset verification process by providing data, consolidating results, and posting updates to the system.	X
9.	Coordinate Recipient’s annual depreciation standard setting process by providing data, consolidating results, and posting updates to the system.	X
10.	Maintain Recipient’s fixed asset records for performing reporting required by local and federal statutory and regulatory requirements and prepare a monthly report identifying project overruns and authorization supplements as well as a report of overall year to date (using a January to December fiscal year) spending compared to the capital expenditure budget.	X
11.	Request capital authorization, updating of capital authorization and changing asset records in accordance with Service Provider’s procedures.		X
12.	Provide Recipient’s accounting policy (including depreciation rules) to Service Provider.		X
13.	Provide prompt feedback to Service Provider in accordance with the published dates during the annual asset verification process.		X
14.	Provide prompt feedback to Service Provider concerning the categorization of equipment spending when processing release to operations process.		X
15.	Establish an authorization policy which specifies the approvals required to procure fixed assets and to indicate when an asset may be deemed out of service and removed from the records.		X
16.	Classify projects as capital or expense in accordance with its accounting policy.		X
2.3 Finance Tech Center Support* (Highly Integrated)
17.	Provide development, maintenance and implementation of cost accounting work processes.	X
18.	Provide data coordination and administration of the closing process for cost accounting.	X
19.	Provide common work processes and Tech Center support for:	X

(i) Inventory, including: master data management, support for manufacturing plans, inventory valuation, inventory revaluation, inventory reporting and inventory analysis;

Item	Base Services		Service Provider	Recipient
	(ii)	Expense collection, including: cost object master data, estimation process, financial accounting, expense reclassification, expense recharges, expense rebilling, expense reporting and expense analysis;

	(iii)	Planning and budgeting including: master data management, expense budget and planning, excluding E!budget tool; and

	(iv)	Exchange swaps and toll arrangements including: master data management, balancing, settlement and reclassification, deal analysis and partner confirmations.
20.	Provide goods in transit (“GIT”) and goods receipt/goods invoice (“GR/IR”) processing for Customer through Service Provider Cost Accounting Expertise Center.		X
21.	Publish schedules and monitor processes within the financial closing, and daily processing to permit the preparation of financial statements consistent with Service Provider’s then-current data coordination practices.		X
22.	Provide access to the system to allow Recipient’s employees to perform financial services in accordance with Service Provider’s then-current process and definitions.		X
23.	Provide cost accountants with sufficient capabilities to understand and execute the cost accounting work processes for:			X

	(i)	Manufacturing Cost Accounting;

	(ii)	Site Services Cost Accounting;

	(iii)	Functional Cost Accounting;

	(iv)	Selling, Administrative, and Research and Development (SARD) cost accounting; and

	(iv)	Out of pocket expenses for travel.
2.4 Customer Invoicing and Settlement Services* (Highly Integrated)
A. Customer Invoicing and Settlement Services
24.	Create, print, and distribute invoices to Recipient’s customers.		X
25.	Apply cash to appropriate Recipient customer accounts.		X
26.	With respect to rebate and incentive programs offered by Recipient to its customers, (1) offer consulting services to Recipient to assist Recipient in structuring programs that are feasible for Recipient to administer and that have controls in place to support compliance with Recipient policies; and (2)		X

Item	Base Services	Service Provider	Recipient
manage rebate and incentive programs for Recipient by setting up systems to properly compute rebate accruals and communicate to the proper financial accounting resources when the accrual process must be executed manually.
27.	Manage sales reporting (e.g., reports of sales accruals, rebate accruals, etc.).	X
28.	Archive invoice images in accordance with Recipient’s record retention policy.	X
29.	Retrieve archived invoice images on an as requested basis (e.g., retrieval of a single invoice), excluding large scale requests such as related to legal action.	X
30.	Provide the following sales accounting support:	X

(i) Recording period end sales accruals as appropriate for the type of transaction;

(ii) Recording of inter-company adjustments when required to maintain adherence to Recipient’s policy;

(iii) Recording the bad debt reserve in accordance with Recipient’s accounting policy and recording customer account write-offs as required after analysis of Recipient financial services; and

(iv) Recording goods in transit for sales with a delivery term of receipt of goods.
31.	Provide the following inter-company pricing support:	X

(i) Updating the inter-company legal transfer prices provided and approved by the Recipient in accordance with the policy developed by Recipient; and

(ii) Maintaining the appropriate pricing records within the system to implement the pricing decisions and to document transfer price of all inter-company transactions.
32.	Provide necessary information related to Recipient customers in order for Service Provider to perform its responsibilities in this Section (e.g., address and cash account information).		X
33.	With Service Provider’s assistance, structure rebate and incentive programs.		X
34.	Provide Recipient’s records retention policy.		X
35.	Provide Recipient’s inter-company policies.		X
36.	Provide Recipient’s accounting policy.		X
37.	Provide prompt feedback to Service Provider on pricing issues which inhibit the invoicing process.		X

Item	Base Services	Service Provider	Recipient
38.	Provide timely feedback to Service Provider on issues concerning freight terms which inhibit the invoicing process.		X
39.	Promptly provide Service Provider with documentation of Recipient’s policies which affect Service Provider’s work processes relative to invoicing and Recipient’s rebate programs.		X
40.	Provide to Service Provider tax exemption documentation from Recipient’s customers		X
41.	Provide approved transfer prices for Recipient’s inter-company transactions based on Recipient’s inter-company pricing policy.		X
B. Financial & Statutory Inter-company Clearing House Services
42.	Monitoring inter-company accounts receivable and accounts payable balances.	X
43.	Facilitating payment in accordance with Recipient’s written policy.	X
44.	Facilitating miscellaneous billings between Customer’s legal entities by creating purchase orders, recording and posting invoices, and performing other inter-company activities as described above.	X
45.	Provide Recipient’s inter-company policy.		X
46.	Provide a list of Customer’s legal entities.		X
47.	Provide evidence that Customer’s legal entities have inter-company agreements in place between Customer and such legal entities.		X
2.5 Finance Global Reporting Services* (Highly Integrated)
48.	Monitor the processing of data from Recipient’s transactional system to Service Provider’s shared data network (“SDN”).	X
49.	Investigate any problems that occur during the processing of data and take whatever steps Service Provider deems appropriate, in its sole discretion, to address such problems.	X
50.	Balance the data on a regular basis to ensure the data in the global reporting deliverables balances to the source system.	X
51.	Provide help desk support for data access, user questions, and queries/reports for supported reporting deliverables and tools.	X
52.	Utilize the reporting tools provided by Service Provider to access reporting deliverables within the SDN.		X

Item	Base Services	Service Provider	Recipient
2.6 Additional Recipient Responsibilities
53.	Provide accurate, complete and timely information and data inputs.		X
54.	Approve entries requested by Recipients per their approval policy, and provide supporting documentation for each entry.		X
55.	Provide all policies, rules and guidelines required for Service Provider to provide the Services (e.g., materiality thresholds, depreciable life, Delegation of Authority).		X
56.	Provide appropriate documentation and support along with any requests.		X
57.	Be responsible for the financial statements of Customer, including quarterly closing activities for the second quarter 2011 and end of year audit and reporting requirements and drafting of footnotes to financial statements and reports.		X

3.	EXCLUDED SERVICES

In addition to any other activities designated as excluded elsewhere in this Statement of Work, the following activities are not included within the scope of Services provided under this Statement of Work:

(i)	Finance PowerPlay deliverables other than Contribution Margin Report (CMR);

(ii)	Cost accounting;

(iii)	Business analysis;

(iv)	Finance Services in China requiring a Bookkeeping permit;

(v)	Mergers and acquisitions;

(vi)	Investor relations; and

(vii)	External Reporting.

4.	SERVICE STANDARDS

Unless otherwise specified in the Agreement or any Schedule, the Services under this Agreement will initially be performed in substantially the same manner (including historical usage levels and geographic provisioning) that such Services were generally performed by Service Provider immediately prior to the 2nd Amendment Date, and thereafter will continue to be performed in substantially the same manner (including proportionate usage levels and geographies) as Service Provider generally performs such services for its own retained businesses, except to the extent such Services differ because of the need to follow legal corporate formalities and to keep Recipient Data separate from Service Provider data. In no event will Service Provider be required to make any customization to the Services (or Service Provider’s associated Systems or processes) that are unique to the Recipients, beyond the customizations that Service Provider elects to make to support the Service Provider Systems and work processes, except for customizations that are expressly agreed upon in accordance with this Agreement or, subject to Section 3.1(f) to the Agreement, customizations that are required by applicable Laws. To the extent Customer or any Recipient requests Services that exceed or fall below the usage levels as of the 2nd Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such increase or reduction may constitute a Price Adjustment Event in Schedule C to the Agreement. In such event, Service Provider will provide Customer with reasonable supporting information about the increased or decreased usage level together with the associated change to the charges. To the extent Customer or any Recipient requests Services that exceed geographic provisioning of the Services as of the 2nd Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such Services shall constitute Additional Services, as applicable. The Recipients shall comply in all material respects with Service Provider’s applicable work processes, policies and procedures and any applicable terms and conditions of third party suppliers, to the extent that Service Provider has provided Customer with written notice of such work processes, policies and procedures and/or third party supplier terms and conditions.

5.	KEY PERFORMANCE INDICATORS

Service Provider’s performance will be measured against Key Performance Indicators and associated criteria (“KPIs”) which shall be mutually agreed upon by the Parties within six (6) months after the 2nd Amendment Date, and thereafter set forth in Finance Service Guidelines. The KPIs shall be subject to periodic review as provided in Section 5 of Schedule F. If Service Provider is required to implement additional measurement and monitoring tools for KPIs requested by Customer, such addition shall be added in accordance with the provisions of Article 3 of the Agreement.

Schedule A-4

Statement of Work - Environmental Health & Safety (“EH&S”) Services

1.	INTRODUCTION

This Schedule A-4 (this “Statement of Work”) is attached to and incorporated by reference in that certain Second Amended and Restated Master Outsourcing Services Agreement by and between Service Provider and Customer dated June 1, 2013 (the “Agreement”).

The EH&S Services marked below with an asterisk (*) are dependent on Service Provider Systems, including Service Provider’s Operating Discipline Management System, as a critical enabling tool and cannot be provided by Service Provider if Recipient migrates away from the Service Provider Systems.

The Service Provider is not responsible for representing the Recipient in advocacy activities and/or before regulatory authorities. Service Provider’s assistance in connection with such activities is described in Section 2.

Service Provider is not responsible for (1) implementing legal actions or implementing compliance recommendations on behalf of Recipient or (2) for providing legal advice to Recipient. Service Provider is not responsible for signing or certifying compliance documents on behalf of Recipient. Service Provider’s assistance in preparing compliance documents and providing associated information is described in Section 2.

For the purposes of this Statement of Work, the following terms shall have the following meanings:

“Site” means the site where the applicable Facilities are located.

2.	RESPONSIBILITY MATRIX FOR BASE SERVICES

The responsibility matrix set forth below indicates who is accountable for listed processes, activities and tasks as part of the Base Services for EH&S Services.

Item	Base Services	Service Provider	Recipient
2.1 EH&S Business Services for Operations (Highly Integrated)
A. Distribution Emergency Response
Service Provider will coordinate the response to an actual offsite chemical product distribution emergency on behalf of Recipient.

Item	Base Services	Service Provider	Recipient
1.	Consult on work processes covering emergency response, emergency planning and emergency preparedness related to product shipments, to support the delivery of the Distribution Emergency Response Service.	X
2.	Provide emergency center dispatchers available worldwide on a 24/7/365 basis that comply with country requirements.	X
2.2 Capital Planning & Asset Management (Highly Integrated)
3.	Provide trained distribution emergency response (“DER”) technicians with expertise in land, marine and air emergency response.	X
4.	Provide coordination of services as needed by Service Provider or contract emergency response companies.	X
5.	Provide event data and review of a DER event.	X
6.	Maintain up-to-date product information and provide to Service Provider the following:		X

(i) safety data sheets;

(ii) knowledgeable product contact and authorized agent of the company to respond to DER notifications; and

(iii) appropriate product /process orientation.
7.	Complete all regulatory and required communications and notifications.		X
8.	Recipient is responsible for all costs, including both Service Provider and 3rd party costs, incurred due to actual response to an incident.		X
B. Environmental Services
1. Environmental Technology Services
Service Provider will provide consultations to assist the Recipient in establishing and/or improving environmental assets and/or technologies to meet regulatory requirements or improve environmental performance (e.g., emission reduction).
9.	Provide experienced personnel in the subject matter (who are not lawyers) to provide interpretation of environmental regulations as they relate to applicable environmental technologies.	X
10.	Consult on the identification, assessment and/or implementation of environmental technology options to meet regulatory requirements and/or achievement of Recipient environmental goals.	X
11.	Consult on minimized or optimized environmental footprint.	X
12.	Consult on optimized environmental technologies and their integration into plant processes.	X

Item	Base Services	Service Provider	Recipient
13.	Conduct feasibility or technology assessments pursuant to a mutually-agreed upon work scope.	X
14.	Provide analytical capability for food contact compliance studies for plastics packaging materials.	X
15.	Provide IT support for Global Emission Inventory database.*	X
16.	Provide emission, waste (by-product) reduction consulting to identify waste and emission reduction opportunities through reduction at the source, recycle or reuse of the waste or emission material as a by-product; or other methods.	X
17.	Provide environmental analyses and consulting for environmental analytical methods and applications.	X
18.	Provide waste, waste water, air and land technology consulting, including associated technical proposals and tech audits for water, waste water, and air landfill technology.	X
19.	Provide analytical capability and process chemistry consulting to help mitigate trace levels (sub-ppm) organic compound, as needed by the process chemistry.	X
20.	Provide incineration and recycle technology consulting, including associated technical proposals and Burner Management System (BMS)/technical audits pursuant to a mutually agreed schedule.	X
21.	Collaborate with Service Provider to identify and prioritize needs for consulting, projects and audits.		X
22.	Bear responsibility for making determinations about Recipient safety or compliance.		X
23.	Cooperate with and provide relevant information necessary for Service Provider to provide the Services, including data for all Recipient Facilities (whether current or planned) for which Dow provides support as part of the Services.		X
24.	Inform Service Provider of specific intellectual property constraints related to the data provided.		X
25.	Define and manage Recipient environmental technology strategy.		X
26.	Determine if and how to act on data and/or other information provided by Service Provider.		X
27.	Determine if and how to implement recommendations and/or choose Recipient’s course of action.		X

Item	Base Services	Service Provider	Recipient
2. Reactive Chemicals Services
Service Provider will offer reactive chemicals consultation and/or testing to assist Recipient in the identification, avoidance and/or mitigation of hazardous chemical situations for new and existing processes.
28.	Consult on reactive chemicals.	X
29.	Conduct testing following established protocols to help identify hazardous chemical situations.	X
30.	Provide sufficient relevant information and cooperation to enable Service Provider to effectively provide the Services.		X
31.	Provide relevant information and/or access necessary for Service Provider to provide the Services.		X
32.	Bear responsibility for making determinations about Recipient safety or compliance.		X
33.	Determine if and how to act on the consultation and/or test results.		X
3. Environmental Compliance and Performance Services
Service Provider will provide consultations to assist the Recipient in establishing and managing its environmental compliance and performance programs and conducting related activities at a corporate, business or regional level globally.
34.	Consult on creating environmental compliance and performance objectives strategies and programs.	X
35.	Consult on strategy implementation, including metrics and related communications.	X
36.	Assist Recipient in assessing strategy implementation and identifying improvement areas and plans.	X
37.	Assist in identifying, addressing and tracking environmental regulatory requirements and provide information to enable Recipient to address those requirements.	X
38.	Provide experienced personnel in the subject matter (who are not lawyers) to provide interpretation of environmental regulations.	X
39.	Consult on the identification and/or assessment of options to meet regulatory requirements.	X
40.	Conduct mutually-agreed upon waste and waste water testing.	X
41.	Conduct mutually-agreed upon environmental analytical testing.	X
42.	Assist Recipient in identifying, customizing and/or creating tools, standards plans and/or materials to meet company or business needs.	X
43.	Address and track environmental regulatory requirements based on information supplied by Service Provider.		X

Item	Base Services	Service Provider	Recipient
44.	Collaborate with Service Provider to identify and prioritize needs for consulting and/or projects.		X
45.	Provide cooperation and relevant information necessary for Service Provider to provide the Services.		X
46.	Bear responsibility for making determinations about Recipient safety or compliance.		X
47.	Define and manage environmental compliance and performance.		X
48.	Determine if and how to act on data and/or other information provided by Service Provider.		X
49.	Determine if and how to implement recommendations and/or choose its course of action.		X
C. Safety Services
Provide consultations to assist the Recipient in establishing and managing its worker safety and industrial hygiene strategy and conducting personal safety and industrial hygiene activities at a corporate, business, regional, site and/or Facility level.
50.	Consult on creating worker safety and industrial hygiene objectives and strategies.	X
51.	Consult on strategy implementation, including metrics and related communications.	X
52.	Assist Recipient in identifying, customizing and/or creating tools, standards, guidelines, training, plans and/or materials to meet company, business, or regulatory needs.	X
53.	Consult on the utilization and effectiveness of key processes and standards, and consult on systems and tools to track and improve Recipient’s EH&S performance.	X
54.	Assist Recipient in assessing strategy implementation and identifying improvement areas and plans.	X
55.	Consult on identifying and assessing safety and industrial hygiene risks.	X
56.	Assist Recipient in identifying, assessing and/or prioritizing tactics to minimize safety and industrial hygiene risks.	X
57.	Provide experienced personnel in the subject matter (who are not lawyers) to provide interpretation of worker safety and/or industrial hygiene-related regulations.	X
58.	Assist Recipient in identifying and completing worker safety and/or industrial hygiene-related regulatory requirements.	X
59.	Consult on the use of any Service Provider tools that are related to EH&S Services and available to Recipient pursuant to the Operating Systems and Tools License.	X

Item	Base Services	Service Provider	Recipient
60.	Provide on-going application hosting, support, back-up, recovery, preventative maintenance, and adaptive maintenance for the CTT Metrics application (“CTT Metrics Application Maintenance Services”). Adaptive maintenance for the CTT Metrics application includes minor changes in format or data requirements to accommodate Customer’s needs that require less than 20 hours annually of effort.	X
61.	Collaborate with Service Provider to identify and prioritize needs for consulting and/or projects.		X
62.	Provide relevant information necessary for Service Provider to provide the Services.		X
63.	Bear responsibility for making determinations about Recipient safety or compliance.		X
64.	Define and manage Recipient personnel safety strategy and standards.		X
65.	Determine if and how to implement Service Provider recommendations and/or choose the appropriate course of action.		X
66.	Conduct related training.		X
67.	Conduct exposure monitoring.		X
68.	Assess effectiveness of Recipient strategy and interventions, and take action accordingly.		X
2.2 EH&S Business Services – for Products (Highly Integrated)
The following EH&S Product Support Services are required to be taken together:
A. Product Safety Literature (Hazardous Communications)
69.	Create, maintain and revise product Safety Data Sheets (“SDSs”) using Service Provider’s guidelines and work process for Recipients’ review and approval	X
70.	Review and approve the draft SDSs provided by Service Provider.		X
71.	Monitor regulations and offer non-lawyer consultation on regulations related to existing product SDS.	X
72.	Provide product label EH&S content and assist in the development of product label templates.	X
73.	Distribute product SDSs to Recipients’ customers, contingent upon Recipient using Service Provider’s order entry system, which triggers SDS delivery in Service Provider’s SDS system.*	X

Item	Base Services	Service Provider	Recipient
74.	Provide Recipients access to SDSs (contingent upon Recipient selection of the Literature Archive Services described in Schedule A-9 (Public Affairs); otherwise Recipient must pay for additional IT work to develop tools and process to provide Recipient with copies of SDS).	X
75.	Provide health consulting for product safety support and medical/first aid information for Safety Data Sheets and labels.	X
76.	Collaborate with Service Provider to identify a process for the service delivery, including but not limited to, expected volume, desired turnaround time, and SDS delivery mode(s).		X
77.	Provide product composition and physical property data.		X
78.	Provide information relative to the distribution of the products (e.g., geographic expansion).		X
79.	Provide new information related to SDS development or modifications in a timely manner.		X
80.	Review and approve draft SDS and draft EH&S label content.		X
81.	Document variances to standard SDS offerings.		X
82.	Provide information necessary for delivery of the SDS.		X
83.	Recipient must pay for additional IT work to develop tools and process to provide Recipient with copies of SDS if Recipient is not using Literature Archive Services described in Schedule A-9 (Public Affairs).		X
B. Product Safety Consulting and Projects
Service Provider will perform consultations to assist the Recipients in establishing and managing their product safety strategy and conducting product safety activities at a corporate, business or regional level
84.	Consult on creating product safety objectives and strategies.	X
85.	Consult on strategy implementation, including metrics and related communications.	X
86.	Assist Recipient in identifying, customizing and/or creating tools, standards plans and/or materials to meet company or business needs.	X
87.	Assist Recipient in assessing strategy implementation and identifying improvement areas and plans.	X
88.	Assist Recipient in assessing and/or identifying tactics to minimize product safety risks.	X
89.	Consult with respect to the potential human health effects associated with specific product, process or exposure.	X

Item	Base Services	Service Provider	Recipient
90.	Provide experienced personnel in the subject matter (who are not lawyers) who are knowledgeable about product safety-related regulations.	X
91.	Assist Recipient in identifying and completing product safety regulatory requirements.	X
92.	Prepare approval requests for products (for regulated uses: food contact, pharmacological, etc.).*	X
93.	Provide International Chemical Management Regulations, including but not limited to EU REACH (REACH), compliance support (both consulting and Information Technology systems).*	X
94.	Provide consulting services to support Recipient’s advocacy on business-critical product regulatory issues where there is no conflict of interest.	X
95.	Assist Recipient in preparing and providing product safety information to customers and external organizations.	X
96.	Provide support for the product stewardship approver role in the global material identification (“GMED”) opening process.	X
97.	Consult with the Recipient businesses on product regulations (for example, REACH exposure scenario development), provide reasonable consultation support to Recipient customers on exposure concerns and provide assistance with product safety information for MSDSs, labels and product literature.*	X
98.	Provide experienced personnel in the subject matter (who are not lawyers) to provide interpretation of III regulations, and provide tools and guidance on regulations, help Recipient in its efforts to implement new regulations and assist Recipient in its efforts to advocate changes to regulations.*	X
99.	Subject to Section 5.2 of the Agreement, provide data and consultation-for exposure-related premises and product litigation and, at Service Provider’s option, assist with regulatory enforcement actions.	X
100.	Assist in the identification of qualified labs to perform toxicology and environmental studies.	X
101.	Collaborate with Service Provider to identify, prioritize and/or approve needs for consulting and/or projects.		X
102.	Provide relevant information necessary for Service Provider to provide the Service.		X
103.	Bear responsibility for making determinations about Recipient safety or compliance.		X

Item	Base Services	Service Provider	Recipient
104.	Define and manage product safety strategy.		X
105.	Decide if and how to implement recommendations and/or choose the course of action.		X
106.	For REACH, Recipient is responsible for ensuring that there is an individual(s) who is(are) qualified with knowledge and experience with respect to REACH. Recipient must utilize the systems and work processes that Service Provider uses to comply with REACH.		X
107.	For REACH, Service Provider is responsible for providing systems and work processes that are sufficient to comply with REACH.	X
108.	For Recipient EH&S inquiries, Recipient must promptly review draft responses to requests.		X
109.	At a Recipient’s request and Service Provider’s agreement, provide toxicology and environmental chemistry technical assistance to Styron’s representative to relevant industry associations or consortia in support of critical raw materials.	X
110.	Decide if and how to act on test data and/or study results.		X

3.	EXCLUDED SERVICES

In addition to any other activities designated as excluded elsewhere in this Statement of Work, the following activities are not included within the scope of Services provided under this Statement of Work:

(a)	Consulting in connection with the execution of the product stewardship plan; and

(b)	Provision of Leadership at All Levels classes.

4.	SERVICE STANDARDS

Unless otherwise specified in the Agreement or any Schedule, the Services under this Agreement will initially be performed in substantially the same manner (including historical usage levels and geographic provisioning) that such Services were generally performed by Service Provider immediately prior to the 2nd Amendment Date, and thereafter will continue to be performed in substantially the same manner (including proportionate usage levels and geographies) as Service Provider generally performs such services for its own retained businesses, except to the extent such Services differ because of the need to follow legal corporate formalities and to keep Recipient Data separate from Service Provider data. In no event will Service Provider be required to make any customization to the Services (or Service Provider’s associated Systems or processes) that are unique to the Recipients, beyond the customizations that Service Provider elects to make to support the Service Provider Systems and work processes, except for customizations that are expressly agreed upon in accordance with this Agreement or, subject to Section 3.1(f) to the Agreement, customizations that are required by applicable Laws. To the extent Customer or any Recipient requests Services that exceed or fall below the usage levels as of the 2nd Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such increase or reduction may constitute a Price Adjustment Event in Schedule C to the Agreement. In such event, Service Provider will provide Customer with reasonable supporting information about the increased or decreased usage level together with the associated change to the charges. To the extent Customer or any Recipient requests Services that exceed geographic provisioning of the Services as of the 2nd Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such Services shall constitute Additional Services, as applicable. The Recipients shall comply in all material respects with Service Provider’s applicable work processes, policies and procedures and any applicable terms and conditions of third party suppliers, to the extent that Service Provider has provided Customer with written notice of such work processes, policies and procedures and/or third party supplier terms and conditions.

5.	KEY PERFORMANCE INDICATORS

Service Provider’s performance will be measured against Key Performance Indicators and associated criteria (“KPIs”) which shall be mutually agreed upon by the Parties within six (6) months after the 2nd Amendment Date, and thereafter set forth in EH&S Service Guidelines. The KPIs shall be subject to periodic review as provided in Section 5 of Schedule F. If Service Provider is required to implement additional measurement and monitoring tools for KPIs requested by Customer, such addition shall be added in accordance with the provisions of Article 3 of the Agreement.

Schedule A-5

Statement of Work - Purchasing Services

1.	INTRODUCTION

This Schedule A-5 (this “Statement of Work”) is attached to and incorporated by reference in that certain Second Amended and Restated Master Outsourcing Services Agreement by and between Service Provider and Customer dated June 1, 2013 (the “Agreement”).

1.1 Definitions:

For the purposes of this Statement of Work, the following terms shall have the following meanings:

“Complex Sourcing Project” means a project in where the total amount of effort necessary in order for Service Provider to complete such project exceeds two hundred and forty (240) hours (regardless of whether one or more members of Service Provider Personnel perform the project). For the purposes of calculation in Section 1.5, one (1) Complex Sourcing Project shall equal two (2) Standard Sourcing Projects.

“Light Sourcing Project” means a project where the total amount of effort necessary in order for Service Provider to complete such project does not exceed eighty (80) hours (regardless of whether one or more members of Service Provider Personnel perform the project).

“Managed Recipient Contracts” means, collectively, the Recipient contracts that: (i) Service Provider initiates on behalf of one or more Recipients and to which neither Service Provider nor any Service Provider Affiliate is a party or eligible recipient; or (ii) Service Provider assigns to one or more Recipients; or (iii) contracts negotiated by one or more Recipients solely for their own benefit, but for which Service Provider has agreed in writing to accept management responsibility as a service to such Recipients.

“Spot” means any sourcing activity which does not utilize Service Provider’s confidential seven (7) step sourcing process.

“Standard Sourcing Project” means a project where the total amount of effort necessary in order for Service Provider to complete such project does not exceed two hundred and forty (240) hours (regardless of whether one or more members of Service Provider Personnel perform the project). For the purposes of calculation in Section 1.5, one (1) Standard Sourcing Project shall equal two (2) Light Sourcing Projects.

1.2 The Purchasing Services marked below with an asterisk (*) are dependent on Service Provider Systems as a critical enabling tool and cannot be provided by Service Provider if Customer or Recipient migrates away from the Service Provider Systems.

1.3 The Base Services Service Provider will provide to Recipients in the Purchasing

Functional Service Area for the associated Monthly Service Charge are set forth below. Further details around each of these tasks are defined in the Responsibility Matrix.

(a)	Strategic Sourcing

(b)	Managing Purchasing Transactions

(c)	Payables

(d)	Travel and Expense Processing

(e)	Corporate Procurement Card Administration

(f)	Vendor Master File Setup and Maintenance

(g)	Document Management

(h)	Procurement Help Desk

1.4 If Customer or Recipient requests customizations of Service Provider’s global standard work processes and policies, then Service Provider will use commercially reasonable efforts to address such request. If Service Provider agrees to accommodate such request or otherwise change the Base Services, then the Parties will document their agreement in accordance with Section 3.1(e) of the Agreement.

1.5 If Customer or Recipient requests a unique sourcing project in lieu of Service Provider’s use of existing agreements between Service Provider and third party vendors (i.e., non-leveraged sourcing arrangements) , then Service Provider will estimate the amount of effort necessary to complete such project. Based on such estimate, Service Provider will determine whether a project constitutes a Light Sourcing Project, a Standard Sourcing Project, or a Complex Sourcing Project. As part of Base Services, Service Provider will perform the following maximum number of custom projects during each Contract Year in the areas of Purchasing Services specified below:

Purchasing Services Area	Number of Standard Sourcing Projects Included in Base Services
MRO	3
Logistics	6
Corporate Services	6
Packaging	2

For avoidance of doubt, project limitations specified in the table above are specific to the areas of Purchasing Services designated in such table (e.g., Customer may not request that Service Provider perform nine (9) Standard Sourcing Projects in the MRO area instead of six (6) Standard Sourcing Projects in the area of Logistics). Service Provider and Customer will discuss timing requirements for the project to ensure adequate resources are available when required. If Service Provider agrees to perform additional projects in connection with Purchasing Services, then the Parties will document their agreement in accordance with Section 3.1(e) of the Agreement. Further for avoidance of doubt, Spot requests are in-scope and will not be counted as a unique sourcing project.

All Customer or Recipient requests for unique, non-leveraged sourcing projects that are not part of the base service conforming to the Service Standards of this document will be optional project requests.

2.	RESPONSIBILITY MATRIX FOR BASE SERVICES

The responsibility matrix set forth below indicates who is accountable for listed processes, activities and tasks as part of the Base Services for Purchasing Services.

Item	Base Services	Service Provider	Recipient
2.1 Strategic Sourcing
Service Provider will work with Customer or Recipient to determine sourcing requirements to meet the business needs. Service Provider will provide such support to Customer or Recipient for the following commodities or services:
1.	Packaging - Comprehensive short- and long-term sourcing strategies, market analysis, contract negotiations, supplier relationship management, and supply risk management for sourcing of packaging materials used in the production of products. Packaging categories include rigid bulk packaging (i.e., drums, pails, material handling containers, bulk boxes, rigid intermediate bulk containers) and flexible bulk packaging (i.e., shipping sacks, film wrap, strapping, drum/box/bin liners, and flexible intermediate bulk containers).	X
2.	Logistics (Highly Integrated) - Comprehensive short- and long-term sourcing strategies, market analysis, contract negotiations, supplier relationship management, and supply risk management (including communicating carrier and logistics industry impacts and obtaining and providing transportation rates, routing guides and freight matrix) for sourcing of transportation and logistics for the movement and storage of Customer or Recipient finished goods on a global basis for the	X

Item	Base Services	Service Provider	Recipient
following modes: truck and intermodal, warehouse, rail, terminals, deep water marine and surveyors, marine pack cargo (“MPC”)/ISO, barge, and forwarding/airfreight.
3.

Operations (Highly Integrated) - Short- and long-term sourcing strategies, market analysis, contract negotiations, supplier relationship management, and supply risk management for sourcing of equipment, indirect materials, labor and purchased services to run and maintain plants in the following disciplines:

(a)    Process Containment Equipment (“PCE”) - tanks, towers, pressure vessels and exchangers;

(b)    Mechanical compressors, pumps, heating, cooling, filtration, packaging and material handling;

(c)    Instrumentation and Process Automation - pressure, level, temperature, flow, control valves, process analyzers and process control systems;

(d)    Electrical - motors, drives, transformers, distribution and protection and cable;

(e)    Pipe valve and fittings (“PVF”);

(f)     Personal protective equipment (“PPE”) - uniforms, respiratory protection, fall protection, hats, gloves and goggles; and

(g)    Labor and services - contingent staff, engineering and construction contractors, equipment rental, environmental services, industrial cleaning, water treatment services and maintenance services contractors.

For avoidance of doubt, this Service excludes capital project procurement services.

X
4.	Corporate Services - Comprehensive short- and long-term sourcing strategies, market analysis, contract negotiations, supplier relationship management, and supply risk management for sourcing of products and services in support of functional requirements that include Consulting, Information Technology, Business Travel, Corporate Fleet, Lab Office and Facilities Management, Human Resources, Research and Development, Finance, EH&S, Business Intelligence, Quality & Public Affairs.	X
5.	Provide Service Provider with copies of Recipient’s Authorization Policy and other relevant internal policies regarding delegation of authority for purchasing transactions, and specifically, approval of contingent liability.		X

Item	Base Services	Service Provider	Recipient
6.	Approve and execute new contracts in Customer or Recipient’s name with third parties in compliance with Recipient’s Authorization Policy, delegation of authority and management and approval of contingent liability.		X
7.	Approve and execute firm commitments in Customer or Recipient’s name with Service Provider or its Affiliates (as appropriate) in compliance with Recipient’s Authorization Policy, delegation of authority and management and approval of contingent liability.		X
8.	Provide funds for Service Provider to use to pay third parties for the services or items procured by Service Provider on Recipient’s behalf.		X
9.	Maintain current list of all Managed Recipient Contracts then in effect.	X
10.	Provide (i) reporting of Managed Recipient Contracts information to Customer or Recipient (as applicable) based on current reporting capabilities as of the Effective Date for administration, reference and reporting purposes, and (ii) information as mutually agreed upon from time to time regarding Service Provider’s leveraged contracts that are material in terms of spend or supply security for Recipients.
11.	Review Managed Recipient Contracts (other than those described in clause (iii) of the definition of that term) for expiration and communicate to the applicable Recipient if such contracts need to be renewed or renegotiated with the same vendor or taken to the market (i.e., sourced through other vendors).
12.	Provide quarterly reports on the aggregate savings that the Recipients achieved during the applicable calendar quarter in connection with the Purchasing Services (e.g., Recipients’ cost savings, cost avoidance) (“Total Procurement Benefit”).	X
13.	Participate in the development of the sourcing strategy (if new strategy required) and provide the final approval of the sourcing strategy.		X
14.	Provide the following information: (a) Complete specification of requirements for products/services to be purchased, including any logistics/storage requirements for same;		X

Item	Base Services	Service Provider	Recipient
(b) Expected volumes; (c) Delivery requirements; and (d) Any other specific contract requirements.
15.	Confirm that materials or products to be sourced for Customer or Recipient’s needs are appropriately qualified where qualification attribute has to be validated at the site or is a technical requirement.		X
16.	Provide resources as reasonably required for on-site implementation of commercial agreements (e.g., site visits by suppliers, unloading/storage facilities, training/communication of site personnel, etc.).		X
17.	Bear cost and responsibility for qualification of new suppliers for Customer or Recipients’ needs where the qualification attribute has to be handled at the site or is a technical requirement (note that Service Provider will perform supplier qualification tasks related to commercial viability).		X
18.	Participate in vendor meetings to address opportunities for improvements as well as to review vendor performance.	X
19.	With respect to Managed Recipient Contracts, participate in vendor meetings to address opportunities for improvements as well as to review vendor performance.	X	X
2.2 Managing Purchasing Transactions* (Highly Integrated)
20.	Enter a complete and accurate requisition for the goods/services required into Service Provider’s purchasing System.		X
21.	Enter and maintain a complete and accurate purchase order (based on the Recipient’s requisition) for the goods/services required into Service Provider’s purchasing System, including spot orders and contract release, and create, set up and maintain vendor contracts in Service Provider’s System, including establishing vendor codes.	X
22.	Manage the purchase order exception process, provide guidance to noncompliant users and vendors with respect to the correct process, and take action to resolve open issues, including escalating on an exception basis as needed.	X
23.	For vendor contracts sourced by Recipient, provide a copy of the approved contract and contract details required for Service Provider to set up vendor code and vendor contract in the Service Provider System.		X

Item	Base Services	Service Provider	Recipient
24.	Provide necessary clarifications and comply with Service Provider’s rules and standards regarding requisitions, which rules and standards, as updated from time to time, shall be made available to Customer or Recipient on a timely basis.		X
25.	Follow Service Provider’s processes and procedures with respect to after-hour (emergency) orders, which processes and procedures, as updated from time to time, shall be made available to Customer or Recipient on a timely basis.		X
26.	Provide labor for the inspection of goods.		X
27.	Follow Service Provider’s processes and procedures, and those of Service Provider’s suppliers, regarding a product or service quality complaint, and/or the return of products to suppliers (e.g., “Miscellaneous Shipping Instructions”), which processes and procedures, as updated from time to time, shall be made available to Customer or Recipient on a timely basis.		X
2.3 Payables* (Highly Integrated)
28.	Submit vendor invoices to the applicable address in accordance with the purchase order instructions or other addresses as prescribed by Service Provider for non-purchase order driven invoices.		X
29.	Validate that the applicable goods or services were received and verify that the quantity of goods and services (as stated on the invoice) and the invoice price match the invoice purchase order quantity and price.	X
30.	Provide invoice payment services for purchase order driven invoices and for non-purchase order driven invoices (e.g., taxes and donations).	X
31.	Validate and process payment requests and invoices, including invoice receipt and verification, proper delegation of authority, invoice processing, release payment, archive and retrieval of documentation, and vendor coding.	X
32.	Make requisitions for goods and services.		X
33.	Receive goods and services to the extent they have been correctly delivered and record receipt of same in the purchasing System.		X
34.	Promptly respond to Service Provider’s queries regarding invoices received on behalf of the Recipient.		X
35.	Promptly respond to Customer or Recipient’s queries regarding invoices received.	X
36.	Fund invoice payment transactions.		X

Item	Base Services	Service Provider	Recipient
37.	Comply with Service Provider policies and procedures regarding the handling of invoices and payments, including banking interfaces in place on the Effective Date, which processes and procedures will be developed by Service Provider.		X
38.	Implement delegation of authority and power of attorney work processes, and maintain an escalation procedure to enable timely issue resolution.		X
39.	Service Provider will provide information pertaining to Recipients reasonably required by Recipients to enable them to comply with internal or external financial audits of Recipient’s operations to the extent Service Provider can do so with the existing Service Provider resources then assigned to support Recipients without adverse effect on Service Provider’s responsibilities for performing Services. If Service Provider requires additional resources to facilitate Customer’s compliance, such assistance will be provided on terms and pricing set forth in an Additional Services Supplement. Notwithstanding the foregoing, at no time will Customer, Recipient or their auditor have the right to audit the Service Provider’s work processes and procedures, or the Service Provider’s or its contractors’ execution of those work processes and procedures.	X
2.4 Additional Customer or Recipient Responsibilities with Respect to Services Described in Sections 2.1-2.3
40.	Provide personnel to requisition and receive procured goods and services.		X
41.	Ensure that personnel that requisition and receive procured goods and services comply with requirements of Service Provider work processes and procedures.		X
42.	Be responsible for any transactions initiated under active Recipient user IDs and establish processes to prevent such Recipient user IDs from being misused to initiate unauthorized procurement transactions.		X
43.	For agreements related to Purchasing Services for which Customer or Recipient is financially responsible, verify that the committed spend under each applicable agreement complies with the spend authority limits specified by Customer or Recipient.		X

Item	Base Services	Service Provider	Recipient
44.	For Managed Recipient Contracts or where express consent is required by Customer or Recipient (requirements contract), verify that the applicable terms and conditions are approved and authorized pursuant to Recipient’s authorization and/or delegation of authority policies.	X
45.	For Managed Recipient Contracts or where express consent is required by Customer or Recipient (requirements contract), ensure that the applicable terms and conditions are approved and authorized pursuant to Recipient’s authorization and/or delegation of authority policies.		X
46.	For Service Provider commercial agreements applicable to Recipient, abide by all terms and conditions of such contracts, as such requirements are communicated by Service Provider to Recipient, and, for Customer or Recipient agreements (even if such agreement was set up by Service Provider), abide by all terms and conditions of such agreements, including payment obligations and any contingent liability resulting from termination decisions by Recipient. Service Provider shall have the right to audit Customer’s compliance with Service Provider commercial agreements applicable to Recipient.		X
2.5 Travel and Expense Processing
47.	Review and approve employee expenses that are submitted for reimbursement.		X
48.	Send employee expense reports to Service Provider with proper documentation and authorizations.		X
49.	Provide Customer or Recipient’s travel and expense (“T&E”) policy for use in T&E processing.		X
50.	Review reports for compliance with Customer or Recipient’s T&E policy. Verify that items are in the proper categories and re-class charges to proper GL accounts as appropriate. Validate that proper documentation is attached to support the dollar amounts.	X
51.	Identify expense reports that involve foreign travel and determine whether they follow value added tax (“VAT”) procedures.	X
52.	Input information and process payments to the employees for eligible expenses paid directly by the employees.	X
53.	Reconcile transmission information for the corporate card.	X
54.	Report late expense report submission and procurement card open items older than the period set forth in Customer or Recipient’s policy provided to Service Provider.	X

Item	Base Services	Service Provider	Recipient
2.6 Corporate Procurement Card Administration
55.	Communicate to Service Provider information regarding new employees or updates to employee status.		X
56.	Add approved employees to Recipient corporate procurement card.	X
57.	Remove employees from the Recipient corporate procurement card upon employee termination or management request.	X
58.	Make Recipient’s procurement card payments.	X
59.	Transfer Recipient procurement card data to ERP general ledger and cost accounting.	X
60.	Work with Recipient procurement card provider to resolve issues and problems and escalate to Customer or Recipient where necessary.	X
61.	Review procurement card statements according to Service Provider’s procedures.	X
62.	Record taxable events (i.e., gifts, awards, prizes (from procurement cards, invoices, T&E) and provide such record to Recipient quarterly.	X
63.	Service Provider will provide information reasonably required of Customer, subject to Section 5.2 and 5.3 of the Agreement where applicable, to enable Recipients to comply with internal security investigations or internal audits of Customer’s or Recipient’s operations, including of data preparation for tax filings, to the extent Service Provider can do so with the existing Service Provider resources then assigned to supporting Recipients without adverse effect on Service Provider’s responsibilities for performing Services. If Service Provider requires additional resources to facilitate Customer’s compliance, such assistance will be provided on terms and pricing set forth in an Additional Services Supplement.	X
64.	Provide updated sales and use tax rates by country/state and policy.		X
65.	Record sales and use tax accruals for procurement card items.	X
2.7. Vendor Master File Setup and Maintenance
66.	Provide all required information for each new vendor, including payment instructions (e.g., timing, early payment discounts, payment method).		X
67.	Check that new vendor request is not duplicate and meets Service Provider’s criteria.	X

Item	Base Services	Service Provider	Recipient
68.	Add new vendor information into Service Provider’s System and communicate new vendor code to the Recipient.	X
2.8 Document Management
69.	Maintain original executed contracts.	X
70.	Provide copies of Managed Recipient contracts, redacted if necessary, as requested.	X
71.	Maintain short term electronic or hard copy (e.g., original hard copy contracts) files of expired Managed Recipient Contracts and contract review and approval forms (“CRAFs”) for Managed Recipient Contracts for the later of four (4) years or six (6) months after Managed Recipient Contract closure per Service Provider’s records retention policy.	X
2.9. Procurement Help Desk
72.	Operate and maintain a help desk (“Procurement Help Desk”) to: (a) Provide category-specific inquiry support and issue resolution; and (b) Provide vendor-specific inquiry support and issue resolution.	X
73.	Handle all purchase order and payment related questions from vendors and Recipients through the Procurement Help Desk.	X
2.10 Availability of Services and Support
	Purchasing Services and associated support are available during typical regional business hours at the business process service centers. Access to Service Provider’s purchasing Systems is provided subject to Service Provider’s maintenance and down-time restrictions.	X

3.	EXCLUDED SERVICES

In addition to any other activities designated as excluded elsewhere in this Statement of Work, the following activities are not included within the scope of Services provided under this Statement of Work:

(a) Raw material and external manufacturing sourcing;

(b) Hydrocarbon procurement;

(c) Energy procurement;

(d) Funding and floating invoice payment transactions;

(e) The qualification of material or product acceptability for Recipient’s needs where qualification attribute has to be validated at the site or is a technical requirement;

(f) The cost and responsibility associated with fleet administration for plant cars, vehicles provided as compensation and vehicles provided for Recipient employees in certain roles (such as sales) used by Recipient, including activities such as making sure car preventative maintenance needs are communicated to end user, ensuring automotive insurance certificates are distributed to the vehicle holder, reporting mileage into the tracking tool, etc.;

(g) Strategic sourcing services in competition with Business Services offerings; and

(h) Services related to capital projects (unless the Parties mutually agree otherwise).

4.	SERVICE STANDARDS

Unless otherwise specified in the Agreement or any Schedule, the Services under this Agreement will initially be performed in substantially the same manner (including historical usage levels and geographic provisioning) that such Services were generally performed by Service Provider immediately prior to the 2nd Amendment Date, and thereafter will continue to be performed in substantially the same manner (including proportionate usage levels and geographies) as Service Provider generally performs such services for its own retained businesses, except to the extent such Services differ because of the need to follow legal corporate formalities and to keep Recipient Data separate from Service Provider data. In no event will Service Provider be required to make any customization to the Services (or Service Provider’s associated Systems or processes) that are unique to the Recipients, beyond the customizations that Service Provider elects to make to support the Service Provider Systems and work processes, except for customizations that are expressly agreed upon in accordance with this Agreement or, subject to Section 3.1(f) to the Agreement, customizations that are required by applicable Laws. To the extent Customer or any Recipient requests Services that exceed or fall below the usage levels as of the 2nd Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such increase or reduction may constitute a Price Adjustment Event in Schedule C to the Agreement. In such event, Service Provider will provide Customer with reasonable supporting information about the increased or decreased usage level together with the associated change to the charges. To the extent Customer or any Recipient requests Services that exceed geographic provisioning of the Services as of the 2nd Amendment Date, as may be

modified by the Agreement, and Service Provider agrees to provide such Services, such Services shall constitute Additional Services, as applicable. The Recipients shall comply in all material respects with Service Provider’s applicable work processes, policies and procedures and any applicable terms and conditions of third party suppliers, to the extent that Service Provider has provided Customer with written notice of such work processes, policies and procedures and/or third party supplier terms and conditions.

5.	KEY PERFORMANCE INDICATORS

Service Provider’s performance will be measured against Key Performance Indicators and associated criteria (“KPIs”) which shall be mutually agreed upon by the Parties within six (6) months after the 2nd Amendment Date, and thereafter set forth in Purchasing Service Guidelines. The KPIs shall be subject to periodic review as provided in Section 5 of Schedule F. If Service Provider is required to implement additional measurement and monitoring tools for KPIs requested by Customer, such addition shall be added in accordance with the provisions of Article 3 of the Agreement.

The KPIs may include but not be limited to areas pertaining to Engagement / Customer Satisfaction, Value Creation, Invoice Processing Timeliness, Payment Accuracy and Timeliness.

Schedule A-6

Statement of Work - Supply Chain Services

I.	INTRODUCTION

This Schedule A-6 (this “Statement of Work”) is attached to and incorporated by reference in that certain Amended and Restated Master Outsourcing Services Agreement by and between Service Provider and Customer dated June 1, 2013 (the “Agreement”).

The Supply Chain Services marked below with an asterisk (*) are dependent on Service Provider Systems and cannot be provided by Service Provider if Recipient migrates away from the Service Provider Systems and/or Service Provider’s work processes.

All Service Provider Services described herein are contingent upon Recipient providing in a timely manner all information: (a) Service Provider needs in order to provide Services; (b) relevant information specified herein; and (c) as may be identified from time-to-time by Service Provider.

Governmental authorities for certain geographies specified herein may require Service Provider to obtain authorizations, licenses, registrations, certifications, powers of attorney and/or permits prior to Service Provider providing one or more Services set forth in this Statement of Work to Recipient that were not required of Service Provider prior to the Effective Date of the Agreement. All Services below are subject to Service Provider obtaining any such required authorizations, licenses, registrations, certifications powers of attorney and/or permits.

Service Provider may perform services other than Base Services described in Section 2 of this Statement of Work as Additional Services at the request of the Recipient and in accordance with the terms and conditions of the Agreement. Additional Services may include improvement opportunity analysis related to various optimization projects, such as payload maximization (optimum load patterns) and packaging optimization.

2.	DESCRIPTION OF BASE SERVICES AND RESPONSIBILITY MATRIX FOR BASE SERVICES

a.	General. Service Provider will provide the Services listed below (as described in more detail in Sections 2.1 through 2.9 to the extent Recipient uses Service Provider’s supply chain systems, platforms and work processes:

(i)	International Trade Logistics Management and Consulting Services* (Highly Integrated)

(ii)	Rail Logistics Management Services* (Highly Integrated)

(iii)	Truck Logistics Management Services* (Highly Integrated)

(iv)	Marine Logistics Management Services* (Highly Integrated)

(v)	Warehouse and Terminal Logistics Management

(vi)	Transportation Safety and Risk Management Services

(vii)	Customer Action Management Process*

(viii)	Exchanges, Swaps and Tolls Administration

(ix)	Material Flow Transactional Support* (Highly Integrated)

b.	Exclusions. The following exclusions shall apply to the Services described in this Statement of Work:

(i)	Service Provider will not perform Services in Indonesia.

(ii)	Service Provider will not perform Truck Logistics Management Services in South Korea and Taiwan other than high-level industry information sharing Services.

(iii)	Service Provider will not perform International and Domestic Order Service for Marine Logistics Management Services in Latin America, North America and Europe, Middle East, Africa regions, provided that, for avoidance of doubt, Service Provider will perform. International and Domestic Order Service for Marine Logistics Management Services in the Asia Pacific region.

(iv)	Service Provider will not perform Transportation Management Service for Marine Logistics Management Services in Latin America, North America and Europe, Middle East, Africa regions, provided that, for avoidance of doubt, Service Provider will perform Transportation Management Service for Marine Logistics Management Services in the Asia Pacific region.

Unless expressly set forth otherwise, negotiation of agreements with any third party carriers and other third party transportation or logistics service providers will be provided by Service Provider on Recipient’s behalf as part of the Purchasing Services set forth in Schedule A-5.

The responsibility matrix set forth below indicates who is accountable for listed processes, activities and tasks as part of the Base Services for Supply Chain Services.

Item	Base Services	Service Provider	Recipient
2.1 International Trade Logistics Management and Consulting Services* (Highly Integrated)
International Trade Logistics Management and Consulting Services assist Recipient with import and export of products via marine packed cargo, truck, rail and airfreight.
A. Customs and Regulatory Compliance Consulting Services
1.	Assisting Recipient with the evaluation and management of trade compliance issues regarding, e.g., general valuation and classification concerns, country of origin determination and marking, recordkeeping, preferential origin eligibility, duty drawback, duty suspension, bonded warehouse, foreign trade zone, and other mechanisms to aid Recipient in optimizing duty savings opportunities (as applicable).	X
2.	Assisting Recipient in preparing responses to government requests and audit inquiries.	X
3.	Providing analysis of new trade compliance regulations when requested by Recipient, including assistance in the implementation of trade compliance processes to address new regulatory requirements. Communicating applicable regulatory rules and guidelines via Customer Account Teams, as well as providing compliance training to Recipient upon request.	X
4.	Managing and administering third party agreements with freight forwarders, brokers, and documentation providers for import and exports.	X
5.	Providing periodic auditing and monitoring services to test for compliance and sufficiency of internal controls and assisting Recipient in preparing voluntary disclosure submissions concerning potential violations of relevant import / export regulations.	X
6.	Determining licensing requirements for transactions through review and analysis of the products, technology and transaction information under the relevant export control regulations.	X
7.	Providing export license screening and auditing process for all parties identified by Recipient. This includes screening for sanctions, embargoes, and prohibited end uses and users, as well as screening technology exports and foreign national deemed exports. In addition, Service Provider will provide anti-boycott screening for all transactions identified by Recipient. This includes reviewing and analyzing transaction communications and documents provided to Service Provider to identify boycott-related language or provisions.	X

Item	Base Services	Service Provider	Recipient
8.	Providing export control (e.g., ECCN in U.S.) classification, and system population and self-auditing. Explaining classifications to Recipient customers, and supporting Recipient in its response to government agencies.	X
9.	Maintaining relevant records in accordance with legal requirements.	X
10.

Limitation on Services / Recipient’s Responsibilities.

(i)     Service Provider will only provide general trade compliance advice to Recipient and will not directly respond to inquiries from Customs agencies or other governmental departments or representatives in any applicable jurisdictions (hereinafter “Customs”) on Recipient’s behalf or perform activities deemed to be transacting “customs business,” including, but not limited to: the filing of entry documents, duty drawback claims, or otherwise prepare documents, invoices, or papers for submission to Customs concerning the entry and admissibility of imported merchandise;

(ii)    Service Provider will only provide general export control trade compliance advice to Recipient and will not directly respond to inquiries from export control agencies or other governmental departments or representatives in any applicable jurisdictions (hereinafter “Export Control Agencies”) on Recipient’s behalf or draft documents or papers for submissions to Export Control Agencies concerning the licensing or export of merchandise;

(iii)  Service Provider’s obligation to provide certain Services is contingent upon Recipient furnishing Service Provider in a timely manner all information and documents necessary or useful to provide the Services noted above, including access to and complete cooperation of Recipient’s personnel, and Recipient warrants the accuracy and completeness of all documents and information furnished;

(iv)   As importer of record, Recipient is solely responsible for all information declared to Customs. Further, as an exporter, Recipient is solely responsible for all information declared to Export Control Agencies. Recipient understands and acknowledges that Customs or Export Control Agencies may request additional information, delay shipments, refuse entry of imported merchandise, or refuse export of merchandise; and

(v)    It is the Recipient’s responsibility to know and comply with the laws and regulations of all governmental agencies and Service Provider shall not be responsible for the consequences of any action taken, fines or penalties assessed by any government agency against Recipient. The Recipient recognizes that governmental laws, regulations and interpretations are subject to change from time to time.

Item	Base Services	Service Provider	Recipient
B. Logistics Operations Management
11.	Managing and administering third party agreements with freight forwarders, import brokers, ocean or intermodal carriers, documentation providers and air freight carriers to facilitate the complete delivery of marine packed cargo and air, truck or rail export and import shipments.	X
12.	Managing logistics execution to support timely business and customer needs, including track and trace capabilities, performance metrics and reporting.	X
13.	Generating detailed ocean carrier capacity and equipment forecasts based on business models and strategies.	X
14.	Providing product movement forecasting as needed to secure equipment at a frequency to be mutually agreed by the Parties.		X
15.	Providing marine packaged cargo (i.e., shipping of containers) and air third party compliance enforcement with all transportation standards and safety performance (including service to Recipient sites and Recipient customers).	X
C. Transportation Management Services
Service Provider will provide Recipient with general Transportation Management Services in support of the Supply Chain Services including the following:
16.	Evaluating and processing assessorial and non-compliant freight invoices.	X
17.	Performing post-payment audit of transportation freight payments at a mutually agreed to frequency.	X
18.	Providing freight loss and demurrage claim processing.	X
19.	Providing distribution safety compliance services, including verifying that transportation service providers and equipment meet minimum safety standards agreed to by Service Provider and Recipient. Such standards may include, but are not limited to, U.S. Department of Transportation motor carrier safety ratings, minimum motor carrier insurance requirements, incident history, rail car inspections, and rail car tank test results.	X
2.2 Rail Logistics Management Services* (Highly Integrated)
Rail Logistics Management Services facilitate the administration and management of owned or leased rail transportation equipment used to deliver products to Recipient’s customers, store materials outside of Recipient manufacturing sites or deliver materials into Recipient manufacturing sites. Service Provider will provide to Recipient the rail Services described below.

Item	Base Services	Service Provider	Recipient
A. Logistics Operations Management
Service Provider will provide the following Services related to rail fleet management:
20.	Performing external tracking, monitoring and expediting of rail cars to meet customer delivery dates based upon the general delivery standards agreed to by Recipient and Service Provider, which standards may be modified from time to time by the Parties’ mutual agreement, or upon the specific delivery standards agreed upon by the Parties.	X
21.	Monitoring rail carriers’ compliance with rail transit standards.	X
22.	Administering third party earner agreements and other third patty agreements involved in the movement of rail cars (e.g., mileage credits, rail car maintenance, billing repair card auditing, maintenance inspection services and regulatory compliance contracts).	X
23.	Performing strategic rail fleet size planning and tactical rail fleet management utilizing Service Provider’s information systems management.	X
24.	Conducting rail service provider management reviews at a frequency to be agreed to by the Parties.	X
25.	Include Recipient in annual carrier review meetings where Recipient business is an agenda item.	X
26.	Administering and managing rail car contracts in conjunction with Procurement.	X
27.	Providing Recipient with rail transportation costs inputs for Recipient’s annual budget process.	X
B. Transportation Management Services
Service Provider will provide Recipient with general Transportation Management Services in support of the Supply Chain Services including the following:
28.	Evaluating and processing assessorial and non-compliant freight invoices.	X
29.	Performing post-payment audit of transportation freight payments at a mutually agreed to frequency.	X
30.	Providing freight loss and demurrage claim processing.	X
31.	Providing distribution safety compliance services, including verifying that transportation service providers and equipment meet minimum safety standards agreed to by Service Provider and Recipient. Such standards may include, but are not limited to, U.S. Department of Transportation motor carrier safety ratings, minimum motor carrier insurance requirements, incident history, rail car inspections, and rail car tank test results.	X

Item	Base Services	Service Provider	Recipient
32.	Providing necessary communication to rail carriers when rail cars leave Service Provider site as defined in the work processes.	X
In order for Service Provider to provide the Rail Logistics Management Services described above, Recipient is responsible for:
33.	Providing necessary communication to rail carriers when rail cars leave Recipient site as defined in the work processes.		X
34.	Providing bills of lading to Service Provider.		X
35.	Completing project activities necessary to meet rail compliance standards.		X
36.	Providing product movement forecasting as needed to secure equipment at a frequency to be mutually agreed by the Parties.		X
2.3 Truck Logistics Management Services* (Highly Integrated)
Truck Logistics Management Services facilitate the administration and management of bulk and packaged transport equipment, intermodal containers, ISO containers and transportation storage equipment to storage facilities, to Recipient’s customers, or between Recipient’s plants.
A. Logistics Operations Management
Service Provider will provide the following Services related to carrier and process management:
37.	Performing external tracking, monitoring and expediting of trucks to meet customer delivery dates based upon the general delivery standards developed by Recipient and Service Provider, which standards may be modified from time to time by the Parties’ mutual agreement, or upon the specific delivery standards agreed upon by the Parties.	X
38.	Monitoring truck carriers’ compliance with truck transit standards.	X
39.	Providing inputs of truck transportation costs for Recipient’s annual budget process.	X
B. Logistics Service Provider Management
40.	Service Provider will administer truck transportation agreements.	X
41.	Include Recipient in annual carrier review meetings where Recipient business is an agenda item.	X
C. Transportation Management Services
Service Provider will provide Recipient with general Transportation Management Services in support of the Supply Chain Services including the following:
42.	Evaluating and processing assessorial and non-compliant freight invoices.	X

Item	Base Services	Service Provider	Recipient
43.	Performing post-payment audit of transportation freight payments at a mutually agreed to frequency.	X
44.	Providing freight loss and demurrage claim processing.	X
45.	Providing distribution safety compliance services, including verifying that transportation service providers and equipment meet minimum safety standards agreed to by Service Provider and Recipient. Such standards may include, but are not limited to, U.S. Department of Transportation motor carrier safety ratings, minimum motor carrier insurance requirements, incident history.	X
46.	Completing Enterprise Resource Planning (“ERP”) transactions for goods issue on Service Provider site to enable truck logistic activities according to the truck work process.	X
In order for Service Provider to provide the Truck Logistics Management Services described above, Recipient is responsible for:
47.	Completing Enterprise Resource Planning (“ERP”) transactions for goods issue on Recipient site to enable truck logistic activities according to the truck work process.		X
48.	Participating in the clarification of Recipient’s business needs and in the development of Recipient’s carrier sourcing needs.		X
49.	Providing product movement forecasting as needed for carriers to secure equipment at a frequency to be mutually agreed by the Parties.		X
2.4 Marine Logistics Management Services* (Highly Integrated)
Marine Logistics Management Services facilitate the administration and management of deep sea vessels and inland barges used to transport materials to, from and between Recipient’s sites and terminals. Service Provider will provide to Recipient the Marine Logistics Management Services described below.
A. Leveraged Regulatory Compliance
50.

Service Provider will perform marine vetting process covering risk management and responsible care and obtain vetting approval for the following types of deep sea vessels:

(i)     All vessels that carry Recipient cargo or Recipient chartered cargo;

(ii)    All vessels that call at Recipient facilities, or interface with Recipient vessels;

(iii)  All vessels calling at third party facilities transferring cargo to/from vessels leased or owned by Recipient; and

(iv)   Any other vessel mutually agreed upon by Service Provider and Recipient.

X

Item	Base Services	Service Provider	Recipient
B. International and Domestic Order Services
Service Provider will provide the following Services:
51.	Administering marine transportation agreements.	X
52.	Include Recipient in annual carrier review meetings where Recipient business is an agenda item.	X
53.	Developing the marine loading plans with the applicable marine carrier.	X
54.	Coordinating equipment demand, carrier capabilities and site logistics capabilities.	X
55.	Approving and allocating freights and relatives invoices for the marine carriers in Recipient’s service.	X
56.	Providing loss control services provided through the use of a 3PL surveyor at Recipient’s expense.	X
57.	Monitoring, investigating, and mitigating demurrage, dead freight and other marine transportation claims on behalf of Recipient;	X
58.	Populating and maintaining a marine planning tool used by Service Provider to allow Recipient to communicate marine loading and unloading schedules between locations and to allow carriers to manage equipment schedules.	X
59.	Providing inputs of marine transportation costs for Recipient’s annual budget process.	X
C. Logistics Operations Management
Service Provider will provide the following Services related to oversight of managed logistics services (ship and barge planning and contract administration) and third party logistics providers (each a “3PL”), surveyors, and marine carriers. Other key responsibilities are to act as the area owners of the M&T material flow work processes (“MFWP”) and associated tools:
60.	Monitoring Recipient’s compliance with Service Provider’s marine transit standards.	X
61.	Providing administration support for contractual arrangements with the marine logistics provider(s).	X
62.	Developing standardized logistics processes to manage marine carriers and contracted marine freight providers.	X
63.	Providing Recipient with measures of marine provider’s reliability and safety performance upon Recipient’s request, but no more frequently than once per quarter.	X

Item	Base Services	Service Provider	Recipient
D. Transportation Management Services
Service Provider will provide Recipient with marine Transportation Management Services in support of the Supply Chain Services including the following:
64.	Evaluating and processing assessorial and non-compliant freight invoices.	X
65.	Performing post-payment audit of transportation freight payments at a mutually agreed to frequency.	X
66.	Providing freight loss and demurrage claim processing.	X
67.	Providing distribution safety compliance services, including verifying that transportation service providers and equipment meet minimum safety standards agreed to by Service Provider and Recipient.	X
68.	In order for Service Provider to provide the Marine Logistics Management Services described above, Recipient is responsible for providing product movement forecasting to barges and vessels as needed for carriers to secure equipment at a frequency to be determined by Service Provider in coordination with Recipient.		X
2.5 Warehouse and Terminal Logistics Management
A. Contract and Business Operations Administration
Service Provider will provide the following Services with respect to administering Recipient’s contracts and business operations at third party warehouses and terminals:
69.	Providing representation with operators and transportation providers	X
70.	Providing support for negotiations with new 3PLs (i.e., 3PL providers who were not 3PLs of Service Provider as of the Effective Date).	X
71.	Assisting Recipient in resolving operation problems with 3PLs.	X
72.	Monitoring Recipient’s compliance with Service Provider’s operations standards.	X
73.	Providing facility evaluation when requested if the Recipient initiates a request to use a new 3PL location. Any auditing required to verify capability or compliance will be an Additional Service.	X
74.	Performing audits of Recipient’s warehouse and terminal service providers existing facilities on a frequency to be determined by Service Provider and Recipient. Any auditing required to verify capability or compliance will be an Additional Service.	X
75.	Assisting Recipient in providing work process documentation to Recipient’s 3PLs.	X

Item	Base Services	Service Provider	Recipient
76.	Providing ongoing assistance in assessing Recipient’s current and anticipated future logistics requirements and updating Recipient on logistical market trends.	X
B. Terminaling and Warehousing Services
Service Provider will provide Recipient with the following Terminaling and Warehousing Management Services:
77.	Include Recipient in annual 3PL review meetings where Recipient business is an agenda item.	X
78.	Provide technical and business analysis support to assist Recipient in establishing new terminaling, warehousing, and bulk transfer facilities as needed.	X
79.	Provide resource support to assist Recipient with the audit of processes and procedures of 3PL terminaling and warehousing service providers. Any auditing required to verify capability or compliance will be an Additional Service.	X
80.		X
C. Warehouse and Terminal Management Services
Service Provider will provide Recipient with the following services:
81.	Communicating warehouse and terminal industry impacts to support commercial business analysis.	X
82.	Obtaining and providing storage and movement rates.	X
83.	Processing and paying warehouse and terminal invoices.	X
84.	Performing post-payment audit of payments at a mutually agreed to frequency.	X
In order for Service Provider to provide the Services described above, Recipient is responsible for:
85.	Providing resources and contacts necessary to assist Service Provider in resolution of issues that arise with 3LPs.		X
86.	Providing product movement forecasting as needed to secure facilities at a frequency to be mutually agreed by the Parties.		X
87.	Participating in operational interface meetings with 3PLs on an agreed upon frequency.		X
2.6 Transportation Safety and Risk Management Services
Services outlined below are those that accompany the logistics services provided for rail, marine, air and truck outlined above.
88.	Providing Recipient access to Service Provider’s transportation safety and security management standards.	X
89.	Performing gap assessments and creating action plans to	X

Item	Base Services	Service Provider	Recipient
implement internal standards and requirements. Any auditing required to verify capability or compliance will be an Additional Service.
90.

Providing global dangerous goods transportation regulations compliance support including:

(i)     Regulatory classification support for mode and dispatch type; and

(ii)    Providing required Recipient training.

X
91.	Participating in the preparation of supply chain security contingency planning.	X
92.	Participating in transportation incident reporting, investigation, and follow-up and trend analysis.	X
93.

Performing logistics service provider (“LSP’) initial qualification, periodic reassessment, and performance management including:

(i)     Establishing protocols for the qualification and periodic assessment of LSPs;

(ii)    Scheduling, performing (or contracting), reviewing and following up with respect to audit and assessment results. Any auditing required to verify capability or compliance will be an Additional Service; and

(iii)  Benchmarking against industry protocols and other companies’ programs and performance

X
94.	Performing raw material supplier evaluation on transportation safety and security elements (e.g., LSP assessments, emergency response, security planning).	X
95.	Performing evaluations for customer pick-ups (“CPUs”) with respect to transportation safety and security elements (e.g. LSP assessments, emergency response, security planning).	X
96.	Facilitating informational flow to assist with Recipient regulation and internal standards/program compliance.	X
97.	Identifying personnel that require regulatory-mandated training provided by Service Provider.		X
98.	Implementing procedures and policies required for regulatory compliance.		X
99.	Providing Service Provider with specific instructions regarding carrier needs (e.g., personnel protective equipment (“PPE”), equipment specifications, etc.).		X

Item	Base Services	Service Provider	Recipient
2.7 Customer Action Management Process (CAMP)
CAMP enables the use of the ERP system to track customer complaints, record actions. root causes and
100.	Initiate the complaint process and enter the complaint in the ERP system.		X
101.	Recording, documenting and reporting complaints (“Quality Messages” or “QMs”).	X
102.	Assisting with the accurate and timely resolution of complaints (QMs) in accordance with its work processes.	X
103.	Participating in root cause investigation (“RCI”)/analysis and corrective/preventive actions (“CAPA”) in conjunction with the Recipient.	X
104.	Providing accountable, trained and skilled resources to execute and support CAMP on operational execution levels. Update or modify, on request, ERP system codes associated with the CAMP process for which the Recipient does not have access rights.	X
105.	Recording, addressing, documenting and monitoring RCIs and CAPAs.	X
106.	Recipient will manage ongoing root cause analyses.		X
107.	Recipient will manage action item resolution for Recipient related actions.		X
108.	Service provider will manage action item resolution for Service Provider related actions.	X
2.8 Exchange
ES&T Administration services are the administration of exchange, swaps and tolls to reduce costs, manage supply capacity issues and/or to provide external manufacture supply management under a toll arrangement.
109.

Service Provider will provide work processes and documentation for the Recipient to execute this service as a solution for the roles listed below:

(i)     ES&T Scheduler and

(ii)    ES&T Customer Service Representative

X
110.	Service Provider will provide the initial training to the Recipient for the execution of such processes for the roles listed below: (i) ES&T Scheduler and (ii) ES&T Customer Service Representative	X

Item	Base Services	Service Provider	Recipient
111.	Recipient will follow Service Provider ES&T work processes.		X
112.	Recipient will provide ES&T deal data to the business contract administrator for deal creation.		X
2.9 Material Flow Transactional Support (Highly Integrated)
113.	Service Provider will provide the following Services: Providing the Supply Chain Material Flow Work Process for the on-site and off-site system activities associated with the movement and storage of Recipient products and raw materials. The MFWP defines the physical and transactional tasks required to safely and efficiently execute the work. The MFWP includes a work process flow, detailed step descriptions, process/performance metrics, the required operating discipline, and the enabling tools.	X
114.	Service Provider will provide to Recipient high level code management within the Service Provider’s ERP Systems to facilitate the creation or modification of GMLDs, business hierarchy or customer data.	X

3.	ADDITIONAL RECIPIENT RESPONSIBILITIES

In order for Service Provider to provide the Services described in this Statement of Work, in addition to such other Recipient Responsibilities identified herein:

(1)	Recipient will provide resources to complete necessary ERP systems transactions to facilitate the movements of product to the Services provided.

(2)	Recipient will own all inventory related to its operations (including raw materials, catalysts, work in progress, MRO, and finished goods).

(3)	Recipient will ensure that Recipient material handling assets on Retained Sites comply with Service Provider engineering and loss prevention standards and principles.

(4)	Except as Parties may otherwise agree, Recipient will fund the construction of all Recipient material handling assets on Retained Sites.

(5)	Recipient will comply with Service Provider’s transportation safety standards for transportation equipment specifications, tracking of toxic and inhalation hazards materials and time sensitive chemicals.

(6)	Recipient will comply with Service Provider’s governance policies regarding sales to embargoed countries, chemical weapons treaty compliance, and trade regulation compliance.

(7)	Recipient will comply with applicable regulations and guidelines.

(8)	Recipient will purchase and maintain any supply-chain-related dedicated printers, barcode printers, special purpose printers, plotters and paper.

(9)	Recipient will maintain the same regulatory service and operational service standards that Service Provider uses.

(10)	Recipient will perform CAMP Coordinator activities for all Quality Message types, including KP, QS, IP and ROCK within the Customer SAP clients.

4.	SERVICE STANDARDS

Unless otherwise specified in the Agreement or any Schedule, the Services under this Agreement will initially be performed in substantially the same manner (including historical usage levels and geographic provisioning) that such Services were generally performed by Service Provider immediately prior to the 2nd Amendment Date, and thereafter will continue to be performed in substantially the same manner (including proportionate usage levels and geographies) as Service Provider generally performs such services for its own retained businesses, except to the extent such Services differ because of the need to follow legal corporate formalities and to keep Recipient Data separate from Service Provider data. In no event will Service Provider be required to make any customization to the Services (or Service Provider’s associated Systems or processes) that are unique to the Recipients, beyond the customizations that Service Provider elects to make to support the Service Provider Systems and work processes, except for customizations that are expressly agreed upon in accordance with this Agreement or, subject to Section 3.1(f) to the Agreement, customizations that are required by applicable Laws. To the extent Customer or any Recipient requests Services that exceed or fall below the usage levels as of the 2’1 Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such increase or reduction may constitute a Price Adjustment Event in Schedule C to the Agreement. In such event, Service Provider will provide Customer with reasonable supporting information about the increased or decreased usage level together with the associated change to the charges. To the extent Customer or any Recipient requests Services that exceed geographic provisioning of the Services as of the 2nd Amendment Date, as may

be modified by the Agreement, and Service Provider agrees to provide such Services, such Services shall constitute Additional Services, as applicable. The Recipients shall comply in all material respects with Service Provider’s applicable work processes, policies and procedures and any applicable terms and conditions of third party suppliers, to the extent that Service Provider has provided Customer with written notice of such work processes, policies and procedures and/or third party supplier terms and conditions.

5.	KEY PERFORMANCE INDICATORS

Service Provider’s performance will be measured against Key Performance Indicators and associated criteria (“KPIs”) which shall be mutually agreed upon by the Parties within six (6) months after the 2nd Amendment Date, and thereafter set forth in Supply Chain Service Guidelines. The KPIs shall be subject to periodic review as provided in Section 5 of Schedule F. If Service Provider is required to implement additional measurement and monitoring tools for KPIs requested by Customer, such addition shall be added in accordance with the provisions of Article 3 of the Agreement.

Schedule A-7

Statement of Work - Customer Service Services

1.	INTRODUCTION

This Schedule A-7 (this “Statement of Work”) is attached to and incorporated by reference in that certain Second Amended and Restated Master Outsourcing Services Agreement by and between Service Provider and Customer dated June 1, 2013 (the “Agreement”).

The Customer Service Services marked below with an asterisk (*) are dependent on Service Provider Systems as a critical enabling tool and cannot be provided by Service Provider if Recipient migrates away from the Service Provider Systems.

2.	RESPONSIBILITY MATRIX FOR BASE SERVICES

The responsibility matrix set forth below indicates who is accountable for listed processes, activities and tasks as part of the Base Services for Customer Service Services. Service Provider will provide the Services described in the responsibility matrix below on behalf of Recipients using Service Provider customer service systems and platforms and Service Provider work processes.

Item	Base Services	Service Provider	Recipient
2.1
1.	Provide work processes and documentation for the Recipient to execute the customer facing role. Provide a comprehensive suite of metrics and reports for order-to-cash (OTC) processes to provide transparency on service performance, work process defects, and unit cost improvement opportunities.	X
2.	Provide training to the Recipients for the execution of these processes.	X
2.2 Order Receipt and Handling Transaction (Highly Integrated)
3.	Transactional management of orders in Service Provider’s order system.	X	X
4.	Process exceptions, including whether a Recipient has product available, trucks available to ship products, etc.	X	X
5.	Provide the operating discipline and tools used to facilitate fast and efficient system set-up.	X
2.3 Payment Receipt & Handling Customer Facing Import (Highly Integrated)
6.	Provide work processes and documentation for the Recipient to execute the customer facing role. Provide a comprehensive	X

Item	Base Services	Service Provider	Recipient
suite of metrics and reports for order-to-cash (OTC) processes to provide transparency on service performance, work process defects, and unit cost improvement opportunities.
7.	Provide training to the Recipient for the execution of these processes.	X
2.4 Payment Receipt & Handling Transactional (Highly Integrated)
8.	Apply payments.	X	X
9.	Manage discrepancies.	X	X
10.	Issue sales adjustments.	X	X
2.5 Price Administration Transactional (Highly Integrated)
11.	Maintain price records.	X
12.	Apply price to orders (system generated).	X
13.	Resolve manually priced order/invoice blocks.	X	X
14.	Apply prices to invoices (systems generated)	X
2.6 Recipient Data Management (Highly Integrated)
15.	Validate customer data.	X
16.	Create customer codes.	X
17.	Update SAP customer masters.	X
18.	Maintain customer codes.	X
19.	Discontinue customer codes.	X
20.	Provide best practice work processes and tools to enable Recipients to have customer contact related data that is high-quality, consistent, correct, available and timely. This data can be linked with other sub-processes (price, product, event, company communications) to maximize work process effectiveness.	X
2.7 Customer Service Order Automation and Business (Highly Integrated)
21.	Provide an e-commerce portal (Elemica) for Recipient’s client accounts to enable order and invoice automation by Recipient’s client accounts.	X
22.	Provide an e-commerce portal (My Account@Styron Corp) for Recipient’s client accounts to purchase and track purchases that are used by Recipient’s client accounts.	X
2.8 Telemetry (including Vendor Managed Inventory (VMP) and (Vender Owned and Managed Inventory (VOMI))
23.	Provide telemetry for the Recipient’s clients for monitoring and replenishing material on inventory targets determined by the Recipients and their clients and the applicable replenishment pattern. As of the Effective Date, Service Provider uses Elemica hosted solution tools and technology to deliver this Service.	X

Item	Base Services	Service Provider	Recipient
2.9 Sales Support Teams
A. Call Management Service * (Highly Integrated)
In order for Service Provider to provide the Rail Logistics Management Services described above, Recipient is responsible for:
24.	Manage IP Call Center functionality to enable all “call center” capabilities, such as hunt group.	X
25.	Provide switchboard services to customers, employees and stakeholders in North America only.	X
B. Customer Information Group: Inquiry Management and Sample Management*
26.	Provide resources to supply information (including sample request) about Recipient’s products to customers, potential customers and the general public through requests via email, phone, fax, internet and mail in North America, Latin America, Europe and the Middle East and Pacific. Recipient will receive periodic tracking reports from Service Provider based on mutually agreed subjects..	X
27..	Provide administrative support for up to nineteen (19) technical and/or sales professionals in North America with respect to administrative services documentation, calendar maintenance, event planning, travel coordination, pricing, support, reporting, and coordination of the specification development tool and primary maintenance support of the Global Product Listing (GPL)/IDES website that stores all technical data sheets and regulatory data sheets. (“Sales Administrative Services”).	X
2.10 Rebate Administration
28.	Assist sellers in setting up rebate accruals, extracting and monitoring reports, collecting approvals and requesting customer payout (rebates and subsequent compensation).	X
2.11 Additional Recipient Responsibilities
29.	Enter transactional orders for products unless otherwise agreed by Parties.		X
30.	provide Service Provider employees with training, including plant, safety, product, market and other training the Recipients deem necessary for Service Provider to perform the Services.		X
31.	Define the Recipients’ business-specific transactional service standards, policies and guidelines (e.g., lead time, rush order fees, minimum order quantities, samples, and railcar transloads) based upon which Service Provider will provide solutions and processed described in this Schedule A-7.		X

Item	Base Services	Service Provider	Recipient
32.	Ensure that users sign into the computer systems with the user ID provided to them by Service Provider and that the owner of the user ID is held accountable for any action performed y that ID.		X
33.	Ensure personnel comply with requirements of Service Provider work process and procedures		X
34.	Approve new customers.		X
35.	Set and provide prices.		X
36.	Set the price administration policy.		X
37.	Approve any price approvals on discrepancies.		X
38.	Provide content for the e-commerce portals.		X
39.	Gather and transmit to Service Provider new customer information to allow Service Provider to perform appropriate system setup.		X

3.	SERVICE HOURS

Service Provider will provide the applicable Services in accordance with the following:

(a)	Customer service and support are available during Service Provider regional business hours, except as mutually agreed otherwise by the Parties.

(b)	After hours service and support are available to facilitate emergency shipments.

4.	SERVICE STANDARDS

Unless otherwise specified in the Agreement or any Schedule, the Services under this Agreement will initially be performed in substantially the same manner (including historical usage levels and geographic provisioning) that such Services were generally performed by Service Provider immediately prior to the 2nd Amendment Date, and thereafter will continue to be performed in substantially the same manner (including proportionate usage levels and geographies) as Service Provider generally performs such services for its own retained businesses, except to the extent such Services differ because of the need to follow legal corporate formalities and to keep Recipient Data separate from Service Provider data. In no event will Service Provider be required to make any customization to the Services (or Service Provider’s associated Systems or processes) that are unique to the Recipients, beyond the customizations that Service Provider elects to make to support the Service Provider Systems and work processes, except for customizations that are expressly agreed upon in accordance with this Agreement or, subject to Section 3.1(f) to the Agreement, customizations that are required by applicable Laws. To the extent Customer or any Recipient requests Services that exceed or all below the usage levels as of the 2nd Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such increase or reduction may constitute a Price Adjustment Event in Schedule C to the Agreement. In such event, Service Provider will provide Customer with reasonable supporting information about the increased or decreased usage level together with the associated change to the charges. To the extent Customer or any Recipient requests Services that exceed geographic provisioning of the Services as of the 2’1 Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such Services shall constitute Additional Services, as applicable. The Recipients shall comply in all material respects with Service Provider’s applicable work processes, policies and procedures and any applicable terms and conditions of third party suppliers, to the extent that Service Provider has provided Customer with written notice of such work processes, policies and procedures and/or third party supplier terms and conditions.

5.	KEY PERFORMANCE INDICATORS

Service Provider’s performance will be measured against Key Performance Indicators and associated criteria (“KPIs”) which shall be mutually agreed upon by the Parties within six (6) months after the 2nd Amendment Date, and thereafter set forth in Customer Service Guidelines. The KPIs shall be subject to periodic review as provided in Section 5 of Schedule F. If Service Provider is required to implement additional measurement and monitoring tools for KPIs requested by Customer, such addition shall be added in accordance with the provisions of Article 3 of the Agreement.

Schedule A-8

Statement of Work-Six Sigma Services

1.	INTRODUCTION

This Schedule A-8 (this “Statement of Work”) is attached to and incorporated by reference in that certain Second Amended and Restated Master Outsourcing Services Agreement by and between Service Provider and Customer dated June 1, 2013 (the “Agreement”).

The Six Sigma Services marked below with an asterisk (*) are dependent on Service Provider Systems as a critical enabling tool and cannot be provided by Service Provider if Recipient migrates away from the Service Provider Systems.

2.	RESPONSIBILITY MATRIX FOR BASE SERVICES

The responsibility matrix set forth below indicates who is accountable for listed processes, activities and tasks as part of the Base Services for Six Sigma Services.

Item	Base Services	Service Provider	Recipient
2.1 Six Sigma Information
1.	Provide access to Six Sigma information on offerings and current Six Sigma tool templates, which enable Recipients to request optional Six Sigma Services from Service Provider’s current offerings of training, testing, certification, and Six Sigma consulting and expertise resources.	X
2.	Recipient personnel may not duplicate or utilize Service Provider’s Six Sigma material for any other purpose.		X
3.	Limitations on Services: Service Provider retains all rights to Six Sigma materials.

3.	EXCLUDED SERVICES

In addition to any other activities designated as excluded elsewhere in this Statement of Work, the following activities are not included within the scope of Services provided under this Statement of Work:

3.1	Access to Service Provider’s internal web sites;

3.2	Use of Service Provider’s portfolio database;

3.3	Access to certification tracking tool;

3.4	Financial analysis or tracking;

3.5	JMP software licenses; and

3.6	Provision of access to the on-line Black Belt (“BB”) and Green Belt Project Leader (“GBPL”) skill tests used as part of a certification process.

4.	SERVICE STANDARDS

Unless otherwise specified in the Agreement or any Schedule, the Services under this Agreement will initially be performed in substantially the same manner (including historical usage levels and geographic provisioning) that such Services were generally performed by Service Provider immediately prior to the 2nd Amendment Date, and thereafter will continue to be performed in substantially the same manner (including proportionate usage levels and geographies) as Service Provider generally performs such services for its own retained businesses, except to the extent such Services differ because of the need to follow legal corporate formalities and to keep Recipient Data separate from Service Provider data. In no event will Service Provider be required to make any customization to the Services (or Service Provider’s associated Systems or processes) that are unique to the Recipients, beyond the customizations that Service Provider elects to make to support the Service Provider Systems and work processes, except for customizations that are expressly agreed upon in accordance with this Agreement or, subject to Section 3.1(f) to the Agreement, customizations that are required by applicable Laws. To the extent Customer or any Recipient requests Services that exceed or fall below the usage levels as of the 2nd Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such increase or reduction may constitute a Price Adjustment Event in Schedule C to the Agreement. In such event, Service Provider will provide Customer with reasonable supporting information about the increased or decreased usage level together with the associated change to the charges. To the extent Customer or any Recipient requests Services that exceed geographic provisioning of the Services as of the 2nd Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such Services shall constitute Additional Services, as applicable. The Recipients shall comply in all material respects with Service Provider’s applicable work processes, policies and procedures and any applicable terms and conditions of third party suppliers, to the extent that Service Provider has provided Customer with written notice of such work processes, policies and procedures and/or third party supplier terms and conditions.

5.	KEY PERFORMANCE INDICATORS

Service Provider’s performance will be measured against Key Performance Indicators and associated criteria (“KPIs”) which shall be mutually agreed upon by the Parties within six (6) months after the 2nd Amendment Date, and thereafter set forth in Six Sigma Services Guidelines. The KPIs shall be subject to periodic review as provided in Section 5 of Schedule F. If Service Provider is required to implement additional measurement and monitoring tools for KPIs requested by Customer, such addition shall be added in accordance with the provisions of Article 3 of the Agreement.

Schedule A-9

Statement of Work - Public Affairs Services

1.	INTRODUCTION

1.1	General. This Schedule A-9 (this “Statement of Work”) is attached to and incorporated by reference in that certain Second Amended and Restated Master Outsourcing Services Agreement by and between Service Provider and Customer dated June 1, 2013 (the “Agreement”).

The Public Affairs Services marked below with an asterisk (*) are dependent on Service Provider Systems as a critical enabling tool and cannot be provided by Service Provider if Recipient migrates away from the Service Provider Systems.

1.2	Definitions.

(a)	The following definitions are applicable to this Statement of Work:

(i)	“Intranet” means the internal website that is restricted to use by employees and approved contractors of Recipient.

(ii)	“Recipient Public Affairs Department” means the public affairs department inside the Recipient organization.

2.	RESPONSIBILITY MATRIX FOR BASE SERVICES

The responsibility matrix set forth below indicates who is accountable for listed processes, activities and tasks as part of the Base Services for Public Affairs Services.

Item	Base Services	Service Provider	Recipient
2.1
1.	Provide website design and build, technology, technical support and implementation in order to build and support Recipient’s public website.	X
2.	Provide acquisition and management of new domain names.	X
3.	Provide content management and ongoing updates to content for Recipient’s public website.	X
4.	Work with Recipient Public Affairs Department to understand the external communication strategies and develop the appropriate online/digital communication strategies.	X
5.	Assist the Recipient Public Affairs Department in the management of resources to implement and measure the success of the online business objectives.	X

Item	Base Services	Service Provider	Recipient
6.	Provide technical support to the Recipient Public Affairs Department with respect to implementation and execution of critical components of the overall web/digital plan, including providing technical support for specific corporate, business, product, and commercial Internet websites.	X
7.	Verify that all sites comply with appropriate Internet standards.	X
8.	Develop taxonomy and website programming.	X
9.	Implement Internet website changes.	X
10.	Manage literature archive architecture and form number assignments.	X
11.	Implement website translations, in cooperation with communications assistants and managers.	X
12.	Proactively optimize the website for searchability.	X
13.	Collect and report qualitative and/or quantitative analytic web data.	X
14.	Execute defined portfolio web strategy tactics and tools.	X
15.	Work in cooperation with the Recipient Public Affairs Department to develop and execute the following e-marketing activities: search engine marketing and e-newsletters (and no other e-marketing activities).	X
16.	Monitor and report on developing technologies in e-spaces and applicability to online programs for strategic use only (Recipient shall bear responsibility for any associated implementation).	X
17.	Dedicate reasonable resources (financial and/or human) for the ongoing management and development of content and messaging for the website	X
18.	Abide by Service Provider’s policies, guidelines and practices for website/Internet access and use, including the use of Service Provider’s supplier(s) for Internet site support.	X
2.2 Intranent Project Management and Content Management (Highly Intergrated)
19.	Develop and manage a Recipient Intranet site within the Service Provider infrastructure to support internal communication with Recipient employees.	X
20.	Provide content management for such Intranet site.	X
21.	Work with the Recipient Public Affairs Department to understand the employee communication strategies and develop the appropriate Intranet and employee communications tools.	X

Item	Base Services	Service Provider	Recipient
22.	Assist Recipient in the management of resources to implement and measure the success of the employee communications objectives.	X
23.	Provide technical and content support to the Recipient Public Affairs Department to implement and execute critical components of the overall Internet plan, including providing technical support for specific corporate, business, product, and Intranet websites.	X
24.	Verify that all sites comply with appropriate Intranet standards.	X
25.	Perform taxonomy development and website programming.	X
26.	Coordinate website translations, in cooperation with communications assistants and managers.	X
27.	Proactively optimize the Intranet website.	X
28.	Collect and report qualitative and/or quantitative analytic web data.	X
29.	Execute defined portfolio web strategy tactics and tools.	X
30.	Monitor and report on developing technologies in e-spaces and applicability to online programs.	X
31.	Dedicate reasonable resources (financial and/or human) for the ongoing management and development of content and messaging for the Intranet website.		X
32.	Abide by Service Provider’s policies, guidelines and practices for Intranet access and use, including the use of Service Providers’ supplier(s) for Intranet site support.		X
2.3 Literature Archive
33.	Provide access to the literature archive System and related System support.	X
34.	Develop the messages and content for Recipient literature and other programs.		X
35.	Provide and manage the content of Recipient literature documents in the literature archive.		X

3.	EXCLUDED SERVICES

The following activities are not included within the scope of Services provided under this Statement of Work:

(a)	Services or support from The Dow Chemical Company Foundation;

(b)	Donation administration in the Service Provider donations database and systems;

(c)	Public affairs services such as corporate communications and branding, marketing communications;

(d)	Access to Service Provider video programming content; and

(e)	Providing geographic/site Public Affairs Services for Recipient Facilities that are not located inside Service Provider Facilities.

4.	SERVICE STANDARDS

Unless otherwise specified in the Agreement or any Schedule, the Services under this Agreement will initially be performed in substantially the same manner (including historical usage levels and geographic provisioning) that such Services were generally performed by Service Provider immediately prior to the 2nd Amendment Date, and thereafter will continue to be performed in substantially the same manner (including proportionate usage levels and geographies) as Service Provider generally performs such services for its own retained businesses, except to the extent such Services differ because of the need to follow legal corporate formalities and to keep Recipient Data separate from Service Provider data. In no event will Service Provider be required to make any customization to the Services (or Service Provider’s associated Systems or processes) that are unique to the Recipients, beyond the customizations that Service Provider elects to make to support the Service Provider Systems and work processes, except for customizations that are expressly agreed upon in accordance with this Agreement or, subject to Section 3.1(t) of the Agreement, customizations that are required by applicable Laws. To the extent Customer or any Recipient requests Services that exceed or fall below the usage levels as of the 2nd Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such increase or reduction may constitute a Price Adjustment Event in Schedule C of the Agreement. In such event, Service Provider will provide Customer with reasonable supporting information about the increased or decreased usage level together with the associated change to the charges. To the extent Customer or any Recipient requests Services that exceed geographic provisioning of the Services as of the 2nd Amendment Date, as may be modified by the Agreement, and Service Provider agrees to provide such Services, such Services shall constitute Additional Services, as applicable. The Recipients shall comply in all material respects with Service Provider’s applicable work processes, policies and procedures and any applicable terms and conditions of third party suppliers, to the extent that Service Provider has provided Customer with written notice of such work processes, policies and procedures and/or third party supplier terms and conditions.

5.	KEY PERFORMANCE INDICATORS

Service Provider’s performance will be measured against Key Performance Indicators and associated criteria (“KPIs”) which shall be mutually agreed upon by the Parties within six (6) months after the 2nd Amendment Date, and thereafter set forth in Public Affairs Services Guidelines. The KPIs shall be subject to periodic review as provided in Section 5, of Schedule F. If Service Provider is required to implement additional measurement and monitoring tools for KPIs requested by Customer, such addition shall be added in accordance with the provisions of Article 3 of the Agreement.

Schedule B

List of Recipients and Supported Facilities

Recipients, as of the 2nd Amendment Date, shall include the legal entities listed in the table below as such entities operate at the locations listed in Attachment B-1 (List of Supported Facilities) hereto. In the event of a conflict between this list and Section 3.1(b) of the Agreement, the Agreement terms shall control. This Schedule B may be updated from time to time by mutual agreement of the Parties or in accordance with Section 3.1(b) of the Agreement.

For avoidance of doubt, the Parties acknowledge and agree that: (i) Americas Styrenics LLC (“AmSty”) is not a Recipient; (ii) Service Provider shall not provide Services to AmSty except as otherwise expressly agreed upon in writing by Service Provider; and (iii) any transfer of the majority of the interests in Customer, any Recipient or Recipient’s Facility or business to AmSty will be subject to the provisions of Section 14.3 (Service Provider’s Right to Terminate for Change of Control).

In addition, Customer may receive certain other limited services related to consolidated financial reporting and accounts payable services under applicable SOWs for certain non-operating Styron companies that are not Recipients for any purposes under the Agreement, including specifically rights to the Portability Package described in Section 7.4 of the Agreement (“Other Reporting Entities”). Customer will inform Service Provider about changes to the list of Other Reporting Entities, which as of the 2nd Amendment Date are limited to the following: [****]

RECIPIENTS AS OF THE 2ND AMENDMENT EFFECTIVE DATE

[****]

Attachment B-1

List of Supported Facilities

[****]

Schedule C

Pricing

1.	INTRODUCTION

This Schedule C (this “Schedule”) is incorporated by reference and attached to the Second Amended and Restated Master Outsourcing Services Agreement by and between Service Provider and Customer dated June 1, 2013 (the “Agreement”).

1.1	Charges. This Schedule C describes the Charges, and the methodologies for their calculation, with respect to the Services.

1.2	Order of Precedence. The Parties acknowledge that certain obligations may be set forth in both this Schedule C and elsewhere in the Agreement, and in the event of a conflict, such conflict shall be resolved in accordance with Section 15.18 of the Agreement.

1.3	Section and Article References. Unless otherwise specified, Section references in this Schedule C refer to the Sections of this Schedule C.

1.4	Definitions. Capitalized terms have the meanings assigned below. Any other capitalized terms used and not otherwise defined in this Schedule C have the meanings given them in the Agreement.

(a)	“Alternate Component” means the non-information technology cost components of the Monthly Service Charge.

(b)	“Alternate Inflation Index” means the most recent United States Employment Cost Index at the time such index is referenced.

(c)	“Business Change Event” means any of the following that have a material impact on the cost to Service Provider of providing the Services:

(i)	divestiture, material expansion or closure of any production site of any Recipient; or

(ii)	an increase or decrease in the production capacity by more than [****] ([****]%) of any production site of any Recipient.

(d)	“Charges” means:

(i)	the Monthly Service Charge;

(ii)	the Enterprise Resource Planning Upgrade Charge;

(iii)	the charges for Additional Services that may be agreed upon by the Parties from time to time; and

(iv)	the charges for Disengagement Services.

(e)	“IT Component” means the information technology cost components of the Monthly Service Charge.

(f)	“IT Inflation Index” means the most recent United States Consumer Price Index for Information Technology, Hardware and Services at the time such index is referenced.

(g)	“Monthly Service Charge” means the monthly Charge for Base Services, which shall be applicable from the 2nd Amendment Date until the end of the Term, as such Charges are listed on Attachment C-1 and may be adjusted in accordance with this Schedule C. The Monthly Service Charges do not include any Charges for: (i) Additional Services that may be agreed upon by the Parties from time to time, (ii) the Enterprise Resource Planning Upgrade, or (iii) Disengagement Services.

(h)	“Price Adjustment Event” means any of the following:

(i)	a Business Change Event occurs;

(ii)	the Parties agree pursuant to Section 3.1(e), Section 3.1(f) or Article 14 of the Agreement to remove certain Services; or

(iii)	Customer or any Recipient requests Services that exceed or fall below the historical usage levels of the business as of the 2nd Amendment Date, and such increase or decrease has a material impact on the cost to Service Provider of providing the Services.

(i)	“Price Adjustment Process” means the process described in Section 3.4 of this Schedule C and for adjusting the Monthly Service Charge in connection with a Price Adjustment Event to reflect any changes to Service Provider’s costs of providing Services.

1.5	General.

(a)	Unless specifically stated otherwise, each Party will be financially responsible for all costs and expenses associated with performing its responsibilities under this Agreement.

(b)	Unless the Parties otherwise agree, for the purpose of calculating Charges, any Services that start on a day other than the first day of a month or are discontinued before the last day of a month shall be prorated for such month.

1.6	Attachments. Attached to this Schedule C are the following Attachments:

Attachment C-1 - Business Services Price Schedule

Attachment C-2 - Termination Charges

2.	COMMENCEMENT OF CHARGES.

The Monthly Service Charges will begin on the 2nd Amendment and are set forth in Attachment C-1. The ERP Upgrade Service Charge will begin on the date described in Schedule D. Charges for Additional Services and the Disengagement Services (other than the ongoing Services that continue during the disengagement period) shall begin on the date specified in the applicable Supplement. For avoidance of doubt, Customer will remain responsible for the Charges for ongoing Services during the period of disengagement, which shall be the same as the Charges for the ongoing Services otherwise provided for in this Agreement.

3.	PRICING METHODOLOGY.

3.1	Monthly Service Charges. All Monthly Service Charges are fixed, and will only be adjusted in accordance with the Price Adjustment Process, Section 3.5 (Inflation Adjustment) of this Schedule C or as may be otherwise agreed upon in writing by the Parties pursuant to the other provisions of this Agreement.

3.2	Additional Services. Charges for Additional Services will be set forth in the applicable Supplement for such Services.

3.3	Travel Expenses. Unless specified otherwise, the Charges set forth in this Schedule C and in Schedule D and attachments thereto include the travel and living expenses for travel of Service Provider Personnel in the performance of the Base Services and the ERP Upgrade in the normal course of Service Provider’s business. Customer shall reimburse Service Provider for travel and living expenses for travel in connection with performance of Base Services, the ERP Upgrade and other Services that are outside of Service Provider’s normal course of business and, unless otherwise agreed in the applicable Supplement, for all Additional Services and Disengagement Services.

3.4	Price Adjustment Process. The Price Adjustment Process described below will be followed by the Parties upon either Party’s written request in the event of a Price Adjustment Event. The Price Adjustment Process for Business Change Events is subject to any approval right or termination right that Service Provider may have with respect to such change in Services pursuant to Article 3 or 14 of the Agreement.

(a)	The Price Adjustment Process will be initiated immediately following a Price Adjustment Event and the resulting change to the Charges will take effect as soon as practical and will be retroactive to the point in time that the Price Adjustment Event began to impact Service Provider’s costs.

(b)	Unless the Parties mutually agree otherwise, during the Price Adjustment Process, Service Provider will determine the impact of the Price Adjustment Event on Service Provider’s cost of providing the Services immediately after the Price Adjustment Event, as compared to Service Provider’s cost of providing the Services immediately prior to the Price Adjustment Event, and adjust the Charges on a pro rata basis consistent with the change in Service Provider’s cost.

In such event, Service Provider will provide Customer with reasonable supporting information about the change in usage requirements resulting from such Price Adjustment Event together with the associated change to the charges, provided Service Provider shall not have any obligation to disclose its costs to Customer, provided that Customer shall have the right to audit the adjustment determined under this provision pursuant to Section 5.3 of the Agreement.

3.5	Inflation Adjustment.

(a)	Commencing on January 1, 2016 and on each anniversary thereafter, Service Provider shall adjust the Monthly Service Charge as follows:

(i)	The Alternate Component shall be adjusted by an amount equal to [****] ([****]) of the percentage increase, if any, in Alternate Inflation Index, unless the percentage increase in Alternate Inflation Index is greater than [****]%, in which case the Alternate Component shall be adjusted by an amount equal to the percentage increase in the Alternate Inflation Index minus [****] percent ([****]%). The increase in the Alternate Inflation Index shall be measured since January 1, 2016 and thereafter since the date of the last inflation adjustment.

(ii)	The IT Component shall be adjusted by an amount equal to [****] ([****]) of the percentage increase, if any, in IT Inflation Index, unless the percentage increase in IT Inflation Index is greater than [****]%, in which case the IT Component shall be adjusted by an amount equal to the percentage increase in the IT Inflation Index minus [****] percent ([****]%). The increase in the IT Inflation Index shall be measured since January 1, 2014 in the case the adjustment on January 1, 2016 and thereafter since the date of the last inflation adjustment.

In no event shall the calculation in either inflation calculation result in any decrease of the Monthly Service Charge.

Example Inflation Adjustment:

[****]

Example Inflation Adjustment:

[****]

(b)	Until the ERP Upgrade is completed, the adjustment described above in Section 3.5(a) shall use the Alternate Inflation Index for both the IT Component and the Alternate Component.

(c)	Commencing on the ERP Upgrade Start Date (as defined in Schedule D), and on each anniversary thereafter until completion of the ERP Upgrade, the remaining ERP Upgrade Service Charge shall be adjusted by an amount equal to the percentage increase, if any, in Alternate Inflation Index, since September 12, 2012 in the case the adjustment the ERP Upgrade Start Date, and thereafter since the date of the last inflation adjustment.

3.6	Disengagement Services. If requested by Customer, Service Provider will provide Disengagement Services in accordance with Section 14.7 of the Agreement. The price of Disengagement Services (other than the Services continuing during the disengagement period) shall be documented in a Supplement to Schedule A.

3.7	Termination Charges. The Termination Charges shall be as listed in Attachment C-2.

Attachment C-1: Business Services Price Schedule

Base Services
Functional Service Area	Monthly Service Charge for 2013 (US$)	Monthly Service Charge for 2014 (US$)

Market Sell Support Services	[****]	[****]

Information Technology Services	[****]	[****]

Finance Services	[****]	[****]

Environmental Health and Safety Services	[****]	[****]

Purchasing Services	[****]	[****]

Supply Chain Services	[****]	[****]

Customer Services	[****]	[****]

Six Sigma Services	[****]	[****]

Public Affairs Services	[****]	[****]

Attachment C-2: Termination Charges

This Attachment C-2 sets forth the Termination Charges applicable to both a full and partial termination of the Services.

1.	Termination Before Second Anniversary of the 2nd Amendment Date. In the event of termination of the Agreement before the second anniversary of the 2nd Amendment Date in accordance with Section 14.3 of the Agreement, the applicable Termination Charges payable by Customer to Service Provider shall be $[****].

2.	Termination of Services other than the ERP Upgrade After Second Anniversary of the 2nd Amendment Date. In the event of termination of the Services or any portion of the Services (other than the ERP Upgrade) in accordance with Sections 14.1, 14.2(c) or 14.3 of the Agreement after the second anniversary of the 2nd Amendment Date and before expiration of the Initial Term, the applicable Termination Charges payable by Customer to Service Provider shall be calculated in accordance with the following formula:

[****]

3.	Termination of the ERP Upgrade After Second Anniversary of the 2nd Amendment Date. In the event of termination of the ERP Upgrade in its entirety or any portion thereof in accordance with Section 14.1, 14.2(c) or 14.3 of the Agreement after the second anniversary of the 2nd Amendment Date and before expiration of the Initial Term, the applicable Termination Charges payable by Customer to Service Provider shall be calculated in accordance with the following formula:

[****]

Schedule D

Enterprise Resource Planning Upgrade Services

1.	Introduction. This ERP Upgrade Services Schedule describes the ERP Upgrade Services that Service Provider will provide to Customer, for use by Customer and the Recipients, upon the terms and conditions set forth herein.

2.	Scope.

(a)	This ERP Upgrade will include the implementation of all Recipients’ businesses, plants, and locations implemented within the SAP R/2 environment as of September 16, 2012 to the new SAP Business Suite and Netweaver architecture.

(b)	The core components available to be included as part of the ERP Upgrade for Styron include any components that are included as part of the ERP upgrade that Dow implements for its own business as of the ERP Upgrade Start Date (“Available Core Components”). Exhibit D-2 contains the current list of components that Dow plans to implement for itself as of the 2nd Amendment Date; it being understood that such list may change prior to the ERP Upgrade Start Date. The ERP Upgrade will include the implementation of (i) the Available Core Components included in the finalized scope of the ERP Upgrade Project (“Core ERP Upgrade Components”), and (ii) any other components that are included in the finalized scope of the ERP Upgrade Project that are not among the Available Core Components (“Optional ERP Upgrade Components”).

(c)	The ERP Upgrade must maintain interfaces that are in place as of the ERP Upgrade Start Date between R/2 ERP system and the Styron applications listed in IT SOW Attachment 2 and Attachment 3 so long as they are required after the ERP Upgrade Start Date.

(d)	Scope finalization will be mutually agreed by both Service Provider and Customer during the Blueprinting Phase of the ERP Upgrade Project.

3.	Schedule.

(a)	Service Provider shall commence performance of the ERP Upgrade Services on the date specified by Customer in a written notice to Service Provider (“ERP Upgrade Start Date”), which notice shall be given by Customer to Service Provider at least [****] ([****]) months before the ERP Upgrade Start Date.

(b)	The Parties hereby agree that Customer does not have the right to select and shall not select, the ERP Upgrade Start Date later than [****]; provided that the Parties may mutually agree otherwise solely if Service Provider fails to successfully implement the ERP Upgrade for itself in North America or Europe of similar or greater scale and complexity as Customer on or before [****].

(c)	In the event that the ERP Upgrade Services do not commence before [****] (or a later date mutually agreed upon by the Parties pursuant to Section 2(b)), the provisions of Section 3.5(b) of the Agreement shall apply.

4.	Service Provider’s Obligations.

(a)	Service Provider shall initiate the ERP Upgrade Services upon receipt of Customer’s written notice of the ERP Upgrade Start Date in accordance with the provisions of Section 2.

(b)	Service Provider shall perform the ERP Upgrade Services in substantially the same manner as similar projects are performed by Service Provider for itself and its Affiliates.

(c)	Service Provider will manage the ERP Upgrade Services using Service Provider’s Project and Support Center (“PSC”) resources, leveraging a standard project methodology (“Project Delivery Methodology” or “PDM”). The PDM methodology follows a phase-based project delivery approach that includes the activities set forth in Schedule D-1.

(d)	Service Provider will develop and implement Customer’s ERP Upgrade on Equipment in Service Provider’s data center(s) using Service Provider’s leveraged development lifecycle (i.e., development, product test, quality assurance, staging/training, and performance test). Unless the Parties mutually agree otherwise, the Customer SAP Business Suite and Netweaver production components will exist in a separate single instance. Where commercially reasonable and technically feasible, certain identified third party application production environments will also exist in a separate single instance.

(e)	Service Provider will provide a dedicated project manager, leveraged technical, application support, and functional subject matter experts resources with prior ERP upgrade experience for Service Provider in order to perform ERP Upgrade Services.

(f)	Service Provider will not co-mingle Recipients’ data within the ERP environment with any other data not related to the Recipients’ businesses unless the Parties otherwise mutually agree.

5.	Customer’s Obligations. The Parties acknowledge and agree that Service Provider’s ability to perform the ERP Upgrade Services is reliant, at a minimum, on Customer performing the responsibilities set forth below:

(a)	Actively participating in the Implementation Steering Team;

(b)	Leading management of change in Customer’s organizations (as applicable) in the adoption of ERP Upgrade capabilities;

(c)	Providing necessary functional and business leadership of the ERP Upgrade project, including identifying and timely notifying Service Provider of Customer-specific needs with respect to the ERP Upgrade;

(d)	Coordinating with Customer’s third party service providers interface changes and communications impacted by the ERP Upgrade;

(e)	Assessing the impact and managing changes to any Customer supported applications that are associated with or are necessary for the completion of the ERP Upgrade;

(f)	Participating in user acceptance testing; and

(g)	Timely notifying Customer users of training related to the ERP Upgrade, communicating high priority of such training, and bearing responsibility for the users’ participation in such training.

6.	Third-Party Software Licenses.

(a)	Service Provider will be financially responsible for third party licenses for the Core ERP Upgrade Components for the Recipients’ use of the ERP Upgrade during the Term of the Agreement. Recipient will be financially responsible for the third party licenses for the Optional ERP Upgrade Components.

(b)	In the event that Customer requests and Service Provider agrees to modify or customize the Core ERP Upgrade, then Customer shall license, and perform procurement activities related to the licensing of, development and production third-party Software licenses that are necessary for the customizations and modifications of the Core ERP Upgrade on or before the date designated by Service Provider and under the terms designated by Service Provider (e.g., right for Service Provider to perform ERP Upgrade Services using Customer’s license). Customer (and not Service Provider) shall bear the cost associated with licensing or other procurement of necessary Software.

7.	Pricing.

(a)	ERP Upgrade Service Charge. The ERP Upgrade Service Charge is fixed at $[****] (plus or minus [****] percent ([****]%)) for the scope defined in Section 2.

(b)	Adjustments to the ERP Upgrade Service Charge. The adjustment to the ERP Upgrade Service Charge (“ERP Upgrade Service Charge Adjustment”) shall be calculated:

(i)	in accordance with the Price Adjustment Process described in Section 3.4 of Schedule C:

(1)	Immediately following a Price Adjustment Event impacting scope of the ERP Upgrade Project;

(2)	Upon completion of the Blueprinting Phase, which adjustment shall take into account the final scope of the ERP Upgrade Services (as documented during the Blueprinting Phase); and

(3)	Upon completion of the Realization Phase, which adjustment shall take into account any and all changes to the scope of the ERP Upgrade Services made after completion of the Blueprinting Phase; and

(ii)	in accordance with the inflation adjustment process described in Section 3.5 of Schedule C.

(c)	ERP Upgrade Service Charge Payment Schedule. Service Provider will invoice Customer for the ERP Upgrade Service Charge and the ERP Upgrade Service Charge Adjustment, and payments of such charges shall be due in accordance with the following schedule:

(i)	$[****] shall be invoiced on the EPR Upgrade Start Date and shall be payable in accordance with the provisions of Section 10.3 of the Agreement;

(ii)	$[****] shall be invoiced quarterly commencing on the first full calendar quarter following the ERP Upgrade Start Date and for six (6) quarters thereafter, and shall be payable in accordance with the provisions of Section 10.3 of the Agreement; and

(iii)	The amount of the ERP Upgrade Service Charge Adjustment calculated in accordance with the provisions of this Schedule shall be invoiced upon successful completion of the Go Live and Client Care Phase and shall be due and payable immediately upon Customer’s receipt of Service Provider’s invoice.

8.	Governance. The Parties will form an implementation steering team (the “Implementation Steering Team”), which will identify scope, quantify and impact of changes, and coordinate with the ERP Upgrade scope management process and team to assess and determine how to handle scope change needs, and perform other tasks mutually agreed upon by the Parties. The Implementation Steering Team shall include members from Service Provider and Customer, including Recipient’s regional and business implementation focal points and Service Provider’s project focal points.

9.	Issue escalation and resolution. Unless the Parties mutually agree otherwise, issues associated with the ERP Upgrade Services will be escalated for informal dispute resolution in accordance with Schedule E.

Schedule D-2

Planned Core Components as of 2nd Amendment Date

This Schedule D-2 contains the current list of components that Dow plans to implement for itself as of the 2nd Amendment Date; it being understood that such list may change prior to the ERP Upgrade Start Date. This list is provided for information purposes only.

[****]

Schedule E

Service Management Model

1.	INTRODUCTION

This Schedule E (this “Schedule”) is incorporated by reference and attached to the Second Amended and Restated Master Outsourcing Services Agreement by and between Service Provider and Customer dated June 1, 2013 (the “Agreement”).

2.	AGREEMENT COVERAGE

This Schedule E sets out the service management model for Service Provider and Customer (the “Service Management Model”), related to the following agreements between Service Provider and Customer, for each such agreement as amended, or as amended and restated, from time to time:

•	Second Amended and Restated Master Outsourcing Services Agreement

•	Second Amended and Restated Site Services Agreements

•	Amended and Restated Technical Services Agreement

•	Amended and Restated Operating Systems and Tools Agreement

•	Amended and Restated Occupancy Agreements

(referred to collectively as the “Applicable Service Agreements”).

3.	OVERVIEW

Service Provider and Customer will each appoint responsible, knowledgeable persons to serve as their representatives to oversee the performance of the Applicable Service Agreements (such persons and each Party’s Account Executive shall collectively constitute the “Service Management Team”).

The Service Management Team members will work informally on a regular basis, but the Account Executives, and such additional Service Management Team members as the Account Executives may designate from time to time, will meet formally at least monthly. These monthly meetings will review such topics as significant operational concerns, performance metrics as developed by the Service Management Team, future service needs, transition service progress and pricing. In addition, the Account Executives may from time to time designate Service Management Team members to meet in sub-teams either on a temporary or ongoing basis, to deal with specific issues under the Applicable Service Agreements. The Account Executives will share the responsibility for organizing the meetings and ensuring the effectiveness of the meetings.

Each Party will staff its Service Management Team as necessary to represent the areas of services offered.

4.	SCOPE

The Service Management Team will be responsible for overseeing the overall execution of the Applicable Service Agreements to ensure that each Party performs its responsibilities as expected.

The Service Management Team’s responsibilities shall include the following:

(a)	Strategy and Direction. The Service Management Team will be empowered to make recommendations as to strategic direction and provide critical input for business planning decisions between Service Provider and Customer.

(b)	General Service Management. The Service Management Team will be empowered to review the status of projects and prioritize work. The Service Management Team will also be a forum for discussions between Service Provider and Customer regarding service changes and opportunities for additional services, and will coordinate with management and service delivery teams to ensure appropriate execution of such service changes or additional services.

(c)	Issue Resolution. The Service Management Team will be responsible for resolving problems, concerns or inefficiencies in their execution as they arise, and will escalate unresolved issues as described below.

5.	ESCALATION

Issues that cannot be resolved within a reasonable period of time by the Parties’ respective Service Management Team members responsible for the applicable subject area must first be escalated to the Account Executives. If the Account Executives are unable to resolve an issue within [****] ([****]) days, then either Party’s Account Executive may, after [****] ([****]) business days’ prior written notice to the other Account Executive, escalate such issue to Customer’s and Service Provider’s executive management representative for resolution. Neither Party may initiate any formal legal proceedings for resolution of such issue until [****] ([****]) days after such issue has been escalated to each Party’s executive management representatives.

6.	COST REDUCTION EFFORT

Cooperation to Reduce Costs. The Parties shall, through the Service Management Team, develop and implement project plans that target annualized cost saving opportunities over the Term with respect to all business arrangements between Service Provider and

Customer. As part of such cost-saving effort, the Parties shall meet no less than two (2) times per Contract Year, with such meetings to occur no less than once every six (6) month period during each such Contract Year, to work in good faith on such project plans, and the Parties shall use commercially reasonable efforts between such meetings, further develop and implement such project plans. If any Services are terminated as a result of the implementation of this provision, then Termination Charges shall not apply.

Schedule F

Service Level and KPI Methodology Definitions

1.0 INTRODUCTION

1.1	General. This Schedule F (this “Schedule”) is incorporated by reference and attached to the Second Amended and Restated Master Outsourcing Services Agreement by and between Service Provider and Customer dated June 1, 2013 (the “Agreement”).

1.2	Service Levels. This Schedule sets forth provisions relating to measuring and reporting Service Levels and calculating Service Level Credits in respect of certain quantitative Service Levels against which Service Provider’s performance will be measured.

1.3	Section References. Unless otherwise specified, Section references in this Schedule refer to the Sections of this Schedule.

1.4	Definitions. Capitalized terms used and not otherwise defined below have the meanings given them in the Agreement.

“Above Target Percentage” means the level of performance set forth in the “Above Target Percentage” column of the Service Level matrix in Attachment F-1 to this Schedule.

“At-Risk Amount” means the maximum amount of Service Level Credits that will be assessed in any particular quarter in accordance with this Schedule, calculated as a percentage of the aggregate Charges for the applicable calendar quarter (excluding any expense reimbursement). The At Risk Amount will be three percent (3%), except as otherwise provided herein for Critical Service Level Failure Events.

“Critical Service Levels” means, the Service Levels identified in the Service Level Matrix as including a “Critical Service Level Threshold”.

“Critical Service Level Credit Escalation” means, for a particular Service Level, the amount by which the Service Level Credit Allocation Percentage shall increase as a result of a Critical Service Level Failure Event, which shall be set forth in the Service Level Matrix.

“Critical Service Level Failure Event” with respect to a Service Level means the Service Level failures that reach the threshold specified in the Service Level Matrix under the column titled “Critical Service Level Threshold (if applicable)”.

“Quarterly Service Level Credit Amount” means the sum of all Service Level Credits for a given Service Level accumulated in a given calendar quarter.

“Service Level Credit Allocation Percentage” means, for a particular Service Level, the percentage of the At Risk Amount allocated to such Service Level which shall be set forth in the Service Level Matrix. The Service Level Credit Allocation Percentage is used to calculate the Service Level Credit payable to Customer in the event of a Service Level Credit Event. In no event shall the sum of all Service Level Credit Allocation Percentages across all Service Levels exceed one hundred percent (100%).

“Service Level Credit Event” with respect to a Service Level is a failure of Service Provider to perform at a level at least equal to the applicable Target Percentage for a given calendar quarter (calculated based on Service Provider’s average performance over such three months in that quarter), other than due to any of the exceptions set forth in Section 3.

“Service Level Matrix” means the matrix to be attached as Attachment F-1 to this Schedule after it is agreed upon by the Parties pursuant to Section 8.

“Service Level Offset” means the amount that may be earned by Service Provider and paid by Customer to Service Provider as a recoupment of the Quarterly Service Level Credit Amount for a given Service Level for achieving a Service Level Offset Event for such Service Level in accordance with Section 4.

“Service Level Offset Event” with respect to a Service Level means that Service Provider has met or exceeded the applicable Above Target Percentage in a given calendar quarter (calculated based on Service Provider’s average performance over such three months in that quarter).

“Target Percentage” means the level of performance set forth in the “Target Percentage” column of the Service Level Matrix to be agreed upon by the Parties.

2.0 REPORTING

2.1	The period for measurement of each Service Level (the “Measurement Period”) shall be specified in the table for such Service Level set forth herein. Service Provider shall provide Customer with periodic updates to verify Service Provider’s performance and compliance with the Service Levels.

2.2	In addition to the Service Levels, Service Provider shall measure and report Key Performance Indicators, as agreed by the Parties.

2.3	Service Provider retains ownership of data pertaining to its performance of the Services, including, for example, data pertaining to the volume and quality of the Services.

3.0 SERVICE LEVEL AND KEY PERFORMANCE INDICATOR PERFORMANCE BELOW TARGET

3.1	Remediation Planning. The Parties shall review performance against Services Levels and Key Performance Indicators on a calendar quarterly basis. If Service Provider fails to meet the agreed level of performance for a Key Performance Indicator or the Target Percentage for a Service Level on average for such quarter, then with respect to each Service affected: (i) to the extent that the failure is caused by a Party’s failure to perform its obligations hereunder, that Party shall take appropriate preventative or remedial action, as appropriate, to prevent or correct any actual failure (and the Service Management Team may provide recommendations to Customer and Service Provider as to preventative and remedial action); (ii) the Parties shall evaluate and determine in good faith whether there are reasonable measures to prevent a recurrence of any such failure that should be implemented by either or both Parties as relevant; and (iii) the relevant Party shall implement any such preventative measures that are commercially reasonable.

3.2	Service Level Credits. In the event of a Service Level Credit Event, Service Provider shall provide a Service Level Credit to Customer, which shall be computed using the method set forth below, subject to other provisions of this Section 3. In the event of a Service Level Credit Event, Customer’s remedy shall be to receive a Service Level Credit in accordance with the following formula:

[****]

3.3	Critical Service Level Credit Failure Events shall be subject to the Critical Service Level Credit Escalation for such Critical Service Levels set forth in the Service Level Matrix.

3.4	In no event shall the amount of Service Level Credits credited to Customer (before applying any Service Level Offsets) with respect to all Service Level Credit Events occurring in a single quarter exceed, in total, the At-Risk Amount.

3.5

If, during the preceding Contract Year, the Parties agree to delete a Service Level, Service Provider shall be relieved from paying or entitled to recoup, as the case may be, Service Level Credits assessed during such Contract Year for Service Level Credit

Events for such Service Level, unless the Parties agree, notwithstanding Section 4 that Dow may obtain an offset of any such Service Level Credit by its performance with respect to another Service Level.

3.6	If a single incident results in the failure of Service Provider to meet more than one Service Level, Customer shall only be entitled to receive a Service Level Credit for one Service Level Credit Event.

3.7	Service Level Credits constitute Customer’s sole and exclusive remedy for Service Provider’s provision of or failure to provide Services to Customer in accordance with the Service Level Targets set forth herein.

3.8	Delay or failure to meet the Target Percentage for a Service Level shall not constitute a Service Level Credit Event by Service Provider and no Service Level Credit or other liability shall arise to the extent that such delay or failure is attributable to any one or more of the following causes:

•	Any failure that was not solely caused by Service Provider’s failure to perform its obligations under this Agreement related to the Services that Service Provider is responsible for performing, which excludes services Customer has terminated or partially terminated or chosen to self perform;

•	Any failure due to errors resulting from incorrect data provided by a Recipient;

•	Delay, failure or breach by a Recipient or its third party agents to perform any Recipient tasks or obligations;

•	Any failure or malfunction of any hardware, software or network that are the responsibility of Customer, another Recipient or Customer’s or a Recipient’s third party agents;

•	resource reductions or reprioritizations requested by Customer or a Recipient; or

•	A Force Majeure Event.

4.0 SERVICE LEVEL PERFORMANCE ABOVE TARGET

In the event of a Service Level Offset Event, Service Provider may be entitled to a Service Level Offset which will be paid by Customer to Service Provider as recoupment of any Quarterly Service Level Credit Amount for the corresponding Service Level that reduced payments to Service Provider in the same Contract Year as the Service Level Offset was earned. Service Level Offsets cannot exceed the aggregate Service Level Credit Amounts during a given Contract Year and cannot be applied against any Critical Service Level Credit Escalation. A Service Level Offset will be calculated in accordance with the following formula:

[****]

5.0 REVIEW OF SERVICE LEVELS AND KEY PERFORMANCE INDICATORS

The Service Management Team will review the Service Levels and Key Performance Indicators for the preceding twelve (12) months during the last calendar quarter of every Contract Year following the 2nd Amendment Date. With respect to those Service Levels and Key Performance Indicators that require periodic adjustment or that are no longer appropriate because of an increase, decrease or change to the Services, the Service Management Team will adjust the Service Levels and/or Key Performance Indicators for the subsequent Contract Year. With respect to all other Service Levels and Key Performance Indicators, Customer and Service Provider may jointly decide to adjust the Service Levels or Key Performance Indicators for the subsequent Contract Year. In addition, either Party may, at any time upon initiate negotiations to review and, upon [****] ([****]) days notice to the other Party, initiate negotiations to review and, upon agreement by the Service Management Team, adjust any Service Levels or Key Performance Indicators which such Party in good faith believes is inappropriate at the time.

6.0 SERVICE LEVEL CREDITS

6.1	Assessment of Service Level Credits

Service Level performance will be evaluated for the assessment of Service Level Credits and Service Level Offsets on an quarterly basis. The assessment process will take place no later than the second month following the end of each quarter.

6.2	Unrelieved Service Level Credits.

The monetary amounts associated with Service. Level Credits shall be credited to Customer on the monthly invoice reflecting charges for the second month following the end of the calendar quarter in which such Service Level Credits occurred. In the case where there will be no further invoices, Service Provider will pay the amount of the Service Level Credits, net of any Service Level Offsets, to Customer within [****] ([****]) days after the end of the last month of the Term.

7.0 MEASURING TOOLS

As part of the Services throughout the Term, Service Provider shall implement and use the measurement and monitoring tools and procedures necessary to measure its performance of the Services against the agreed-upon Service Levels. Such measurement and monitoring tools and procedures shall be at no additional charge for the Service

Levels covered by this Agreement as of the 2nd Amendment Date. If Service Provider is required to implement additional measurement and monitoring tools for new Service Levels requested by Customer after the 2nd Amendment Date, such addition shall be added in accordance with the provisions of Article 3 of the Agreement. Such measurement and monitoring and procedures will permit reporting at a level of detail that is sufficient to permit Service Provider to verify compliance with the Service Levels.

The Service Level definitions will be agreed upon by the Parties in accordance with the process described in Section 8 of this Schedule F.

8.0 SERVICE LEVEL MATRIX

During the period from the 2nd Amendment Date to the end of November 2013, the Parties will measure the actual Service Level attainments and thereafter mutually agree upon the Service Level metrics and credits to be included in Service Level Matrix in the form of Attachment F-1. Upon agreement, the completed Service Level Matrix shall be attached to this Schedule as a new Attachment F-1, and shall be effective, for purposes of measuring Service Provider’s performance, beginning January 1, 2014.

ATTACHMENT F-1

SERVICE LEVEL MATRIX

Service Metric
Service Level Credit Allocation Percentage	The matrix below sets forth the Service Level Credit Allocation Percentage associated with each Service Level identified for that Service.

Function	Area	Service Level (1)	Above Target Percentage	Target Percentage	Measurement Window	Service Level Credit Allocation Percentage	Critical Service Level Threshold (if applicable)	Critical Service Level Credit Escalation

TBD

(1)	This Attachment will also include definitions of Service Levels that will be listed in the above table.

Exhibit 1

Form of Companion Agreement

Outsourcing Services Agreement

[Insert Local Country] (“Local Country”)

This Outsourcing Services Agreement - [Insert Local Country] (this “Agreement”) is entered into effective [o] (the “Effective Date”) by and between [Insert Recipient’s full legal name, jurisdiction of organization, principal business address and any other identification required by applicable Law, e.g., registration number] (“Local Customer”) and [Insert Local Service Provider’s full legal name, jurisdiction of organization, principal business address and any other identification required by applicable Law, e.g., registration number] (“Local Service Provider”).

WHEREAS, The Dow Chemical Company, a Delaware corporation having its head office in Midland, Michigan (“Service Provider”), Styron LLC, a Delaware limited liability company, and Styron Holding B.V., a limited liability company (besloten vennootschap) incorporated in the Netherlands (together with Styron LLC, “Customer”) are parties to the Second Amended and Restated Master Outsourcing Services Agreement, dated June 17, 2010 (the “Master Agreement”);

WHEREAS, Local Customer and Local Service Provider desire to enter into this Agreement as a Companion Agreement, pursuant to Section 10.4 of the Master Agreement, with respect to the Services that will be provided to Local Customer;

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and of other good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, Local Customer and Local Service Provider (collectively, the “Parties” and each, a “Party”) hereby agree as follows:

1.	TERM

The term of this Agreement shall commence on the Effective Date and thereafter shall be coterminous with the Master Agreement, unless terminated earlier in accordance with the provisions of the Master Agreement.

2.	INCORPORATION AND INTERPRETATION

With the exception of those terms within the Master Agreement that apply solely to Service Provider and/or Customer (e.g., Section 10.4), the Master Agreement is hereby incorporated by reference in its entirety into this Agreement, subject to any express modifications or exclusions set forth in this Agreement. Any amendment or modification of the Master Agreement, with the exception of those terms within the Master Agreement that apply solely to Service Provider and/or Customer, shall be deemed incorporated into this Agreement without the necessity of further action by either Party hereto or the parties to the Master Agreement. Provided, however, that the conditions stated herein shall apply solely with respect to the provision of, and payment for, those Services received in the Local Country.

For the purposes of this Agreement when construing the Master Agreement, with the exception of those terms within the Master Agreement that apply solely to Service Provider and/or Customer, the acronyms used to identify the parties to the Master Agreement shall be replaced with the acronyms used to identify the Parties, (unless the context dictates otherwise), and all references to “Agreement” within the Master Agreement shall be deemed to mean this Agreement. Notwithstanding the above terms, the Parties agree to communicate issues that arise under this Agreement in accordance with Schedule E (Service Management Model) to the Master Agreement. Further, the Parties agree that Service Provider and Customer will address disputes arising under this Agreement in accordance with Schedule E (Service Management Model) to the Master Agreement.

3.	SERVICES

Commencing on the Effective Date, Local Service Provider shall provide and perform for Local Customer the Services described in the Master Agreement (the “Services”), in accordance with terms and conditions set forth therein, and as such Services may change from time to time during the term of this Agreement.

4.	CHARGES

Local Service Provider shall invoice Local Customer and Local Customer agrees to pay Local Service Provider, in accordance with the provisions of the Master Agreement. Local Service Provider’s invoices shall include all charges payable under the Master Agreement for Services that are provided to Local Customer. The Parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be in accordance with the provisions of the Master Agreement. Local Customer shall pay any stamp tax required to be paid to effect execution of this Agreement.

5.	GOVERNING LAW

This Agreement and the substance of any Billing Dispute or any Dispute shall be governed by, and construed in accordance with, the Laws of the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the Parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by either Party hereto; and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

6.	PRECEDENCE

In the event of any conflict between the provisions of this Agreement and the Master Agreement, the Master Agreement shall take precedence.

7.	COUNTERPARTS

This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

SPACE BELOW INTENTIONALLY BLANK - SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

[LOCAL CUSTOMER]

By:
Name:
Title:

[LOCAL SERVICE PROVIDER]

By:
Name:
Title:

Exhibit 2

Form of Supplement

Supplement [Year-Function-Sequential number]

[Brief Description of Supplement Subject Matter]

This Supplement      (this “Supplement”) is made and entered into as of the day of 20     (the “Supplement Effective Date”) by and between The Dow Chemical Company, a Delaware corporation with its head office in Midland, Michigan (“Service Provider”), Styron LLC, a Delaware limited liability company, and Styron Holding B.V., a limited liability company (besloten vennootschap) incorporated in the Netherlands (together with Styron LLC, “Customer”) (together with Service Provider, the “Parties”).

1.	BACKGROUND

This Supplement is entered into pursuant to the terms of the Second Amended and Restated Master Outsourcing Services Agreement between Service Provider and Customer dated                      (the “Agreement”) and constitutes a Supplement under the Agreement. Capitalized terms used but not defined in this Supplement have the meanings assigned to those terms in the Agreement.

2.	SERVICES DESCRIPTION AND CHARGES

Service Provider will provide [Insert brief description of the services here] services as [Additional Services] [which shall be described in more detail in Exhibit 2.1, for the Charges set forth therein].

3.	CHANGES

[Refer to the clauses in the Agreement, if any, that are agreed to not apply to the Additional Services being added pursuant to this Supplement.]

4.	TERM AND TERMINATION

[Term and notice provisions to be inserted as appropriate. The term will also be listed in Exhibit 2.1.

5.	[OTHER TERMS

The Parties further agree:

[Insert any other terms and conditions if applicable to the Additional Services to be performed under this Supplement that are not currently in the Agreement]

6.	MISCELLANEOUS

This Supplement is incorporated by reference into the Agreement. In the event of any conflict between the terms of this Supplement and the Agreement, the terms of this Supplement shall only prevail to the extent that this Supplement expressly states that it is intended to override a term of the Agreement.

7.	GOVERNING LAW

This Supplement and the substance of any dispute under this Supplement shall be governed by, and construed in accordance with, the Laws of the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York. Consistent with the preceding sentence, the Parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement brought by either Party hereto; and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

SPACE BELOW INTENTIONALLY BLANK- SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Parties have caused this Supplement to be executed by their respective duly authorized representatives as of the Supplement Effective Date.

THE DOW CHEMICAL COMPANY

By:
Name:
Title:

STYRON LLC

By:
Name:
Title:

STYRON HOLDING B.V.

By:
Name:
Title:

By:
Name:
Title:

Exhibit 3

Global Data Protection Agreement

This Global Data Protection Agreement (this “Agreement”) is dated                      and made between:

(1)	THE DOW CHEMICAL COMPANY, a Delaware corporation having its principal place of business at 2030 IV Center, Midland, Michigan 48674 (“Service Provider”); and

(2)	RECIPIENT [Insert Recipient’s full legal name, jurisdiction of organization, principal business address and any other identification required by applicable Law, e.g., registration number] (“Recipient”).

RECITALS:

(A)	Service Provider has entered into the Second Amended and Restated Master Outsourcing Services Agreement dated with the Recipient’s ultimate parent corporation, Styron Holding B.V., (“Customer”) (the “Master Agreement”) pursuant to which Customer and the other Recipients may provide personal data to Service Provider and other Service Provider Affiliates for the purposes of the Services.

(B)	The parties shall enter into this Agreement and shall procure and cause their respective Affiliates to enter into this Agreement to assist Customer and the other Recipients in compliance with the Directives 95/46 and 2002/58 of the European Parliament to the extent that any personal data is transferred by Customer or any other Recipients in the European Economic Area to Service Provider or any Service Provider Affiliates and with equivalent legislation with similar objectives in any other jurisdiction in which Customer or any other Recipients may be located.

IT IS AGREED as follows:

1.	DEFINITIONS

1.1	For the purposes of this Agreement (including the schedule):

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person;

“Applicable Data Protection Law” shall mean the legislation protecting the fundamental rights and freedoms of natural persons and, in particular, their right to privacy with respect to the processing of personal data applicable to a data controller within an EU Member State and any other legislation with similar objectives in any other jurisdiction in which the Data Exporter is established;

“Control” (including the terms “Controlled by” and “under common Control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities or as trustee, personal representative or executor.

“Data Exporter” shall mean Customer and/or any other Recipients who transfer the personal data;

“Data Importer” shall mean Service Provider or the applicable Service Provider Affiliate who agrees to receive from the Data Exporter personal data intended for processing as processor on behalf of the Data Exporter in accordance with the instructions of the Data Exporter and the terms of this Agreement and who is not subject to a third country’s system ensuring adequate protection;

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“personal data”, “special categories of data”, “process/processing”, “controller”, “processor”, “data subject” and “supervisory authority” shall have the same meaning as in Directive 95/46/EC of the European Parliament and of the Council of 24 October 1995 on the protection of individuals with regard to the processing of personal data and on the free movement of such data (the “Directive”);

“Services” shall have the meaning given in the Master Agreement;

“Subprocessor” means any processor engaged by the Data Importer or by any other subprocessor of the Data Importer who agrees to receive from the Data Importer or from any other subprocessor of the Data Importer personal data exclusively intended for processing activities to be carried out on behalf of the Data Exporter after the transfer in accordance with the Data Exporter’s instructions, the terms of the standard contractual clauses set forth in Attachment I hereto and the terms of the written contract for subprocessing; and

“Technical and Organisational Security Measures” shall mean those measures aimed at protecting personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, in particular where the processing involves the transmission of data over a network, and against all other unlawful forms of processing.

2.	RELATIONSHIP BETWEEN DATA CONTROLLER AND DATA PROCESSOR

2.1	Compliance with Applicable Data Protection Law

In relation to personal data originating or processed in the European Economic Area, Service Provider shall ensure that it and its Affiliates, and Customer shall ensure that it and the other Recipients shall:

(a)	comply with the provisions and obligations imposed on it by all Applicable Data Protection Laws, and including in particular, the provisions of Directives 95/46/EC and 2002/58 of the European Parliament; and

(b)	process the personal data only to the extent and in such manner as is necessary for the provision of the Services or as so required by applicable law or any regulatory body.

2.2	Return of Personal Data

All personal data acquired by Service Provider or any Service Provider Affiliate from the Data Exporter shall be returned or deleted (at the option of the Data Exporter) on the Data Exporter’s request save to the extent required by that party to discharge its obligations hereunder or under Applicable Data Protection Law.

2.3	Responsibility for Third Parties

Service Provider shall be responsible for the acts and omissions of the Service Provider Affiliates and of any third party with whom it or any Service Provider Affiliate contracts or who is processing personal data on its behalf the same as Service Provider is for its own acts and omissions in relation to the matters provided for by this Agreement.

2.4	Data Controller

The parties acknowledge that the Data Exporter providing the personal data to Service Provider or the Service Provider Affiliate is the data controller of all personal data processed by Service Provider or the Service Provider Affiliate for the Data Exporter in the provision of the Services. Service Provider or the Service Provider Affiliate will act in relation to personal data of which the Data Exporter is the data controller as data processor on behalf of the Data Exporter as data controller and shall act only in accordance with the Data Exporter’s reasonable instructions in relation to the personal data.

2.5	Transfers

Service Provider will not transfer personal data out of a country or territory, except:

(a)	between member states of the European Economic Area;

(b)	between countries or territories which are at the time subject to a current finding by the European Commission under Article 25(5) of the Directive that it provides adequate protection for personal data within the meaning of Article 25(2) of the Directive;

(c)	from a member state of the European Economic Area;

(i)	to any country or territory which is at the time subject to a current finding by the European Commission under Article 25(5) of the Directive that it provides adequate protection for personal data within the meaning of Article 25(2) of the Directive which is applicable to the transfer; or to

(ii)	a person or organization that has certified to the Safe Harbor framework developed jointly by the US Department of Commerce in consultation with the European Commission; or to

(iii)	a country or territory which is at the time subject to a current finding by the European Commission under Article 25(5) of the Directive that it provides adequate protection for personal data within the meaning of Article 25(2) of the Directive;

(iv)	any other country covered by an agreement entered into in accordance with sub-clause 2.7 below.

(d)	where the transfer merely continues, and is carried out in all material respects in the same way as (or where a new transfer is carried out in all material respects in the same way as), a transfer which was carried on by Customer or the other Recipients before the Effective Date (unless another provision of the Master Agreement requires that transfer to cease or be carried out in a different manner), provided that Service Provider would not violate any Applicable Data Protection Laws or any other applicable laws by making any such transfer; or

(e)	on the written instructions, or with the written consent, of Customer or the applicable Recipient and then subject to any additional restrictions reasonably required by Customer or the applicable Recipient for the purposes of compliance by Customer or the other Recipients with Applicable Data Protection Laws (provided that the foregoing shall not limit Service Provider’s obligation to comply with the Applicable Data Protection Laws and all other applicable laws hereunder and in connection with providing the Services).

2.6	Security Obligations

Without prejudice to Appendix 2 or Service Provider’s other obligations in respect of information security under this Agreement or applicable law, Service Provider shall:

(a)	take such technical and organizational measures to protect personal data against:

(i)	the harm that might result from:

(A)	unauthorized or unlawful disclosure, access or processing of such personal data; or

(B)	accidental or other loss, alteration, destruction or damage of such personal data;

(and including as is required pursuant to the Master Agreement) and which provide a level of security appropriate to the risk represented by the processing and the nature of the data to be protected; and

(b)	take reasonable steps to ensure the reliability of Service Provider and Service Provider Affiliate personnel who have access to the personal data.

2.7	Requests for Certain Transfers

If Customer or any other Recipient so requests in writing at any time in relation to a transfer of the kind contemplated by clause 2.5(d) or (e) which would, but for such agreement, put Customer or the Recipient in breach of any Applicable Data Protection Law, promptly nominate the Service Provider local importing processor entity established in the third country to enter into an agreement with Customer or the applicable Recipient in the form set out in Attachment 1 or such other form as the parties may agree in writing, provided that Customer or the applicable Recipient shall indemnify Service Provider and/or Service Provider’s local importing processor entity established in the third country from all claims from data subjects to the extent that such claims are brought against Service Provider and/or Service Provider’s local importing processor entity established in the third country as a consequence of it entering into an agreement as described in, and required by Customer or the applicable Recipient pursuant to, this clause 2.

2.8	Subject Access Requests

Service Provider shall promptly, and in any event not later than reasonably required in order to enable the Data Exporter to have sufficient time to fulfill its duties under the Directive as if such Directive applies to the Data Exporter in respect of all personal data transferred to Service Provider or any Affiliates of Service Provider by the Data Exporter:

(a)	pass on to the Data Exporter any enquiries or communications (including subject access requests) from end users relating to their personal data or its processing;

and

(b)	cooperate in good faith and provide such information in a reasonable time as may be required for the purpose of responding to any such end users in accordance with the Directive.

3.	GENERAL PROVISIONS

3.1	Term

This Agreement shall be valid for so long as Services are carried out by the Data Processor for the Data Controller following termination of the provision of the Services under the Master Agreement.

3.2	Compliance by Affiliates and Recipients

Service Provider shall procure and otherwise ensure compliance by its Affiliates, and Customer shall procure and ensure compliance by the other Recipients, with the provisions of this Agreement.

3.3	Further Assurance

At any time after the date hereof, a Party shall, promptly upon being requested to do so by the other Party, do or procure the doing of all such acts and/or execute or procure the execution of all such documents in a form reasonably satisfactory to the requesting Party and at such requesting Party’s expense in order to give full effect to this Agreement and to give the requesting Party the full benefit of the rights conferred upon them under this Agreement, subject to any restriction or limitation in this Agreement on the extent of any Party’s obligations under this Agreement.

3.4	Assignment

(a)	No Party may, nor may purport to, without the prior written consent of the other Party, assign, transfer, encumber or put into trust:

(i)	this Agreement;

(ii)	all or any of its rights or obligations arising under or out of this Agreement; or

(iii)	the benefit of all or any of the other Party’s obligations under this Agreement.

(b)	Notwithstanding Clause (a) and subject always to Clause (c) of this Section, Customer shall be entitled to assign all or any of its rights arising under or out of this Agreement to any of its Affiliates, if not already a party thereto.

(c)	If any assignee pursuant to Clause (b) of this Section ceases to be an Affiliate of Customer, Customer shall procure that the relevant rights or obligations, as applicable, are re-assigned to Customer or by or to an Affiliate of Customer.

(d)	Subject to Clause (a) of this Section, this Agreement shall be binding upon and ensure and inure for the benefit of successors in title by operation of law to the whole or substantially the whole of the business of a Party, permitted assignees and transferees of the rights and obligations under this Agreement of each of the Parties.

(e)	Nothing in this Agreement shall be deemed in any way or for any purpose to create any form of partnership or to impose any tortious or fiduciary duty on any Party and no Party shall have the power, authority or right to assume or impose any obligations or liability on behalf of any other Party without the prior written approval of such Party.

3.5	Variation

No variation of this Agreement shall be effective unless made in writing and signed by or on behalf of each of the Parties to this Agreement. The variation agreement should expressly mention the clause(s) to be varied. All other attempted variations shall be ineffective, regardless of formality, consideration or detrimental reliance. In particular, no variation of Attachment 1 shall be effective regardless of formality, consideration or detrimental reliance.

3.6	Waiver

(a)	Except as provided in this Agreement, no failure on the part of any Party in making any complaint or exercising any right or remedy under this Agreement (regardless how long such failure continues) operates as a waiver thereof, nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy in law, or by statute, equity or otherwise conferred.

(b)	Except as provided in this Agreement, no waiver of any provision of this Agreement will be effective unless made in writing and signed by or on behalf of the Party purported to have given the waiver. The waiver should expressly mention the clause(s) to be waived. All other attempted waivers shall be ineffective, regardless of its formality, consideration or detrimental reliance.

(c)	No consent or waiver by a Party, express or implied, to or of any breach or default by another Party in the performance by such other Party of its obligations under this Agreement will be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligations of such other Party under this Agreement.

3.7	Invalidity

(a)	If for any reason one or more of the provisions or undertakings of this Agreement shall be held to be invalid but would have been held to be valid if part of the wording of the same was deleted or the period or scope of the same reduced then the said provisions or undertakings of this Agreement shall apply with such deletion or modification as may be necessary to make them valid and effective; provided, that, such modified provision allows the Parties to achieve the same intended economic result. If such invalidity becomes known to the Parties, they agree promptly to make the necessary changes to the invalid provision(s) to achieve as closely as possible, consistent with applicable law, the intent and spirit of such invalid provision(s).

(b)	Without prejudice to Clause (a) of this Section, each of the provisions of this Agreement is severable. If, after giving effect to Clause (a) of this Section, any such provision or undertaking, or part thereof is or becomes illegal, invalid or unenforceable in any respect, such provision or undertaking or part shall to that extent be deemed not to form part of this Agreement but the legality, validity and enforceability of the remaining provisions and undertakings hereunder shall not in any way be affected or impaired thereby.

3.8	Entire Agreement

(a)

This Agreement together with the Master Agreement constitutes the entire agreement between Service Provider and its Affiliates, and Customer and the other Recipients, and there are no collateral or other statements, understandings, covenants, agreements, representations or warranties, written or oral, relating to, the subject matter hereof This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, between the Service Provider and its Affiliates, and Customer and the other Recipients relating to the subject matter of this Agreement.

(b)	Each Party acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into this Agreement.

(c)	Nothing in this Agreement shall exclude or limit any liability or remedy arising as a result of fraud.

3.9	Costs

Except as specifically provided herein or in any other Transaction Document, all legal and other costs and expenses in connection with the negotiation, preparation, execution and implementation of this Agreement will be paid by the Party that incurred the same.

3.10	Notices

(a)	All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service or by facsimile (with a copy simultaneously sent by overnight courier service) to the respective parties hereto at the following addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Clause 3.10):

in the case of Service Provider:	The Dow Chemical Company 2030 Dow Center Midland, Michigan 48674

Marked for the attention of	Executive Vice President and General Counsel

Fax no:	(989) 638-9347

and

in the case of Customer:

1000 Chesterbrook Blvd.

Suite 300

Berwyn, PA 19312

Facsimile: 610 240 3306

Attention: General Counsel

and

Styron Holding B.V.

c/o Styron Europe GmbH 231 Zugerstrasse

Horgen CH-8810

Switzerland

Facsimile: +41 447183744

Attention: Legal Counsel

and with a courtesy copy to:

iplawAstvron.com

3.11	Governing Law

This Agreement shall be governed by the law of the Member State or other jurisdiction in which the Data Controller is established.

3.12	Counterparts

This Agreement may be executed in any number of counterparts and by the Parties on different counterparts (which may be evidenced by facsimile copies or electronic (pdf) transmission of counterpart execution pages), but shall not be effective until each Party has executed at least one counterpart. Each counterpart shall be deemed an original of this Agreement, but all the counterparts shall together constitute one and the same agreement.

EXECUTION:

The parties have shown their acceptance of the terms of this Agreement.

SIGNED by	)
)
)
duly authorised for and on behalf of	)
THE DOW CHEMICAL COMPANY	)

SIGNED by	)
)
)
duly authorised for and on behalf of	)
STYRON HOLDING B.V.	)

SIGNED by	)
)
)
duly authorised for and on behalf of	)
STYRON HOLDING B.V.	)

ATTACHMENT 1

EXPORT OF PERSONAL DATA - CLAUSES

1.	DATA TRANSFER

The details of the transfer and in particular the special categories of personal data where applicable are specified in Appendix 1 which forms an integral part of the Clauses.

2.	THIRD PARTY BENEFICIARY CLAUSE

(a)	The data subject can enforce against the Data Exporter this Clause, Clause 3(b) to (i), Clause 4(a) to (e) and (g) to (j), Clause 5(a) and (b), Clause 6, Clause 7(b) and Clauses 8 to 11 as third-party beneficiaries.

(b)	The data subject can enforce against the Data Importer this Clause, Clause 4(a) to (e) and (g), Clause 5, Clause 6, Clause 7(b), and Clauses 8 to 11 in cases where the Data Exporter has factually disappeared or has ceased to exist in law unless any successor entity has assumed the entire legal obligations of the Data Exporter by contract or by operation of law, as a result of which it takes on the rights and obligations of the Data Exporter, in which case the data subject can enforce them against such entity.

(c)	The data subject can enforce against the Subprocessor this Clause, Clause 4(a) to (e) and (g), Clause 5, Clause 6, Clause 7(b), and Clauses 8 to 11, in cases where both the Data Exporter and the Data Importer have factually disappeared or ceased to exist in law or have become insolvent, unless any successor entity has assumed the entire legal obligations of the Data Exporter by contract or by operation of law as a result of which it takes on the rights and obligations of the Data Exporter, in which case the data subject can enforce them against such entity. Such third-party liability of the Subprocessor shall be limited to its own processing operations under the Clauses.

(d)	The parties do not object to a data subject being represented by an association or other body if the data subject so expressly wishes and if permitted by national law.

3.	OBLIGATIONS OF THE DATA EXPORTER

The Data Exporter hereby agrees and warrants:

(a)

that the processing, including the transfer itself, of the personal data has been and will continue to be carried out in accordance with the relevant provisions of the Applicable Data Protection Law (and, where applicable, has been notified to the relevant authorities of the Member State other jurisdiction where the Data Exporter is established) and does not violate the relevant provisions of the Member State or other jurisdiction;

(b)	that it has instructed and throughout the duration of the personal data processing services will instruct the Data Importer to process the personal data transferred only on the Data Exporter’s behalf and in accordance with the Applicable Data Protection Law and these Clauses;

(c)	that the Data Importer shall provide sufficient guarantees in respect of the technical and organisational security measures specified in Appendix 2 to this contract;

(d)	that after assessment of the requirements of the Applicable Data Protection Law, the security measures are appropriate to protect personal data against accidental or unlawful destruction or accidental loss, alteration, unauthorised disclosure or access, in particular where the processing involves the transmission of data over a network, and against all other unlawful forms of processing, and that these measures ensure a level of security appropriate to the risks presented by the processing and the nature of the data to be protected having regard to the state of the art and the cost of their implementation;

(e)	that it will ensure compliance with the security measures;

(f)	that, if the transfer involves special categories of data, the data subject has been informed or will be informed before, or as soon as possible after, the transfer that his/her data could be transmitted to a third country not providing adequate protection within the meaning of Directive 95/46/EC;

(g)	to forward any notification received from the Data Importer pursuant to Clause 4(b) and 7(c) to the data protection supervisory authority if it decides to continue the transfer or to lift his suspension;

(h)	to make available to the data subjects upon request a copy of the Clauses, with the exception of Appendix 2 which shall be replaced by a summary description of the security measures, as well as a copy of any contract for subprocessing services which has to be made in accordance with the Clauses, unless the Clauses or the contract contain commercial information, in which case it may remove such commercial information;

(i)	that, in the event of subprocessing, the processing activity is carried out in accordance with Clause 11 by a Subprocessor providing at least the same level of protection for the personal data and the rights of data subject as the Data Importer under the Clauses; and

(j)	that it will ensure compliance with Clause 3(a) to (i).

4.	OBLIGATIONS OF THE DATA IMPORTER

The Data Importer hereby agrees and warrants:

(a)	to process the personal data only on behalf of the Data Exporter and in compliance with its instructions and the Clauses; if it cannot provide such compliance for whatever reasons, it agrees to inform promptly the Data Exporter of its inability to comply, in which case the Data Exporter is entitled to suspend the transfer of data and/or terminate the contract;

(b)	that it has no reason to believe that the legislation applicable to it prevents it from fulfilling the instructions received from the Data Exporter and its obligations under the contract and that in the event of a change in this legislation which is likely to have a substantial adverse effect on the warranties and obligations provided by the Clauses, it will promptly notify the change to the Data Exporter as soon as it is aware, in which case the Data Exporter is entitled to suspend the transfer of data and/or terminate the contract;

(c)	that it has implemented the technical and organisational security measures specified in Appendix 2 before processing the personal data transferred;

(d)	that it shall promptly notify the Data Exporter about:

(i)	any legally binding request of disclosure of the personal data by a law enforcement authority unless otherwise prohibited, such as a prohibition under criminal law to preserve the confidentiality of a law enforcement investigation;

(ii)	any accidental or unauthorised access; and

(iii)	any request received directly from the data subjects without responding to that request, unless it has been otherwise authorised to do so;

(e)	to deal promptly and properly with all inquiries from the Data Exporter relating to its processing of the personal data subject to the transfer and to abide by the advice of the supervisory authority with regard to the processing of the data transferred;

(f)	at the request of the Data Exporter to submit its data processing facilities for audit of the processing activities covered by the Clauses which shall be carried out by the Data Exporter or an inspection body composed of independent members and in possession of the required professional qualifications bound by a duty of confidentiality, selected by the Data Exporter, where applicable, in agreement with the supervisory authority;

(g)	to make available to the data subject upon request a copy of the Clauses, or any existing contract for subprocessing, unless the Clauses or contract contain commercial information, in which case it may remove such commercial information, with the exception of Appendix 2 which shall be replaced by a summary description of the security measures in those cases where the data subject is unable to obtain a copy from the Data Exporter;

(h)	that, in the event of subprocessing, it has previously informed the Data Exporter and obtained its prior written consent;

(i)	that the processing services by the Subprocessor will be carried out in accordance with Clause 10;

(j)	to send promptly a copy of any Subprocessor agreement it concludes under the Clauses to the Data Exporter.

5.	LIABILITY

(a)	The parties agree that a data subject, who has suffered damage as a result of any violation of the provisions referred to in Clause 2 or Clause 10 by any party or Subprocessor is entitled to receive compensation from the Data Exporter for the damage suffered.

(b)	If a data subject is not able to bring the action referred to in paragraph 5(a) arising out of a breach by the Data Importer or his Subprocessor of any of their obligations referred to in Clause 2 or in Clause 10 because the Data Exporter has disappeared factually or has ceased to exist in law or became insolvent, the Data Importer agrees that the data subject may issue a claim against the Data Importer as if it were the Data Exporter, unless any successor entity has assumed the entire legal obligation of the Data Exporter by contract of by operation of law, in which case the data subject can enforce its rights against such an entity.

The Data Importer may not rely on a breach by a Subprocessor of its obligations in order to avoid its own liabilities.

(c)	If a data subject is not able to bring a claim against the Data Exporter or the Data Importer referred to in paragraphs 5(a) and (b), arising out of a breach by the Subprocessor of any of their obligations referred to in Clause 2 or in Clause 10 because both the Data Exporter and the Data Importer have factually disappeared or ceased to exist in law or have become insolvent, the Subprocessor agrees that the data subject may issue a claim against the data Subprocessor with regard to its own processing operations under the Clauses as if it were the Data Exporter or the Data Importer, unless any successor entity has assumed the entire legal obligations of the Data Exporter or Data Importer by contract or by operation of law, in which case the data subject can enforce its rights against such entity. The liability of the Subprocessor shall be limited to its own processing operations under the Clauses.

6.	MEDIATION AND JURISDICTION

(a)	The Data Importer agrees that if the data subject invokes against it third-party beneficiary rights and/or claims compensation for damages under the Clauses, the Data Importer will accept the decision of the data subject:

(i)	to refer the dispute to mediation, by an independent person or, where applicable, by the supervisory authority;

(ii)	to refer the dispute to the courts in the EU Member State or other jurisdiction in which the Data Exporter is established.

(b)	The parties agree that the choice made by the data subject will not prejudice his substantive or procedural rights to seek remedies in accordance with other provisions of national or international law.

7.	CO-OPERATION WITH SUPERVISORY AUTHORITIES

(a)	The Data Exporter agrees to deposit a copy of this contract with the supervisory authority if it so requests or if such deposit is required under the Applicable Data Protection Law.

(b)	The parties agree that the supervisory authority has the right to conduct an audit of the Data Importer, and of any Subprocessor, which has the same scope and is subject to the same conditions as would apply to an audit of the Data Exporter under the Applicable Data Protection Law.

(c)	The Data Importer shall promptly inform the Data Exporter about the existence of legislation applicable to it or any Subprocessor preventing the conduct of an audit of the Data Importer, or any Subprocessor, pursuant to paragraph b. In such a case the Data Exporter shall be entitled to take the measures foreseen in Clause 4(b).

8.	GOVERNING LAW

The Clauses shall be governed by the law of the Member State or other jurisdiction in which the Data Exporter is established.

9.	VARIATION OF THE CONTRACT

The parties undertake not to vary or modify the terms of the Clauses. This does not preclude the parties from adding clauses on business related issues where required as long as they do not contradict the Clause.

10.	SUBPROCESSING

(a)	The Data Importer shall not subcontract any of its processing operations performed on behalf of the Data Exporter under the Clauses without the prior written consent of the Data Exporter. Where the Data Importer subcontracts its obligations under the Clauses, with the consent of the Data Exporter, it shall do so only by way of a written agreement with the Subprocessor which imposes the same obligations on the Subprocessor as are imposed on the Data Importer under the Clauses. Where the Subprocessor fails to fulfill its data protection obligations under such written agreement the Data Importer shall remain fully liable to the Data Exporter for the performance of the Subprocessor’s obligations under such agreement.

(b)	The prior written contract between the Data Importer and the Subprocessor shall also provide for a third-party beneficiary clause as laid down in Clause 2 for cases where the data subject is not able to bring the claim for compensation referred to in paragraph 5(a) against the Data Exporter or the Data Importer because they have factually disappeared or have ceased to exist in law or have become insolvent and no successor entity has assumed the entire legal obligations of the Data Exporter or Data Importer by contract or by operation of law. Such third-party liability of the Subprocessor shall be limited to its own processing operations under the Clauses.

(c)	The provisions relating to data protection aspects for subprocessing of the contract referred to in paragraph (a) shall be governed by the law of the Member State in which the Data Exporter is established, namely the Netherlands.

(d)	The Data Exporter shall keep a list of subprocessing agreements concluded under the Clauses and notified by the Data Importer pursuant to paragraph 4(j), which shall be updated at least once a year. The list shall be available to the Data Exporter’s data protection supervisory authority.

11.	OBLIGATION AFTER THE TERMINATION OF PERSONAL DATA PROCESSING SERVICES

(a)	The parties agree that on the termination of the provision of data processing services, the Data Importer and the Subprocessor shall, at the choice of the Data Exporter, return all the personal data transferred and the copies thereof to the Data Exporter or shall destroy all the personal data and certify to the Data Exporter that it has done so, unless legislation imposed upon the Data Importer prevents it from returning or destroying all or part of the personal data transferred. In that case, the Data Importer warrants that it will guarantee the confidentiality of the personal data transferred and will not actively process the personal data transferred anymore.

(b)	The Data Importer and the Subprocessor warrant that upon request of the Data Exporter and/or of the supervisory authority, it will submit its data processing facilities for an audit of the measures referred to in paragraph 11(a).

On behalf of The Dow Chemical Company

Name (written out in full):

Position:

Address:

Other information necessary in order for the contract to be binding (if any):

Signature

(Stamp of organisation)

On behalf of Customer

Name (written out in full):

Position:

Address:

Other information necessary in order for the contract to be binding (if any):

Signature

(Stamp of organisation)

On behalf of Customer

Name (written out in full):

Position:

Address:

Other information necessary in order for the contract to be binding (if any):

Signature

(Stamp of organisation)

Appendix 1

TO THE GLOBAL DATA PROTECTION AGREEMENT

Data Exporter

The Data Exporter is defined in Exhibit 3.

Data Importer

The Data Importer is defined in Exhibit 3.

Data Exporter may use Data Importer to process personal data relating to the following types of services: human resources, information technology, finance, environmental, health & safety, purchasing, supply chain, customer service, public affairs, marketing and sales support, facilities management and an other services provide by Data Importer to Data Exporter (the “Services”).

Data subjects

The personal data transferred may include the following categories of data subjects:

(i)	Current, past or prospective directors, officers and employees (including volunteers, agents, temporary and casual workers), job applicants of the Data Exporter; and/or

(ii)	external workforce (including agents, advisors, consultants), and/or

(iii)	customers, distributors, suppliers, service providers and other contract partners of the Data Exporter; and/or

(iv)	any other persons interacting with the Data Exporter or with whom Data Exporter has a relationship (including but not limited to site visitors, web site visitors, individuals participating in Data Importer events).

Categories of data

The personal data transferred may include the following categories of personal data:

Human Resources Data, such as

(i)	Personal details including name, addresses, contact details (including email), age, sex, date of birth, physical description, pictures, identifiers issued by public bodies, identifiers issued by Data Importer, including, for example, user names and passwords;

(ii)	Family, lifestyle and social circumstances including current marriage and partnerships, details of family and other household members, leisure activities and membership of charitable or voluntary organisations;

(iii)	Education and training details including academic records, qualifications, skills, training records, professional expertise and student records;

(iv)	Employment details relating to the employment of the data subject, including career history, recruitment and termination details, attendance record, accident records, performance appraisal, training, security records and traffic data;

(v)	Financial details relating to the financial affairs of the data subject, including income, salary, assets and investments, payments, items purchased, loans, benefits, grants, insurance details and pension information;

(vi)	Any other employment-related data fields that are processed by the Data Exporter which are made available to the Data Importer.

Business and External Workforce Data, such as

(i)	Personal details including name, addresses, contact details (including email), and other identifiers;

(ii)	Membership of charitable or voluntary organisations;

(iii)	Classes of data related to goods or services provided, including details of the goods or services, licenses issued, agreements and contracts;

(iv)	Any other data fields related to customer, supplier, distributor, service provider or contract partners that are processed by the Data Exporter which are available to the Data Importer.

Special categories of data

Transfer of special categories of data is limited to local legally required data related to the employment such as social security data or religious affiliation. Transfer of other sensitive data require additional appropriate safeguards and/or explicit consent of the data subject.

Processing operations

Subject to applicable data protection law the provision of Services may result in processing of Data Exporter’s personal data in at least the following manner (without limitation):

Collection

Storage

Recording

Organizing

Making Available

Combining

Blocking

Erasure and deletion

Analyzing

The personal data transferred may be subject to processing activities with respect to:

Staff Administration

Administrating external workforce and independent contractors of Data Exporter

Planning and Allocation of Resources

Production of products

Advertising, marketing and public relations

Integrated supply chain

Administrating customer relationships

Accounting and keeping records (and other financial services)

Reporting financial information

Provision of consultancy and advisory services

Development of products, technologies and services

Research

Environmental, health and safety

IT services and IT security

Security and safety of the premises and working environment

Legal

Other such agreed purposes in relation to the above mentioned services

Appendix 2

TO THE GLOBAL

DATA PROTECTION AGREEMENT

This Appendix forms part of the Clauses

Description of the Technical and Organisational Security Measures implemented by the Data Importer in accordance with Clauses 4(d) and 5(c) are:

General

Data Importer shall implement technical and organizational security measures to

(a)	ensure that persons entitled to use a data processing system have access only to the data to which they have a right of access, and that personal data cannot be read, copied, modified or removed without authorisation in the course of processing or use and after storage,

(b)	ensure that personal data cannot be read, copied, modified or removed without authorisation during electronic transmission or transport, and that it is possible to check and establish to which bodies the transfer of personal data by means of data transmission facilities is envisaged,

(c)	ensure that it is possible to check and establish whether and by whom personal data have been input into data processing systems, modified or removed,

(d)	ensure that, in the case of commissioned processing of personal data, the data are processed strictly in accordance with the instructions of the Data Exporter,

(e)	ensure that data collected for different purposes can be processed separately.

Corporate Policy Program

(a)	Data Importer has issued policies to communicate goals and objectives and to establish beliefs, objectives, and employee responsibilities with regard to information technology security,

(b)	data protection/data privacy,

(c)	protection of personal employee data,

(d)	records management,

(e)	information handling,

(f)	network device security,

(g)	information service provider security.

Exception Handling

Exceptions to policy typically require a formal documentation process including a formal acceptance by the corporate owner of the system or process.

Technical Security Controls

The customary technical control elements taken to protect information at Data Importer that are evaluated during a risk assessment and the corporate auditing process are as follows:

Authentication

Users are typically authenticated through the use of a user name and password combination. Employees and other authorized users are responsible to protect passwords and other security authentication mechanisms from unauthorized use or disclosure. In some circumstances, such as some system administrator access or access to Data Importer’s network through a Virtual Private Network, a second authentication factor is used. This second factor is typically a logical key that the user must physically possess, in addition to knowing a user name and password, in order to gain access.

Access Control

Access to personal data is typically granted to specific data elements within a processing operation based on the role that a person performs within the company. This is known as the “role based security model”.

Security Administration

Administrative roles are distributed within the company. Persons within the working group using a processing operation typically administer security on those operations. These persons are more aware of the security requirements of the data than a remote security administrator would be. Administrator accounts with broad access, such as those used to accomplish hardware maintenance or data backup services, are closely monitored with both technical and organizational controls to assure appropriate use.

Organizational Controls

Work processes typically maintain appropriate “separation of duties” to protect against one employee subverting internal controls.

Auditing

A team within the Information Security group monitors Data Importer’s processing operations and networks continually looking for intrusions, viruses or other breaches of security. This team also monitors external news sources to maintain awareness of potential external threats. Data Importer’s corporate auditing function performs higher-level audits to monitor internal conformance to all policies. External auditors periodically confirm the results and methods of the corporate auditing function.

Application Design

Several classes, depending on project size, of formal design methodology are used in the development or modification of data processing operations. Evaluation of our compliance with this methodology is evaluated using an external project management benchmark.

Change Management

System changes are subject to corporate change management policies. Identified “system owners” are responsible for, and must approve changes to, systems maintained under their control.

Data Backup and Recovery

Data is backed up periodically and the backup media managed by Information Systems is physically secured.

Awareness

Specific formal awareness programs in privacy/data protection are required for various roles within Data Importer. A computer based training module is used to teach managers and others with routine access to personal data, about the company’s policies and expectations about how personal data should be protected.

Usage Logging and Intrusion Detection Systems

Activity on most Data Importer systems is monitored, using a number of different technologies, as part of the overall information security program. These logs and reports are used in particular to detect and act on intrusion attempts, deviations from corporate policy and standards, deviations from legal requirements, to protect Data Importer from the impact of malicious software such as viruses and denial of service attacks, and for data protection control. The monitoring process will be performed in accordance with the applicable local legal requirements.

Physical Control

Data Importer has adopted a standardized methodology for the application of physical security systems and hardware consistent with typical large corporate facilities. This approach focuses on the need to provide a proactive security posture that combines physical, card access, and key locked facilities to control access.

This methodology focuses on four levels of security protection and the devices that should be employed at each level and the strategy for separation between levels. These levels are facility perimeter, public space, employee space, and sensitive space.

The highest level of physical security within the facility addresses those areas that contain facility assets and information that should not be accessed by the general employee population. Examples of these sensitive space areas are telephone switching equipment rooms, fiber entry rooms, network traffic areas, collocation areas, and computer rooms. Access to sensitive space areas is through portals controlled by electronic card access control readers. The security system must be keyed or programmed with sufficient access levels to only allow those personnel with a specific need to be in each sensitive space access to that space during the appropriate days and times when access is required. Sensitive space areas are designed so that personnel may only exit freely from the sensitive space into the employee space.

General network wiring is protected by concealment. Critical networking components, such as routers, hubs, bridges, gateways and patch panels, are further protected within sensitive space areas as described above.

Computing facilities are protected from fire using a number of techniques including use of noncombustible construction materials, automated fire suppression systems, manual fire extinguishers and smoke detectors with alarms systems and cameras.

Availability

Appropriate use of uninterruptible power supplies is made to assure maximum availability of servers. Facilities have a proactive maintenance schedule and maintain appropriate supplies of critical spare parts. Service level agreements document appropriate uptime expectations for each service.

Risk Management

Security measures are reviewed and updated regularly by considering the security risk, threats, possible business impacts and probabilities. Possible deviations with information security measures outlined in this Appendix 2 are corrected without undue delay. Critical risks and threats concerning Data Exporter’s Data shall be reported to Data Exporter without delay.

Access to and use of Data Exporters’ facilities

Data Importer will comply with the Data Exporters’ standard policies and procedures, as made available to Data Importer, regarding access to and use of Data Exporters’ facilities.

Access to Data Exporters’ systems

Data Importer will, and will require that all Data Importer’s personnel who have access to any systems that are not Data Importer’s systems for the purpose of providing the Services will limit their access to those portions of Data Exporter’s systems for which they are authorised in connection with the Services. Data Importer will (i) subject to Data Importer’s record retention policy, make available to Data Exporter, upon Data Exporter’s request, a written list of the names of each individual who has been granted such access, and (ii) adhere to Data Exporters’ security rules and procedures for the use of Data Exporter’s systems. All user identification numbers and passwords disclosed to Data Importer to permit Data Importer’s personnel to access Data Exporter’s systems will, as between the parties, be deemed to be, and will be treated confidential. Data Importer will immediately notify Data Exporter of any detected unauthorised attempt to access or any apparent unauthorised access by Data Importer’s personnel to Data Exporter’s systems and shall cooperate with Data Exporter in the investigation of any attempted or apparent unauthorised access by Data Importer’s personnel to Data Exporter’s systems. Data Exporter shall ensure that Data Importer is given access to such Data Exporter’s systems (including electronic and physical access to networks and systems) to the extent necessary for the purposes of performing the Services and Data Importer shall ensure that access to Data Exporter’s systems is restricted to only those of its personnel who require such access to perform the Services.

Local Law Requirements

Data Importer shall implement further technical and organizational security measures to ensure that the personal data are kept secure, preventing their alteration, loss, unauthorised processing or access if such technical and organizational security measures are legally required under local law (applicable to the respective Data Exporter entity and/or to the respective Data Importer entity).

EXECUTION:

The parties have shown their acceptance of the terms of this Agreement.

SIGNED by	)
)
)
duly authorised for and on behalf of	)
THE DOW CHEMICAL COMPANY	)

SIGNED by	)
)
)
duly authorised for and on behalf of	)
STYRON HOLDING B.V.	)

SIGNED by	)
)
)
duly authorised for and on behalf of	)
STYRON HOLDING B.V.	)